FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-260277-07

October 28, 2024

BENCHMARK 2024-V11
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$1,043,665,000
(Approximate Total Mortgage Pool Balance)
$937,993,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates Series 2024-V11

German American Capital Corporation Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company Barclays Capital Real Estate Inc. Bank of Montreal
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	BMO Capital Markets	Barclays	Citigroup

 Co-Lead Managers and Joint Bookrunners

AmeriVet Securities	Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-260277) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BMO Capital Markets Corp., AmeriVet Securities, Inc., Drexel Hamilton, LLC or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2024-V11 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V11 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Benchmark 2024-V11 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated October 28, 2024 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc. and BMO Capital Markets Corp.
Co-Managers:	AmeriVet Securities, Inc., and Drexel Hamilton, LLC
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (14.8%), Citi Real Estate Funding Inc. (“CREFI”) (47.7%), Goldman Sachs Mortgage Company (“GSMC”) (23.3%), Barclays Capital Real Estate Inc. (“Barclays”) (10.3%) and Bank of Montreal (“BMO”) (3.9%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in December 2024.
Distribution Date:	4th business day following the Determination Date in each month, commencing in December 2024.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in November 2024 (or, in the case of any mortgage loan that has its first due date subsequent to November 2024, the date that would have been its due date in November 2024 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about November 20, 2024
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2057
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Initial Outstanding Pool Balance
German American Capital Corporation	5	6	140,035,000	13.4%	$154,928,617	14.8%
Citi Real Estate Funding Inc.	10	22	$433,000,000	41.5%	$498,100,000	47.7%
Goldman Sachs Mortgage Company	5	28	$200,480,000	19.2%	$243,273,617	23.3%
Barclays Capital Real Estate Inc.	4	4	$107,150,000	10.3%	$107,150,000	10.3%
Bank of Montreal	0	0	$0	0.0%	$40,212,766	3.9%
Citi Real Estate Funding Inc. / Goldman Sachs Mortgage Company(1)	1	1	$93,000,000	8.9%
Bank of Montreal / German American Capital Corporation / Goldman Sachs Mortgage Company(2)	1	1	$70,000,000	6.7%
Total:	26	62	$1,043,665,000	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$1,043,665,000
Number of Mortgage Loans:				26
Number of Mortgaged Properties:				62
Average Mortgage Loan Cut-off Date Balance:				$40,140,962
Weighted Average Mortgage Rate:				6.38877%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):				59
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				4.8%
Credit Statistics(3)
Weighted Average Mortgage Loan U/W NCF DSCR:				1.84x
Weighted Average Mortgage Loan Cut-off Date LTV(4):				54.2%
Weighted Average Mortgage Loan Maturity Date LTV(4):				54.2%
Weighted Average U/W NOI Debt Yield:				12.7%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				0.0%
% Mortgage Loans which pay Interest Only through Maturity Date:				100.0%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:				0.0%
Weighted Average Remaining Amortization Term (months)(5):				0
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				74.8%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				39.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				86.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				85.0%
% Mortgage Loans with In Place Hard Lockboxes:				47.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				88.5%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 8.50%:				11.5%
Prepayment Provisions(7)
% Mortgage Loans with Yield Maintenance:				24.8%
% Mortgage Loans with Defeasance:				53.5%
% Mortgage Loans with Yield Maintenance or Defeasance:				21.7%
(1)	Includes the Atlantic Terminal mortgage loan, as to which CREFI is acting as mortgage loan seller of $65.1 million of such mortgage loan and GSMC is acting as mortgage loan seller of $27.9 million of such mortgage loan as of the Cut-off Date.
(2)	Includes the Colony Square mortgage loan, as to which BMO is acting as mortgage loan seller of approximately $40.2 million of such mortgage loan, GACC is acting as mortgage loan seller of approximately $14.9 million of such mortgage loan and GSMC is acting as mortgage loan seller of approximately $14.9 million of such mortgage loan as of the Cut-off date.
(3)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(4)	With respect to 3 mortgaged loans comprising 38 mortgaged properties (12.7%) (Prime Northeast Portfolio, Atrium Hotel Portfolio 24 Pack and The Hanley Retail), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(5)	Includes FF&E reserves.
(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.
(7)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Benchmark 2024-V11 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class A-2	Aaa(sf) / AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	37.9%	18.1%
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	(7)		30.000%(8)	(7)	(7)	37.9%	18.1%
Class X-A(9)	NR / AAAsf / AAA(sf)	$850,586,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	NR / A-sf / A-(sf)	$87,407,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR / AAAsf / AAA(sf)	$120,021,000		18.500%	4.98	59 – 60	44.2%	15.6%
Class B	NR / AA-sf / AA-(sf)	$50,879,000		13.625%	4.99	60 – 60	46.8%	14.7%
Class C	NR / A-sf / A-(sf)	$36,528,000		10.125%	4.99	60 – 60	48.7%	14.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-D(9)(11)	NR / BBBsf / BBB+(sf)	$12,211,000	(10)	N/A	N/A	N/A	N/A	N/A
Class D(11)	NR / BBBsf / BBB+(sf)	$12,211,000		8.955%	4.99	60 – 60	49.3%	13.9%
Class X-ERR(9)(11)	NR / BBB-sf / BBB-(sf)	$20,404,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-FRR(9)	NR / BB-sf / BB(sf)	$20,873,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-GRR(9)	NR / B-sf / B(sf)	$13,046,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-JRR(9)	NR / NR / NR	$39,138,000	(10)	N/A	N/A	N/A	N/A	N/A
Class E-RR(11)	NR / BBB-sf / BBB-(sf)	$20,404,000		7.000%	4.99	60 – 60	50.4%	13.7%
Class F-RR	NR / BB-sf / BB(sf)	$20,873,000		5.000%	4.99	60 – 60	51.5%	13.4%
Class G-RR	NR / B-sf / B(sf)	$13,046,000		3.750%	4.99	60 – 60	52.2%	13.2%
Class J-RR	NR / NR / NR	$39,138,000		0.000%	4.99	60 – 60	54.2%	12.7%

(1)	The pass-through rates for the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “Principal Balance Certificates”) in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (7) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Certificate Underwritten NOI Debt Yields of the Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $730,565,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-2	$0 – $300,000,000	NAP – 4.87	NAP / 58 – 59
Class A-3	$430,565,000 – $730,565,000	4.90 – 4.89	59 – 59 / 58 – 59
(8)	The initial subordination levels for the Class A-2 and Class A-3 certificates are represented in the aggregate.
(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A , Class X-B, Class X-D, Class X-ERR, Class X-FRR, Class X-GRR and Class X-JRR certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-ERR certificates, the pass-through rate of the Class E-RR certificates, (E) with respect to the Class X-FRR certificates, the pass-through rate of the Class F-RR certificates, (F) with respect to the Class X-GRR certificates, the pass-through rate of the Class G-RR certificates, and (G) with respect to the Class X-JRR certificates, the pass-through rate of the Class J-RR certificates.
(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-ERR certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E-RR certificates. The interest accrual amounts on the Class X-FRR certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F-RR certificates. The interest accrual amounts on the Class X-GRR certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G-RR certificates. The interest accrual amounts on the Class X-JRR certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class J-RR certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class D and Class E-RR certificates, and the notional amount of the Class X-D and Class X-ERR certificates, is subject to change based on final pricing of all Certificates, the final determination of the Class X-ERR, Class X-FRR, Class X-GRR, Class X-JRR, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”) that will be retained by Eightfold Real Estate Capital Fund VI, L.P., as the retaining third-party purchaser, in satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/ Room(1)	Cut-off Date LTV(1)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Estate Yountville	CREFI	Yountville, CA	Hospitality	$93,000,000	8.9%	$486,911	26.5%	2.12x	14.3%
Atlantic Terminal	CREFI, GSMC	Brooklyn, NY	Retail	$93,000,000	8.9%	$250	55.8%	1.40x	9.8%
The Metropolitan Apartments	CREFI	Edgewater, NJ	Multifamily	$75,000,000	7.2%	$199,468	57.6%	1.42x	9.3%
Midlink Business Park	GACC	Kalamazoo, MI	Industrial	$70,000,000	6.7%	$41	66.7%	1.55x	10.4%
Colony Square	BMO, GACC, GSMC	Atlanta, GA	Mixed Use	$70,000,000	6.7%	$239	50.4%	1.51x	11.8%
Royal Palm I & II	Barclays	Plantation, FL	Office	$68,200,000	6.5%	$146	56.7%	2.13x	14.8%
Prime Northeast Portfolio	CREFI	Various	Self Storage	$65,000,000	6.2%	$181	65.2%	1.42x	8.8%
Cortland West Champions	GSMC	Houston, TX	Multifamily	$58,400,000	5.6%	$110,423	68.2%	1.79x	11.0%
Atrium Hotel Portfolio 24 Pack	GSMC	Various	Hospitality	$50,000,000	4.8%	$76,122	32.1%	4.17x	26.7%
The Amnia	CREFI	Brooklyn, NY	Multifamily	$47,500,000	4.6%	$650,685	61.3%	1.30x	8.2%
Total/Weighted Average				$690,100,000	66.1%		53.3%	1.83x	12.2%
(1)	The Cut-off Date Balance per NRA/Unit/Room, Cut-off Date LTV, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV(1)	Total Debt Cut-off Date LTV(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Atrium Hotel Portfolio 24 Pack	$50,000,000	$414,800,000	$520,200,000	N/A	4.17x	1.48x	32.1%	68.0%	26.7%	12.6%
(1)	Trust U/W NCF DSCR, Trust Cut-off Date LTV and Trust U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
5	Colony Square	A-1	$45,000,000	BMO	Yes(2)	Future Securitization(2)	Future Securitization(2)
		A-2	$30,000,000	BMO 2024-5C7	No
		A-3	$25,000,000	Benchmark 2024-V11	No
		A-4-1	$15,319,148	BMO	No
		A-4-2	$15,212,766	Benchmark 2024-V11	No
		A-5	$4,468,086	BMO 2024-5C7	No
		A-6-1	$14,893,617	Benchmark 2024-V11	No
		A-6-2	$1,773,383	GSBI	No
		A-7	$12,765,957	BMO 2024-5C7	No
		A-8	$9,259,000	GSBI	No
		A-9	$5,752,043	GSBI	No
		A-10	$5,556,000	GSBI	No
		A-11-1	$14,893,617	Benchmark 2024-V11	No
		A-11-2	$1,773,383	GACC	No
		A-12	$12,765,957	BMO 2024-5C7	No
		A-13	$9,259,000	GACC	No
		A-14	$5,752,043	GACC	No
		A-15	$5,556,000	GACC	No
		A-16	$25,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
7	Prime Northeast Portfolio	A-1-A	$65,000,000	Benchmark 2024-V11	Yes	Midland	LNR
		A-1-B	$10,000,000	BMO 2024-5C6	No
		A-2	$25,000,000	BMO 2024-5C6	No
		A-3	$18,000,000	BMO 2024-5C6	No
8	Cortland West Champions	A-1	$58,400,000	Benchmark 2024-V11	Yes	Midland	LNR
		A-2	$20,000,000	BMO 2024-5C7	No
9	Atrium Hotel Portfolio 24 Pack	A-1-S1	$178,880,000	AHPT 2024-ATRM	Yes	Wells Fargo	CWCapital
		A-2-S1	$135,920,000	AHPT 2024-ATRM	No
		A-1-C1	$50,000,000	Benchmark 2024-V11	No
		A-1-C2(1)	$30,000,000	GSBI	No
		A-1-C3(1)	$20,000,000	GSBI	No
		A-2-C1(1)	$25,000,000	WFBNA	No
		A-2-C2(1)	$25,000,000	WFBNA	No
		B-1	$312,120,000	AHPT 2024-ATRM	No
		B-2	$208,080,000	AHPT 2024-ATRM	No
13	Atlanta Decorative Arts Center	A-1	$36,000,000	Benchmark 2024-V11	Yes	Midland	LNR
		A-2	$24,000,000	WFBNA	No
15	International Plaza II	A-1	$25,000,000	BANK5 2024-5YR10	Yes	Wells Fargo	Rialto
		A-2(1)	$21,995,000	JPMCB	No
		A-3	$31,330,000	Benchmark 2024-V11	No
16	One Park Square	A-1	$27,650,000	Benchmark 2024-V11	Yes	Midland	LNR
		A-2	$20,000,000	BMO 2024-5C7	No

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The Colony Square whole loan is expected to initially be serviced under the pooling and servicing agreement governing the BMO 2024-5C7 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
$4,700,000	-	$9,999,999	4	$30,570,000	2.9%	6.2899%	59	1.67x	63.3%	63.3%
$10,000,000	-	$19,999,999	4	$59,990,000	5.7%	6.4276%	59	1.58x	59.5%	59.5%
$20,000,000	-	$29,999,999	3	$78,150,000	7.5%	6.1963%	59	1.92x	59.3%	59.3%
$30,000,000	-	$39,999,999	3	$100,430,000	9.6%	6.8968%	59	1.93x	61.6%	61.6%
$40,000,000	-	$49,999,999	3	$131,925,000	12.6%	6.5594%	59	1.77x	48.6%	48.6%
$50,000,000	-	$59,999,999	2	$108,400,000	10.4%	5.7267%	59	2.89x	51.5%	51.5%
$60,000,000	-	$93,000,000	7	$534,200,000	51.2%	6.4149%	59	1.66x	52.9%	52.9%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
5.5325%	-	5.9999%	7	$296,050,000	28.4%	5.8294%	59	2.22x	47.4%	47.4%
6.0000%	-	6.4999%	9	$388,775,000	37.3%	6.2687%	59	1.77x	59.0%	59.0%
6.5000%	-	6.9999%	7	$213,510,000	20.5%	6.7418%	60	1.62x	58.7%	58.7%
7.0000%	-	7.4300%	3	$145,330,000	13.9%	7.3308%	59	1.60x	48.8%	48.8%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Property Type Distribution(1)(4)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms/Pads	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms/Pads	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
Multifamily	7	$242,350,000	23.2%	1,550	$156,355	6.2363%	59	95.9%	1.49x	62.7%	62.7%
High Rise	2	$122,500,000	11.7%	449	$272,829	6.3096%	59	95.4%	1.37x	59.0%	59.0%
Garden	2	$84,900,000	8.1%	1,022	$83,072	6.0356%	59	95.0%	1.72x	67.4%	67.4%
Mid Rise	3	$34,950,000	3.3%	79	$442,405	6.4668%	60	100.0%	1.35x	64.5%	64.5%
Hospitality	26	$187,000,000	17.9%	6,444	$29,019	6.0953%	59	62.9%	2.55x	30.2%	30.2%
Resort	1	$93,000,000	8.9%	191	$486,911	5.8800%	59	53.4%	2.12x	26.5%	26.5%
Full Service	19	$88,457,716	8.5%	5,207	$16,988	6.3570%	60	72.2%	2.90x	34.0%	34.0%
Limited Service/Extended Stay	3	$2,884,924	0.3%	437	$6,602	5.5325%	60	81.4%	4.17x	32.1%	32.1%
Select Service	3	$2,657,360	0.3%	609	$4,363	5.5325%	60	68.7%	4.17x	32.1%	32.1%
Office	5	$173,520,000	16.6%	1,594,184	$109	6.6875%	59	86.6%	2.01x	58.9%	58.9%
Suburban	4	$142,190,000	13.6%	1,205,754	$118	6.5239%	59	85.1%	2.06x	58.0%	58.0%
CBD	1	$31,330,000	3.0%	388,430	$81	7.4300%	59	93.5%	1.77x	63.1%	63.1%
Retail	5	$156,420,000	15.0%	890,250	$176	6.5845%	60	92.4%	1.64x	57.2%	57.2%
Anchored	1	$93,000,000	8.9%	371,333	$250	6.7700%	60	91.8%	1.40x	55.8%	55.8%
Showroom	1	$36,000,000	3.4%	419,711	$86	6.5200%	59	88.2%	1.97x	62.5%	62.5%
Unanchored	1	$18,000,000	1.7%	16,206	$1,111	5.5900%	59	100.0%	2.01x	53.9%	53.9%
Single Tenant	2	$9,420,000	0.9%	83,000	$113	6.9000%	59	100.0%	2.07x	56.9%	56.9%
Mixed Use	2	$110,425,000	10.6%	1,442,950	$77	6.9668%	59	88.9%	1.87x	49.3%	49.3%
Office/Retail	1	$70,000,000	6.7%	1,085,612	$64	7.3750%	59	82.5%	1.51x	50.4%	50.4%
Office/Lab	1	$40,425,000	3.9%	357,338	$113	6.2600%	58	100.0%	2.50x	47.5%	47.5%
Self Storage	15	$79,950,000	7.7%	849,790	$94	6.0419%	58	87.9%	1.44x	64.9%	64.9%
Industrial	1	$70,000,000	6.7%	1,687,012	$41	6.1130%	60	97.0%	1.55x	66.7%	66.7%
Warehouse/Manufacturing	1	$70,000,000	6.7%	1,687,012	$41	6.1130%	60	97.0%	1.55x	66.7%	66.7%
Manufactured Housing	1	$24,000,000	2.3%	982	$24,440	6.0800%	59	95.3%	2.02x	53.0%	53.0%
Total/Weighted Average	62	$1,043,665,000	100.0%			6.3888%	59	86.6%	1.84x	54.2%	54.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Geographic Distribution(1)(4)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
California	5	$183,301,650	17.6%	6.2038%	59	2.18x	39.5%	39.5%
Northern(5)	3	$146,665,000	14.1%	6.0849%	59	2.17x	35.3%	35.3%
Southern(5)	2	$36,636,650	3.5%	6.6795%	59	2.24x	56.5%	56.5%
New York	5	$174,950,000	16.8%	6.4382%	60	1.44x	58.1%	58.1%
Texas	7	$113,857,868	10.9%	6.3360%	59	1.94x	63.3%	63.3%
Georgia	2	$106,000,000	10.2%	7.0846%	59	1.67x	54.5%	54.5%
Florida	2	$95,850,000	9.2%	6.3635%	60	2.14x	57.3%	57.3%
New Jersey	5	$92,935,593	8.9%	6.2886%	59	1.42x	59.1%	59.1%
Michigan	1	$70,000,000	6.7%	6.1130%	60	1.55x	66.7%	66.7%
Other	35	$206,769,889	19.8%	6.3334%	59	2.06x	51.1%	51.1%
Total/Weighted Average	62	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Distribution of Cut-off Date LTVs(1)(2)(3)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
26.5%	-	39.9%	3	$187,000,000	17.9%	6.0953%	59	2.55x	30.2%	30.2%
40.0%	-	49.9%	1	$40,425,000	3.9%	6.2600%	58	2.50x	47.5%	47.5%
50.0%	-	59.9%	10	$431,610,000	41.4%	6.6311%	59	1.71x	55.7%	55.7%
60.0%	-	68.2%	12	$384,630,000	36.9%	6.2731%	59	1.57x	64.9%	64.9%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Distribution of Maturity Date LTVs(1)(2)(3)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
26.5%	-	39.9%	3	$187,000,000	17.9%	6.0953%	59	2.55x	30.2%	30.2%
40.0%	-	49.9%	1	$40,425,000	3.9%	6.2600%	58	2.50x	47.5%	47.5%
50.0%	-	59.9%	10	$431,610,000	41.4%	6.6311%	59	1.71x	55.7%	55.7%
60.0%	-	68.2%	12	$384,630,000	36.9%	6.2731%	59	1.57x	64.9%	64.9%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
1.29x	-	1.49x	8	$325,700,000	31.2%	6.4001%	59	1.39x	60.0%	60.0%
1.50x	-	1.99x	9	$354,170,000	33.9%	6.6637%	59	1.65x	58.8%	58.8%
2.00x	-	2.49x	7	$273,370,000	26.2%	6.1948%	59	2.10x	46.4%	46.4%
2.50x	-	4.17x	2	$90,425,000	8.7%	5.8577%	59	3.42x	39.0%	39.0%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Original Terms to Maturity(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
60	26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%
Total/Weighted Average	26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
58	-	59	21	$743,965,000	71.3%	6.4088%	59	1.75x	53.9%	53.9%
60	-	60	5	$299,700,000	28.7%	6.3391%	60	2.06x	55.0%	55.0%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Benchmark 2024-V11 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
8.2%	-	8.9%	3	$119,450,000	11.4%	6.0812%	58	1.37x	63.8%	63.8%
9.0%	-	9.9%	5	$206,250,000	19.8%	6.5848%	60	1.40x	57.9%	57.9%
10.0%	-	12.4%	7	$260,840,000	25.0%	6.4286%	59	1.63x	61.3%	61.3%
12.5%	-	14.9%	6	$280,180,000	26.8%	6.3181%	59	2.06x	48.0%	48.0%
15.0%	-	26.7%	5	$176,945,000	17.0%	6.4212%	59	2.64x	43.0%	43.0%
Total/Weighted Average			26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

Amortization Types(1)(2)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
Interest Only	26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%
Total/Weighted Average	26	$1,043,665,000	100.0%	6.3888%	59	1.84x	54.2%	54.2%

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to the 745 Arden & 6585 East Broad (0.9%), the U/W NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio are calculated assuming the mortgage loan is interest-only throughout the entire loan term and the amortization commencement does not come into effect.
(3)	With respect to 3 mortgage loans (12.7%) (Prime Northeast Portfolio, Atrium Hotel Portfolio 24 Pack, The Hanley Retail) comprising 38 mortgaged properties, the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.
(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

Previously Securitized Mortgaged Properties(1)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
The Metropolitan Apartments	$75,000,000	7.2%	Edgewater, New Jersey	Multifamily	FREMF 2018-K731
Midlink Business Park	$70,000,000	6.7%	Kalamazoo, Michigan	Industrial	CD 2017-CD5
Colony Square	$70,000,000	6.7%	Atlanta, Georgia	Mixed Use	BXMT 2020-FL2, BXMT 2020-FL3, BXMT 2021-FL4
Prime Storage - Somerville	$6,654,237	0.6%	Somerville, Massachusetts	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Boston South End	$6,577,119	0.6%	Boston, Massachusetts	Self Storage	ARCLO 2017-FL3, ARCLO 2019-FL2
Prime Storage – Washington	$6,158,475	0.6%	Washington Township, New Jersey	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Boston Traveler St.	$6,152,966	0.6%	Boston, Massachusetts	Self Storage	WFCM 2014-LC16
Prime Storage - Newington	$6,147,458	0.6%	Newington, Connecticut	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Brookfield	$4,946,610	0.5%	Brookfield, Connecticut	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Quakertown	$4,808,898	0.5%	Quakertown, Pennsylvania	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Phillipsburg	$4,384,746	0.4%	Phillipsburg, New Jersey	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Fairless Hills	$4,219,492	0.4%	Fairless Hills, Pennsylvania	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Lindenwold Egg Harbor Rd	$4,131,356	0.4%	Lindenwold, New Jersey	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - New Milford	$3,888,983	0.4%	New Milford, Connecticut	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Hyde Park	$3,668,644	0.4%	Hyde Park, Massachusetts	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Prime Storage - Clinton	$3,261,017	0.3%	Clinton, New Jersey	Self Storage	WFCM 2019-C53, WFCM 2019-C54
Cortland West Champions	$58,400,000	5.6%	Houston, Texas	Multifamily	Freddie Mac 2014-KF04, Freddie Mac 2022-KF143
Four Seasons Hotel Seattle	$44,000,000	4.2%	Seattle, Washington	Hospitality	WFRBS 2014-C25
Atlanta Decorative Arts Center	$36,000,000	3.4%	Atlanta, Georgia	Retail	JPMBB 2014-C25
The Abner Apartments	$26,500,000	2.5%	Spartanburg, South Carolina	Multifamily	BPCRE 2021-FL1
6585 East Broad Street	$5,110,000	0.5%	Columbus, Ohio	Retail	CRPT 2021-RETL
Rogers (Bentonville) Embassy Suites	$4,911,168	0.5%	Rogers, Arkansas	Hospitality	AHPT 2018-ATRM
Frisco Embassy Suites	$3,760,812	0.4%	Frisco, Texas	Hospitality	AHPT 2018-ATRM
San Marcos Embassy Suites	$3,085,076	0.3%	San Marcos, Texas	Hospitality	AHPT 2018-ATRM
Loveland Embassy Suites	$3,076,548	0.3%	Loveland, Colorado	Hospitality	AHPT 2018-ATRM
Albuquerque Embassy Suites	$2,782,944	0.3%	Albuquerque, New Mexico	Hospitality	AHPT 2018-ATRM
Branson Chateau Hotel	$2,528,985	0.2%	Branson, Missouri	Hospitality	WFCM 2015-C26
Lincoln Embassy Suites	$2,423,452	0.2%	Lincoln, Nebraska	Hospitality	AHPT 2018-ATRM
Richardson Renaissance	$2,331,980	0.2%	Richardson, Texas	Hospitality	AHPT 2018-ATRM
Charleston Embassy Suites	$2,292,132	0.2%	Charleston, West Virginia	Hospitality	JPMCC 2016-JP3
Nashville South Embassy Suites	$2,230,964	0.2%	Franklin, Tennessee	Hospitality	AHPT 2018-ATRM
La Vista Embassy Suites	$2,194,213	0.2%	La Vista, Nebraska	Hospitality	AHPT 2018-ATRM
St. Charles Embassy Suites	$1,834,518	0.2%	Saint Charles, Missouri	Hospitality	AHPT 2018-ATRM
Hot Springs Embassy Suites	$1,657,919	0.2%	Hot Springs, Arkansas	Hospitality	AHPT 2018-ATRM
East Peoria Embassy Suites	$1,530,457	0.1%	East Peoria, Illinois	Hospitality	AHPT 2018-ATRM
Normal Marriott Hotel	$1,373,807	0.1%	Normal, Illinois	Hospitality	AHPT 2018-ATRM
Oklahoma City Courtyard by Marriott	$1,167,005	0.1%	Oklahoma City, Oklahoma	Hospitality	AHPT 2018-ATRM
North Charleston Residence Inn	$1,098,680	0.1%	North Charleston, South Carolina	Hospitality	AHPT 2018-ATRM
Oklahoma City Residence Inn	$1,021,269	0.1%	Oklahoma City, Oklahoma	Hospitality	AHPT 2018-ATRM
La Vista Courtyard by Marriott	$919,289	0.1%	La Vista, Nebraska	Hospitality	AHPT 2018-ATRM
Springfield Residence Inn	$764,975	0.1%	Springfield, Missouri	Hospitality	AHPT 2018-ATRM
Fort Smith Courtyard by Marriott	$571,066	0.1%	Fort Smith, Arkansas	Hospitality	AHPT 2018-ATRM
(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW
Available Funds:	The amount available for distribution to holders of the certificates on each Distribution Date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®. See “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of principal on the certificates will be distributed to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-2, Class A-3 and Class A-M certificates, (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates, (iii) the notional amount of the Class X-D certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class D certificates, (iv) the notional amount of the Class X-ERR certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class E-RR certificates, (v) the notional amount of the Class X-FRR certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F-RR certificates, (vi) the notional amount of the Class X-GRR certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G-RR certificates, and (vii) the notional amount of the Class X-JRR certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class J-RR certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums): first, to the Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C and Class D certificates, in that order, in each case until the interest payable to each such class is paid in full, then, to the Class X-ERR, Class X-FRR, Class X-GRR, Class X-JRR and Class E-RR certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, and then, to the Class F-RR, Class G-RR and Class J-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-2, Class A-3 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW

(B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-ERR certificates, the pass-through rate of the Class E-RR certificates, (E) with respect to the Class X-FRR certificates, the pass-through rate of the Class F-RR certificates, (F) with respect to the Class X-GRR certificates, the pass-through rate of the Class G-RR certificates, and (G) with respect to the Class X-JRR certificates, the pass-through rate of the Class J-RR certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Loss Allocation:

Losses on the Mortgage Loans will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with the Class J-RR certificates through and including the Class A-M certificates and then to the Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-2 through Class D certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW

the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Colony Square, Prime Northeast Portfolio, Cortland West Champions, Atrium Hotel Portfolio 24 Pack, Atlanta Decorative Arts Center, International Plaza II and One Park Square, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

Eightfold Real Estate Capital Fund VI, L.P. or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class J-RR certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW
amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class. The Controlling Class as of the Closing Date will be the Class J-RR certificates.
Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW
During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.
Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW

confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $5,000. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW

would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Benchmark 2024-V11 Mortgage Trust
STRUCTURE OVERVIEW

servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality - Resort
Borrower Sponsor(s):	Gary Jabara	Collateral:	Fee
Borrower(s):	Boardwalk Investments Yountville, LLC	Location:	Yountville, CA
Original Balance:	$93,000,000	Year Built / Renovated:	1998 / 2019
Cut-off Date Balance:	$93,000,000	Property Management:	Boardwalk Property Management, Inc.
% by Initial UPB:	8.9%	Size:	191 Rooms
Interest Rate:	5.88000%	Appraised Value / Per Room:	$351,200,000 / $1,838,743
Note Date:	October 4, 2024	Appraisal Date:	September 5, 2024
Original Term:	60 months	Occupancy:	53.4% (as of August 31, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	53.4%
Original Amortization:	NAP	Underwritten NOI:	$13,253,030
Interest Only Period:	60 months	Underwritten NCF:	$11,752,045
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$13,040,945 (TTM August 31, 2024)
Additional Debt Balance:	NAP	2023 NOI(3):	$10,066,287
Call Protection:	L(25),YM1(28),O(7)	2022 NOI(3):	$5,700,238
Lockbox / Cash Management:	Springing / Springing	2021 NOI(3):	$10,128,280

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$486,911
Taxes:	$0	$0	NAP	Maturity Date Loan Per Room:	$486,911
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	26.5%
FF&E Reserve:	$0	$125,355	NAP	Maturity Date LTV:	26.5%
Other(2):	$0	Springing	NAP	UW NOI DY:	14.3%
				UW NCF DSCR:	2.12x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$93,000,000	100.0%	Loan Payoff	$80,398,091	86.4%
			Principal Equity Distribution	6,384,770	6.9
			Closing Costs(4)	6,217,139	6.7
Total Sources	$93,000,000	100.0%	Total Uses	$93,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Other Monthly Reserves consist of a springing PIP reserve. See “Initial and Ongoing Reserves” below.
(3)	The decrease from 2021 NOI to 2022 NOI and the subsequent increase from 2022 NOI to 2023 NOI is primarily attributable to the borrower sponsor replacing management in 2022 after acquiring the Estate Yountville Property (as defined below) in December 2021.
(4)	Closing Costs include a rate buydown fee of $3,720,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

The Loan. The largest mortgage loan (the “Estate Yountville Mortgage Loan”) is secured by the borrower’s fee interest in a luxury 191-room resort located in Yountville, California (the “Estate Yountville Property”). The Estate Yountville Mortgage Loan is evidenced by two promissory notes, with an aggregate outstanding principal balance as of the Cut-off Date of $93,000,000. The Estate Yountville Mortgage Loan was originated on October 4, 2024 by CREFI and accrues interest at a fixed rate of 5.88000% per annum on an actual/360 basis. The Estate Yountville Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Estate Yountville Mortgage Loan is the payment date that occurs on October 6, 2029.

The Property. The Estate Yountville Property is a luxury resort with 191 hotel rooms and 22,284 square feet of retail space located in Yountville, California within the greater Napa Valley Wine Region. The Estate Yountville Property was originally constructed in 1998, renovated in 2019, and is situated on an approximately 22.2-acre site. The Estate Yountville Property is comprised of two separate hotels, the Villagio Inn and Spa with 101 rooms and the Vintage House with 89 rooms, plus The Villa, a 4,157 square foot, five-bedroom, residence-style accommodation with its own secluded pool and jacuzzi. The Estate Yountville Property also includes a retail component known as V Marketplace, which is comprised of four free-standing restaurants and one multi-tenanted building totaling 22,284 square feet of space. As of September 1, 2024, V Marketplace was 69.0% leased to seven tenants accounting for 4.4% of underwritten rent. The Estate Yountville Property was renovated in 2019 for a cost of approximately $58 million. Renovations included upgrades to guestrooms, common areas and meeting space at the Estate Yountville Property, as well as the creation of The Villa. The borrower sponsor acquired the Estate Yountville Property in December 2021 for $356,400,000 and recently completed the addition of a new pool bar at the Vintage House hotel along with approximately $8.8 million in capital expenditures from 2023 to 2024.

Amenities at the Estate Yountville Property include approximately 36,113 square feet of meeting space with the largest space totaling 11,949 square feet, a lobby lounge in the Villagio lobby, outdoor swimming pools with food and beverage service, a business center, a spa with over a dozen treatment/therapy rooms and saunas, valet laundry, complimentary sundries basket in rooms, and ample outdoor patios and event venues. The Estate Yountville Property also includes an approximately 2.7-acre vineyard which is used as an event setting and to harvest grapes to make their own private label wines. According to the appraisal, the estimated demand segmentation for the hospitality portion of the Estate Yountville Property consists of 75.0% leisure and 25.0% group. The group segment is comprised of both corporate and social groups (such as weddings, family gatherings, sports teams and religious gatherings). While corporate group demand occurs typically midweek, the social group demand mostly occurs on the weekends.

The following table presents certain information relating to the 2023 demand analysis with respect to the hospitality operations at the Estate Yountville Property based on market segmentation, as provided by the appraisal report for the Estate Yountville Property:

Demand Segmentation (1)
Property	Rooms	Leisure	Group
Estate Yountville	191	75.0%	25.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Estate Yountville Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Estate Yountville(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	38.4%	$815.25	$313.32	59.2%	$792.54	$469.13	64.9%	102.9%	66.8%
2022	38.0%	$853.35	$324.12	58.4%	$892.98	$521.15	65.1%	95.6%	62.2%
2023	53.3%	$667.09	$355.36	62.5%	$792.89	$495.62	85.2%	84.1%	71.7%
TTM 8/31/2024	53.4%	$700.59	$373.99	63.7%	$836.65	$532.83	83.8%	83.7%	70.2%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Estate Yountville Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Estate Yountville Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Meadowood Napa Valley, Hotel Yountville Resort & Spa, Bardessono, Napa Valley Lodge, Archer Hotel Napa, Four Seasons Resort Napa Valley, Solage, Auberge Resorts Collection, Alila Napa Valley, Stanley Ranch, Auberge Resorts Collection, Napa Valley and Montage Healdsburg.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

The following table presents certain information relating to the commercial space at the Estate Yountville Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Portfolio Commercial Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio Commercial U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Bottega, LLC(2)	NR/NR/NR	6,466	29.0%	$212,375	$32.84	25.6%	1/31/2029	N	N
Una Marca, LLC - Ottimo	NR/NR/NR	4,095	18.4%	$141,536	$34.56	17.1%	1/31/2029	Y(3)	1 x 5-year
V Wine Cellars, Inc	NR/NR/NR	2,949	13.2%	$194,988	$66.12	23.5%	NAP(4)	N	N
Gruppo Chiarello, LLC	NR/NR/NR	1,034	4.6%	$52,021	$50.31	6.3%	1/31/2029	N	N
Kollar Chocolates, LLC	NR/NR/NR	826	3.7%	$48,730	$58.99	5.9%	8/31/2025	N	N
Other Tenants(5)	NR/NR/NR	0	0.0%	$179,400	$0.00	21.6%	Various(5)	Various(5)	Various(5)
Total Occupied		15,370	69.0%	$829,050	$53.94	100.0%
Vacant		6,914	31.0%
Total		22,284	100.0%
(1)	Information is based on the underwritten rent roll as of September 1, 2024 and includes rent increases totaling $26,167 through August 31, 2025.
(2)	Bottega LLC leases 4,593 SF of restaurant space, 1,443 SF of private dining space, and 430 SF of storage space all of which expires January 31, 2029.
(3)	Una Marca, LLC – Ottimo has the right to terminate its lease upon 180 days’ notice upon payment of minimum rent and all other charges and reimbursements due under the lease.
(4)	V Wine Cellars, Inc. leases space on a month-to-month basis.
(5)	Other Tenants include Napa Valley Aloft and Kelton Consulting for which no Tenant SF is attributable. Napa Valley Aloft leases parking spaces to which $176,400 of UW base rent is attributable and Kelton Consulting has an antenna lease to which $3,000 of UW base rent is attributable. Kelton Consulting has unlimited 5-year extension options that will automatically renew and extend unless either party gives notice. Napa Valley Aloft has exercised its extension option for a period of 2 years ending October 31, 2025 with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Estate Yountville Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	TTM 8/31/2024	UW	UW Per Room(2)
Occupancy (%)	38.43%	37.98%	53.27%	53.38%	53.38%
ADR	$815.25	$853.35	$667.09	$700.59	$700.59
RevPar	$313.32	$324.12	$355.36	$373.99	$373.99

Rooms Revenue	$22,071,959	$22,832,979	$24,774,204	$26,144,467	$26,073,034	$136,508
Food & Beverage Revenue	4,418,361	5,894,799	8,317,455	9,705,232	9,678,715	50,674
Resort Revenue	1,070,391	1,191,402	1,899,671	2,026,372	2,020,835	10,580
Spa Revenue	1,352,307	1,523,078	1,634,015	1,777,750	1,772,893	9,282
Retail Revenue	1,698,946	1,958,314	2,185,064	1,926,258	1,852,394	9,698
Other Revenue(3)	1,154,587	565,294	648,844	950,019	947,423	4,960
Total Revenue	$31,766,550	$33,965,866	$39,459,253	$42,530,098	$42,345,295	$221,703

Rooms Expense	$3,225,986	$4,201,959	$5,014,593	$5,132,430	$5,118,407	$26,798
Food & Beverage Expense	3,742,764	6,442,548	6,396,168	6,699,689	6,681,384	34,981
Resort Expense	475,938	1,031,601	1,286,530	586,871	585,268	3,064
Spa Expense	962,262	1,167,679	1,329,877	1,394,742	1,390,931	7,282
Retail Expense	699,662	572	928,473	827,134	816,339	4,274
Other Departmental Expenses	649,892	154,504	1,823	13,203	13,167	69
Departmental Expenses	$9,756,504	$12,998,863	$14,957,464	$14,654,069	$14,605,496	$76,469

Departmental Profit	$22,010,046	$20,967,004	$24,501,789	$27,876,029	$27,739,799	$145,235

Management Fee	$1,385,105	$1,419,932	$1,548,538	$1,711,153	$1,270,359	$6,651
Marketing and Franchise Fee	3,000,647	3,629,716	2,493,539	2,585,960	2,574,723	13,480
Other Undistributed Expenses(4)	3,969,986	5,925,217	5,631,705	5,647,172	5,622,634	29,438
Total Undistributed Expenses	$8,355,739	$10,974,865	$9,673,782	$9,944,285	$9,467,716	$49,569

Real Estate Taxes	$2,288,388	$3,177,424	$3,239,269	$3,211,202	$3,263,450	$17,086
Property Insurance	1,104,516	1,073,423	1,488,433	1,642,792	1,718,798	8,999
Other Fixed Expense(5)	133,123	41,055	34,018	36,805	36,805	193
Net Operating Income	$10,128,280	$5,700,238	$10,066,287	$13,040,945	$13,253,030	$69,388

FF&E	$1,196,517	$1,358,635	$1,578,370	$1,701,358	$1,500,986	$7,859
Net Cash Flow	$8,931,763	$4,341,603	$8,487,917	$11,339,587	$11,752,045	$61,529

NCF DSCR	1.61x	0.78x	1.53x	2.05x	2.12x
NOI Debt Yield	10.9%	6.1%	10.8%	14.0%	14.3%
(1)	The decrease in Net Operating Income from 2021 to 2022 and the subsequent increase from 2022 to 2023 is primarily attributable to the borrower sponsor replacing management in 2022 after acquiring the Estate Yountville Property in December 2021.
(2)	UW Per Room is based on 191 rooms.
(3)	Other Revenue consists of cancellation fees, rooms and food and beverage attrition, and pet fees. Food and beverage attrition represents the true-up fee for the difference between the minimum agreed upon spend per each event or banquet contract and the actual customer spend for such event.
(4)	Other Undistributed Expenses consist of administrative and general expenses, operations and maintenance, heat, power and light expenses.
(5)	Other Fixed Expense is comprised of equipment leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

Appraisal. According to the appraisal, the Estate Yountville Property had an aggregate “as-is” appraised value of $351,200,000 as of September 5, 2024. The table below shows the appraisal’s “as-is” conclusions.

Estate Yountville(1)
Property	Appraised Value	Capitalization Rate
Estate Yountville- Hotel	$336,000,000	4.56%
Estate Yountville- Retail	$15,200,000	7.00%
Total / Wtd. Avg.	$351,200,000	4.67%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental report, dated September 25, 2024, there was no evidence of any recognized environmental conditions at the Estate Yountville Property.

The Market. The Estate Yountville Property is located at 6481-6541 Washington Street in Yountville, California which is a part of the Napa Valley Wine Region. Napa Valley is located in Northern California, approximately 50 miles northeast of San Francisco. Napa Valley is known for world-class wine and is considered one of the premier wine regions of the world and is home to more than 150 restaurants. The Estate Yountville Property is located approximately eight miles north of Downtown Napa and approximately 15 miles from the Napa County Airport. Tourism is the primary demand driver to the Napa Valley region. According to the appraisal, in a typical year, tourism spending in Napa Valley is $2.23 billion with annual visitors of 3.85 million, 80.8% coming from within the United States and 19.2% from around the globe.

The Estate Yountville Property is located within the Napa Valley hospitality submarket of the California Wine Country hospitality market. According to a third party market research report as of September 3, 2024, the California Wine Country market was comprised of 206 hospitality properties containing 13,313 total rooms. The average hotel in this market has approximately 65 rooms. According to a third-party market research report as of September 3, 2024, the Napa Valley submarket was comprised of 80 hotels totaling 5,426 rooms. The Napa Valley submarket is characterized by high-end hotels with approximately 95.3% of the submarket being classified as Upscale & Upper Midscale or Luxury & Upper Upscale.

The following table presents certain information relating to the primary competition for the Estate Yountville Property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Estate Yountville(2)	191	1998	53.3%	$667.09	$355.36
Meadowood Napa Valley	36	1985	75.0%-80.0%	$950.00 - $955.00	$710.00 - $715.00
Hotel Yountville Resort & Spa	80	1988	60.0%-65.0%	$695.00 -$700.00	$420.00 - $425.00
Bardessono	65	2009	65.0%-70.0%	$1,045.00 - $1,050.00	$690.00 - $695.00
Napa Valley Lodge	55	1978	65.0%-70.0%	$425.00 - $430.00	$280.00 - $285.00
Archer Hotel Napa	183	2017	70.0%-75.0%	$300.00 - $305.00	$220.00 - $225.00
Four Seasons Resort Napa Valley	95	2021	40.0%-45.0%	$1,480.00 - $1,485.00	$605.00 - $610.00
Solage, Auberge Resorts Collection	100	2007	60.0%-65.0%	$965.00 - $970.00	$585.00 - $590.00
Alila Napa Valley	64	2017	65.0%-70.0%	$575.00 - $580.00	$395.00 - $400.00
Stanley Ranch, Auberge Resorts Collection, Napa Valley	135	2022	60.0%-65.0%	$970.00 - $975.00	$580.00 - $585.00
Montage Healdsburg	130	2020	45.0%-50.0%	$1,040.00 - $1,045.00	$500.00 - $505.00
Total Avg. Competitive Set(3)			61.0%	$772.00	$473.00
(1)	Source: Appraisal.
(2)	Occupancy, ADR and RevPAR are based on operating statements provided by the borrower dated as of December 31, 2023.
(3)	Excludes the Estate Yountville Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

The Borrower and the Borrower Sponsor. The borrower is Boardwalk Investments Yountville, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Estate Yountville Mortgage Loan. The borrower sponsor is Gary Jabara and the non-recourse carveout guarantor is the Gary Jabara Revocable Trust dated February 1, 2015. Boardwalk Investments Group (“Boardwalk”) is the privately held commercial real estate investment firm of Gary Jabara, founder of Mobilite, which at the time of sale, was the largest privately held wireless infrastructure company in the United States. Founded in 2012, Boardwalk is a fully integrated, private commercial real estate firm headquartered in Orange County, California that owns retail, multifamily, office and hospitality assets throughout California.

Property Management. The Estate Yountville Property is managed by Boardwalk Property Management, Inc., a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Estate Yountville Mortgage Loan, the borrower was not required to fund any initial reserves.

Insurance Reserve – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date of the Estate Yountville Mortgage Loan, the borrower has an approved blanket policy in place.

FF&E Reserve – The borrower is required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement, if any (initially estimated to be approximately $125,355).

“FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel-related operations at the Estate Yountville Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations (excluding resort fees, retail revenues and other income) at the Estate Yountville Property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget; provided that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion.

PIP Reserve – The borrower is required to deposit into a property improvement plan (“PIP”) reserve the applicable PIP Deposit (as defined below) (A) in the case of any existing or renewal franchise agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new franchise agreement, on or prior to the date such new franchise agreement is executed and delivered. As of the origination date of the Estate Yountville Mortgage Loan, there was not a franchise agreement in place.

“PIP Deposit” means, with respect to any PIP, an amount equal to 115% of the costs of the related PIP work as set forth in such PIP, or, if not set forth therein, as reasonably estimated by the lender.

Lockbox / Cash Management. The Estate Yountville Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender controlled lockbox account and is thereafter required to deposit, and cause the property manager to deposit, immediately upon receipt, all revenue from the Estate Yountville Property, including all custodial funds and sales and occupancy taxes, directly into a lender-approved lockbox account. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to (i) all tenants at the Estate Yountville Property and (ii) each credit card company or credit card clearing bank with which the borrower or the property manager has entered into merchant’s or other credit card agreements with, directing them to remit rent and all other sums due under the applicable lease or merchant’s or credit card agreement directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Estate Yountville Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Estate Yountville Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Estate Yountville Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Estate Yountville Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below), and (iv) the occurrence of a Franchise Renewal Trigger Event (as defined below) and (B) expiring upon (1) with respect to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (3) with respect to any Trigger Period commenced in connection with clause (iii) above, the applicable Franchise Agreement Trigger Period ceasing to exist, and (4) with respect to any Trigger Period commenced in connection with clause

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Hospitality – Resort 6481-6541 Washington Street Yountville, CA 94599	Collateral Asset Summary – Loan No. 1 Estate Yountville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 26.5% 2.12x 14.3%

(iv) above, the occurrence of a Franchise Renewal Event (as defined below); provided, however, that no Trigger Period will be deemed to exist in connection with clause (ii) above if, within ten days after the applicable quarterly testing date, the borrower either (1) makes a deposit or (2) delivers to lender a letter of credit, each in an amount which, if deducted from the outstanding principal of the Estate Yountville Mortgage Loan would cause the debt service coverage ratio to be greater than or equal to 1.20x (calculated as if such deduction were made on the first day of the twelve-month period ending on such quarterly testing date for purposes of determining debt service).

A “Franchise Agreement Trigger Period” means, if after the origination of the Estate Yountville Mortgage Loan, the borrower enters into a qualified franchise agreement approved by the lender, a period (A) commencing upon the first to occur of (i) borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or the franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the franchisor, (v) the Estate Yountville Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement, and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon lender’s receipt of evidence reasonably acceptable to lender of (i) (a) the cure of the preceding events in accordance with the Estate Yountville Mortgage Loan documents or (b) the branding, “flagging” and operation of the Estate Yountville Property pursuant to a replacement qualified franchise agreement entered into in accordance with the terms of the Estate Yountville Mortgage Loan documents and (ii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP reserve account.

A “Franchise Renewal Trigger Event” means, if after the origination of the Estate Yountville Mortgage Loan, the borrower enters into a qualified franchise agreement, an event which will be deemed to have occurred if a Franchise Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then applicable term of the franchise agreement.

A “Franchise Renewal Event” means in connection with any Franchise Renewal Trigger Event, an event which will occur upon lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or a replacement qualified franchise agreement approved by the lender has been entered into, in each case, for a term expiring no earlier than three years after the maturity date and otherwise in accordance with the applicable terms and conditions of the Estate Yountville Mortgage Loan documents, (ii) such franchise agreement (as so extended) or such replacement qualified franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP reserve account.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

Mortgage Loan Information		Property Information
Loan Sellers:	CREFI, GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Anchored
Borrower Sponsor(s):	Madison NYC Core Retail Holdings, LLC	Collateral:	Leasehold
Borrower(s):	MIR Hanson Associates, LLC	Location:	Brooklyn, NY
Original Balance:	$93,000,000	Year Built / Renovated:	2004 / NAP
Cut-off Date Balance:	$93,000,000	Property Management:	Madison International Realty PM, LLC
% by Initial UPB:	8.9%	Size:	371,333 SF
Interest Rate:	6.77000%	Appraised Value (As Is) / Per SF:	$166,600,000 / $449
Note Date:	October 18, 2024	Appraisal Date:	July 11, 2024
Original Term:	60 months	Occupancy:	91.8% (as of June 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	89.0%
Original Amortization:	NAP	Underwritten NOI(3):	$9,155,025
Interest Only Period:	60 months	Underwritten NCF:	$8,906,227
First Payment Date:	December 6, 2024
Maturity Date:	November 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(3):	$11,563,730 (TTM May 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$11,510,099
Call Protection:	YM1(53),O(7)	2022 NOI:	$10,533,391
Lockbox / Cash Management:	Springing / Springing	2021 NOI:	$9,861,207
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$250
Taxes:	$0	$377,716	NAP	Maturity Date Loan / SF:	$250
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	55.8%
Replacement Reserves:	$0	$5,632	NAP	Maturity Date LTV:	55.8%
TI / LC:	$1,000,000	$38,681	$2,160,416	UW NOI DY:	9.8%
Deferred Maintenance:	$9,875	$0	NAP	UW NCF DSCR:	1.40x
Other(2):	$258,241	Springing	NAP
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$93,000,000	100.0%	Loan Payoff	$82,637,492	88.9%
			Principal Equity Distribution	6,821,707	7.3
			Closing Costs	2,272,685	2.4
			Upfront Reserves	1,268,116	1.4
Total Sources	$93,000,000	100.0%	Total Uses	$93,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	Other Reserves consist of an initial open claims reserve of approximately $165,365, an initial condominium reserve of $50,000, an initial ground lease rent reserve of approximately $42,877 and a springing monthly ground lease rent reserve.
(3)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to Guitar Center notifying the borrower that it plans to vacate its space at the Atlantic Terminal Property (as defined below) at the end of its lease term in March 2025. The Guitar Center lease accounted for 22,775 square feet and $1,072,700 of annual rent and is not being included in Underwritten NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

The Loan. The second largest mortgage loan (the “Atlantic Terminal Mortgage Loan”) is secured by the borrower’s leasehold interest in a 371,333 square foot anchored retail center located in the Fort Greene neighborhood of Brooklyn, New York (the “Atlantic Terminal Property”). The Atlantic Terminal Mortgage Loan is comprised of four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $93,000,000. The Atlantic Terminal Mortgage Loan was originated on October 18, 2024 by Citi Real Estate Funding Inc. (“CREFI”) and Goldman Sachs Bank USA and accrues interest at a fixed rate of 6.77000% per annum on an Actual/360 basis. CREFI is selling Notes A-1 and A-2, with an aggregate Cut-off Date principal balance of $65,100,000, and GSMC is selling Notes A-3 and A-4, with an aggregate Cut-off Date principal balance of $27,900,000. The Atlantic Terminal Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Atlantic Terminal Mortgage Loan is November 6, 2029.

The Property. The Atlantic Terminal Property is a 371,333 square foot, Target Corporation (“Target”) anchored, retail center located in the Fort Greene neighborhood of Brooklyn, New York. The Atlantic Terminal Property represents a ground leasehold interest in the retail condominium component within the larger, mixed-use Atlantic Terminal development, which includes both office and retail space. The Atlantic Terminal Property is located above Atlantic Terminal Station, the third largest transportation hub in New York City with access to the 2, 3, 4, 5, B, D, N, Q, R and W subway lines and the Long Island Railroad, and is located directly across from the Barclays Center, an 18,000 seat sports and entertainment arena that is home to the Brooklyn Nets NBA team. The Atlantic Terminal Property has visibility from Atlantic Avenue and Flatbush Avenue, which is a heavily trafficked intersection with approximately 74,000 vehicles per day.

As of June 30, 2024, the Atlantic Terminal Property was 91.8% leased to a diverse tenant pool of 26 tenants, which includes both national and local retailers. Nationally recognized retailers include tenants such as Target, Uniqlo USA LLC (“Uniqlo”), Victoria’s Secret, Sephora USA, Inc. (“Sephora”), DSW Shoe Warehouse, Inc., Bath & Body Works, and The Men’s Wearhouse Inc. The Atlantic Terminal Property was originally constructed in 2004 and as of the Cut-off Date, the current tenant roster has been at the Atlantic Terminal Property a weighted average of 18.9 years with a weighted average lease term remaining of 5.7 years. The Atlantic Terminal Property is anchored by Target (NYSE: TGT) which occupies 194,290 square feet of space at the Atlantic Terminal Property. Target has been at the Atlantic Terminal Property since June 2004 and has a current lease term through January 2030 with underwritten base rent of $950,000 ($4.89 per square foot) which represents 8.4% of underwritten base rent at the Atlantic Terminal Property. The appraisal concluded market rent for Target’s space is $20.50 making the in-place base rent for Target approximately 76.1% below market rent.

The Atlantic Terminal Property represents a ground leasehold interest in one of two units (the “Retail Unit”) in a condominium known as the Atlantic Terminal Condominium. The other unit in the condominium is an office tower located above the Atlantic Terminal Property (the "Office Unit"). The Retail Unit has a 79% percentage interest in the common elements of the condominium and has the right to appoint two of four directors of the condominium, with the Office Unit having the right to appoint the other two directors. Accordingly, the Retail Unit does not control the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

Major Tenants. The three largest tenants based on underwritten base rent are Victoria’s Secret, Sephora and Uniqlo.

Victoria’s Secret (14,690 square feet; 4.0% of net rentable area; 11.0% of underwritten base rent) Victoria’s Secret (NYSE: VSCO), is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as fragrances and body care. Victoria’s Secret has been a tenant at the Atlantic Terminal Property since June 2006 and has a current lease term through January 2029 with no renewal or terminations options remaining.

Sephora (5,505 square feet; 1.5% of net rentable area; 9.4% of underwritten base rent) Founded in 1970, Sephora is a subsidiary of LVMH Moet Hennessy Louis Vuitton and is a multinational retailer of personal care and beauty products, offering 340 curated brands and more than 45,000 products. Sephora operates over 2,700 stores in 35 countries worldwide and has over 500 stores across the Americas. Sephora has been at the Atlantic Terminal Property since June 2019 and has a current lease term through January 2030 with one, five-year renewal option and no termination options.

Uniqlo (14,145 square feet; 3.8% of net rentable area; 9.0% of underwritten base rent) Founded in 1949, Uniqlo is a Japan based clothing apparel company with a global brand of over 1,000 stores across the world. Uniqlo has been a tenant at the Atlantic Terminal Property since June 2013 and has a current lease term through January 2029 with no renewal or terminations options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

The following table presents certain information relating to the largest tenants at the Atlantic Terminal Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Sales PSF / Year(3)	U/W Occ. Costs	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Victoria's Secret	Ba3/BB-/NR	14,690	4.0%	$1,256,055	$85.50	11.0%	$500	17.1%	1/31/2029	N	None
Sephora	NR/NR/NR	5,505	1.5%	$1,070,172	$194.40	9.4%	$2,408	8.1%	1/31/2030	N	1 x 5 yr
Uniqlo	NR/NR/NR	14,145	3.8%	$1,020,077	$72.12	9.0%	$1,421	5.1%	1/31/2029	N	None
Target Corporation	A2/A/A	194,290	52.3%	$950,000	$4.89	8.4%	NAV	NAV	1/31/2030	N	4 x 10 yr, 2 x 5 yr
DSW Shoe Warehouse, Inc.	NR/NR/NR	25,220	6.8%	$738,442	$29.28	6.5%	$406	7.2%	1/31/2030	N	1 x 5 yr
Office Lobby(4)	NR/NR/NR	9,480	2.6%	$680,004	$71.73	6.0%	NAV	NAV	1/31/2075	N	None
The Men's Wearhouse Inc.	B1/B/NR	5,400	1.5%	$498,811	$92.37	4.4%	$670	13.8%	2/28/2027	N	None
Chuck E Cheese	NR/NR/NR	22,418	6.0%	$481,547	$21.48	4.2%	$128	16.8%	7/31/2025	N	None
Urban Life Inc.	NR/NR/NR	3,550	1.0%	$458,945	$129.28	4.0%	$259	49.9%	1/31/2032	N	1 x 5 yr
Mandee	NR/NR/NR	5,200	1.4%	$449,904	$86.52	4.0%	$385	22.5%	1/31/2025	N	1 x 5 yr
Total Major Tenants		299,898	80.8%	$7,603,957	$25.36	66.9%
Non- Major Tenants		41,132	11.1%	$3,768,938	$91.63	33.1%
Total Occupied		341,030	91.8%	$11,372,894	$33.35	100.0%
Vacant		30,303	8.2%
Total		371,333	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2024, inclusive of $44,180 of straight line rent steps and $301,367 of contractual rent steps through May 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF / Year represent 2023 sales information as provided by the borrower.
(4)	Office Lobby represents the condominium agreement in place between the Office Unit and the Retail Unit for use of the lobby at the Atlantic Terminal Property.

The following table presents certain information relating to the lease rollover schedule at the Atlantic Terminal Property, based on initial lease expiration date:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024	5,000	1.3%	1.3%	$108,000	0.9%	$21.60	1
2025	27,618	7.4%	8.8%	$931,451	8.2%	$33.73	2
2026	20,353	5.5%	14.3%	$1,941,887	17.1%	$95.41	8
2027	6,362	1.7%	16.0%	$621,010	5.5%	$97.61	2
2028	0	0.0%	16.0%	$0	0.0%	$0.00	0
2029	35,285	9.5%	25.5%	$3,138,300	27.6%	$88.94	5
2030	231,255	62.3%	87.8%	$3,090,831	27.2%	$13.37	4
2031	0	0.0%	87.8%	$0	0.0%	$0.00	0
2032	4,715	1.3%	89.0%	$601,095	5.3%	$127.49	2
2033	962	0.3%	89.3%	$260,316	2.3%	$270.60	1
2034	0	0.0%	89.3%	$0	0.0%	$0.00	0
2035 & Thereafter	9,480	2.6%	91.8%	$680,004	6.0%	$71.73	1
Vacant	30,303	8.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	371,333	100.0%	100.0%	$11,372,894	100.0%	$33.35	26
(1)	Based on the underwritten rent roll dated June 30, 2024, inclusive of $44,180 of straight line rent steps and $301,367 of contractual rent steps through May 1, 2025.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atlantic Terminal Property:

Cash Flow Analysis
	2021	2022	2023	TTM 5/31/2024(1)	UW(1)(2)	UW PSF
Base Rent(2)	$11,081,043	$11,670,786	$11,718,129	$11,721,420	$11,027,347	$29.70
Contractual Rent Steps(3)	0	0	0	0	345,547	$0.93
Potential Income from Vacant Space	0	0	0	0	2,485,463	$6.69
Reimbursements	5,212,850	6,255,548	7,221,864	8,721,721	8,764,089	$23.60
Gross Potential Income	$16,293,893	$17,926,333	$18,939,994	$20,443,140	$22,622,447	$60.92
Economic Vacancy & Credit Loss	0	0	0	0	(2,485,463)	($6.69)
Percentage Rent	14,930	54,567	459,954	421,090	406,928	$1.10
Other Income(4)	595,908	385,531	702,964	846,219	705,219	$1.90
Effective Gross Income	$16,904,730	$18,366,432	$20,102,912	$21,710,450	$21,249,131	$57.22

Real Estate Taxes(5)	$950,051	$1,756,098	$2,776,986	$3,061,642	$4,976,335	$13.40
Management Fee	254,907	259,431	269,072	271,042	424,983	$1.14
Insurance	436,599	505,568	589,215	674,616	532,872	$1.44
Ground Rent	240,429	240,429	240,429	240,429	257,259	$0.69
Other Expenses(6)	5,161,537	5,071,514	4,717,111	5,898,991	5,902,658	$15.90
Total Operating Expenses	$7,043,523	$7,833,041	$8,592,813	$10,146,720	$12,094,106	$32.57

Net Operating Income	$9,861,207	$10,533,391	$11,510,099	$11,563,730	$9,155,025	$24.65
Replacement Reserves	0	0	0	0	75,536	$0.20
TI/LC	0	0	0	0	173,262	$0.47
Net Cash Flow	$9,861,207	$10,533,391	$11,510,099	$11,563,730	$8,906,227	$23.98

Occupancy (%)	98.4%	98.4%	98.4%	91.8%	89.0%(7)
NCF DSCR	1.54x	1.65x	1.80x	1.81x	1.40x
NOI Debt Yield	10.6%	11.3%	12.4%	12.4%	9.8%
(1)	The decrease from TTM 5/31/2024 Net Operating Income to UW Net Operating Income is primarily attributable to Guitar Center notifying the borrower that it plans to vacate its space at the Atlantic Terminal Property at the end of its lease term in March 2025. The Guitar Center lease accounted for 22,775 square feet and $1,072,700 of annual rent and is not being included in UW Net Operating Income.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated June 30, 2024.
(3)	Contractual Rent Steps are inclusive of $44,180 of straight line rent steps and $301,367 of contractual rent steps through May 1, 2025.
(4)	Other Income includes storage, signage, and license income as well as various sundries and other miscellaneous income.
(5)	The Atlantic Terminal Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the Metropolitan Transit Authority. According to the appraisal, in tax year 2024/2025, unabated taxes were estimated to be $5,708,526, inclusive of Business Improvement District (“BID”) taxes. Underwritten property taxes of $4,976,335 are based on the five-year average PILOT payment of $4,822,430 plus the 2024/2025 BID Taxes of $153,905 for total underwritten taxes of $4,976,335. See “Ground Lease” below.
(6)	Other Expenses include contract services, CAM expenses, utilities and general and administrative expenses.
(7)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

Appraisal. According to the appraisal, the Atlantic Terminal Property had an “as-is” appraised value of $166,600,000 as of July 11, 2024, as shown in the table below.

Atlantic Terminal Appraised Value(1)
Property	Value	Capitalization Rate
Atlantic Terminal	$166,600,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated July 22, 2024, there was no evidence of any recognized environmental conditions at the Atlantic Terminal Property.

The Market. The Atlantic Terminal Property is located at 139 Flatbush Avenue in the Fort Greene neighborhood of Brooklyn, New York. The Atlantic Center Property is located above Atlantic Terminal Station, the third largest transportation center in New York City, with over 40 million passengers annually, and access to 9 subway lines and the Long Island Railroad. The Atlantic Terminal Property is accessible by the Long Island Rail Road, the 2, 3, 4, 5, B, D, N, Q, R and W subway trains and the B41, B45, B63, B65 and B67 bus lines. Additionally, the Atlantic Terminal Property is located immediately across the street from Barclays Center, an 18,000 seat sports and entertainment arena (home to the Brooklyn Nets NBA team), which is part of the larger, 22-acre Pacific Park project (formerly Atlantic Yards), a public/private development initiative that includes approximately 6,400 residential housing units, as well as office retail, public open space and parking.

According to the appraisal, the Atlantic Terminal Property is located in the North Brooklyn retail submarket of the broader Bronx/Brooklyn/Queens/Staten Island retail market. As of the second quarter of 2024, the North Brooklyn retail submarket had a total inventory of approximately 51.2 million square feet, an overall vacancy rate of 3.1% and an all service type rent of $54.69 per square foot.

The following table presents information relating to comparable big box retail leases for the Atlantic Terminal Property:

Market Analysis - Big Box Retail Rentals(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term	Rent (PSF)
Atlantic Terminal(2) 139 Flatbush Avenue Brooklyn, NY 11217	-	Target Corporation	194,290	Jun - 2004	25.7 yrs	$4.89
Atlantic Center 625 Atlantic Avenue, Brooklyn, NY 11217	0.2 mi	Dave & Buster's	40,213	Aug - 2021	15.8 yrs	$50.00
4802 New Utrecht Avenue 4802 New Utrecht Avenue, Brooklyn, NY 11219	4.5 mi	Amazing Savings	17,000	Sep - 2019	10.0 yrs	$41.18
56 North 9th Street 56 North 9th Street, Brooklyn, NY 11249	4.5 mi	Brooklyn Boulders	34,530	Jun - 2018	20.0 yrs	$57.92
Gateway Center Phase I 501 Gateway Drive, Brooklyn, NY 11239	7.3 mi	Dave & Busters	37,060	Feb - 2020	16.0 yrs	$46.00
45-10 48th Street 45-10 48th Street Long Island City, NY 11377	7.4 mi	Burlington Coat Factory	38,000	Mar - 2021	NAV	$32.00
8973 Bay Parkway 8973 Bay Parkway, Brooklyn, NY 11214	7.7 mi	Target	88,000	Jan - 2019	20.0 yrs	$41.00
Rego Center II 61-01 Junction Boulevard, Rego Park, NY 11374	9.8 mi	At Home	129,228	Oct - 2020	11.0 yrs	$38.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

The Borrower and the Borrower Sponsor. The borrower is MIR Hanson Associates, LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Atlantic Terminal Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Madison NYC Core Retail Holdings, LLC, a subsidiary of Madison International Realty (“Madison”). Founded in 2002, Madison is a global real estate private equity firm which invests in Class A properties and portfolios. Currently, Madison has office locations in New York, Los Angeles, London, Frankfurt, Luxembourg, Amsterdam and Singapore and has a full team dedicated to sourcing, underwriting, acquisition, asset management and investor relations. Madison focuses on capital partner replacements, equity monetizations and recapitalizations of class A properties and portfolios located throughout the United States, United Kingdom and Western Europe as well as investments in public/private companies owning similar quality properties.

Property Management. The Atlantic Terminal Property is managed by Madison International Realty PM, LLC, an affiliate of the borrower sponsor and non-recourse carveout guarantor.

Initial and Ongoing Reserves. At origination of the Atlantic Terminal Mortgage Loan, the borrower deposited approximately: (i) $9,875 into an immediate repairs reserve, (ii) $1,000,000 into a tenant improvements and leasing commissions reserve, (iii) $165,365 into an open claims reserve, (iv) $42,877 into a ground lease rent reserve, and (v) $50,000 into a condominium assessments reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $377,716).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Atlantic Terminal Mortgage Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,632.

Leasing Reserve - The borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $38,681 for tenant improvements and leasing commissions.

Ground Lease Rent Reserve – The borrower is required to deposit into a ground lease reserve, (i) within two business days of receipt of notice from lender that deposits in the reserve are less than two months’ worth of base rent, an amount sufficient to equal two months of base rent on deposit in the reserve, (ii) if lender determines that borrower will be required to make payments of net cash flow rent pursuant to the ground lease, an amount equal to two months’ worth of estimated net cash flow rent payments and (iii) within two business days of receipt of notice from lender that deposits in the reserve are less than two months’ worth of estimated net cash flow rent payments, an amount sufficient so that funds in the reserve are equal to two months of estimated net cash flow rent payments.

Lockbox / Cash Management. The Atlantic Terminal Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender controlled lockbox account and is thereafter required to promptly cause all revenue received by the borrower or the property manager to be deposited into such lender-controlled lockbox account. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the Atlantic Terminal Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Atlantic Terminal Mortgage Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Atlantic Terminal Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Atlantic Terminal Mortgage Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Atlantic Terminal Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.15x, (iii) unless the Specified Tenant Debt Yield Cure Conditions (as defined below) are satisfied, the occurrence of a Specified Tenant Trigger Period (as defined below) or (iv) the occurrence of an EDC Payment Trigger Period (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter, (y) with regard to any Trigger Period commenced in connection with clause (iii) above, the occurrence of the applicable Specified Tenant Cure Conditions (as defined below) and/or a Specified Tenant Trigger Period ceasing to exist and (z) with regard to any Trigger Period commenced in connection with clause (iv) above, the EDC Payment Trigger Period ceasing to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

A “Specified Tenant” means, as applicable, (i) Target, together with its successors and/or assigns, (ii) any replacement tenant of the Specified Tenant space and (iii) any parent company or affiliate of any Specified Tenant guarantying any Specified Tenant leases.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than a Permitted Dark Event (as defined below), Specified Tenant failing to be in actual, physical possession of at least 80% of the Specified Tenant space or Specified Tenant failing to be open for business during customary hours and/or “going dark” in at least 80% of the Specified Tenant space, (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant, and (vi) unless, and for so long as the Collateral Cure Conditions (as defined below) are satisfied, Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the Atlantic Terminal Mortgage Loan documents and (B) expiring upon the first to occur of satisfaction of the Specified Tenant Debt Yield Cure Conditions or the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions; (2) the borrower leasing (A) the entire Specified Tenant space (or applicable portion thereof) or (B) a portion of the foregoing pursuant to one or more leases that require the payment of aggregate rental at least equal to the rental required under the Specified Tenant lease being replaced thereby, in either case pursuant to one or more leases in accordance with the applicable terms and conditions of the Atlantic Terminal Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its Lease (other than due to a Permitted Dark Event), all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay per the terms of the lease) and, in lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) if the Specified Tenant Trigger Period exists pursuant to clause (i) of the definition thereof, the Specified Tenant has cured the applicable defaults under the applicable Specified Tenant lease, (ii) if the Specified Tenant Trigger Period exists pursuant to clause (ii) of the definition thereof, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) other than in connection with a Permitted Dark Event, (iii) if the Specified Tenant Trigger Period exists pursuant to clause (iii) or (iv) of the definition thereof, the applicable Specified Tenant has revoked or rescinded the applicable termination or cancellation notice(s) with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if the Specified Tenant Trigger Period exists pursuant to clause (v) of the definition thereof, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (v) if the Specified Tenant Trigger Period exists pursuant to clause (vi) of the definition thereof, the Collateral Cure Conditions have been (and remain) satisfied or the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms thereof and of the Atlantic Terminal Mortgage Loan documents (other than any timing requirement contained therein) for a term of at least five years and, in lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension (other than renewal/extension of Target’s lease) of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Debt Yield Cure Conditions” means that the debt yield of the Atlantic Terminal Mortgage Loan, without including any rental income from the Specified Tenant then otherwise causing a Specified Tenant Trigger Period, equals or exceeds 10%.

“Permitted Dark Event” means an event that will be deemed to occur with respect to a tenant that (a) has discontinued operations or “gone dark” in all or any portion of the premises demised pursuant to its lease to the extent (and for so long as) said discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Atlantic Terminal Property or applicable portion thereof and equally apply to other similar tenants operating in the same general area as the Atlantic Terminal Property, and the applicable tenant resumes operations in its demised premises within 90 days after such government restrictions are lifted, or (b) has not yet commenced operations in its demised premises because such tenant is in a “fitting out” period under such tenant’s lease beyond the rent commencement date thereunder and which period has not lasted more than twelve months.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the Atlantic Terminal Mortgage Loan, in an amount equal to $2,610,000 and, thereafter, for so long as borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Specified Tenant Trigger Period (as set forth in clause (A)(vi) of the definition thereof) on each one year anniversary of the date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Anchored 139 Flatbush Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 2 Atlantic Terminal	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$93,000,000 55.8% 1.40x 9.8%

that borrower made said deposit (or delivered said letter of credit), borrower is required to deposit additional cash collateral in an amount equal to $2,610,000 or to increase the amount of the letter of credit by an amount equal to $2,610,000 (as applicable).

“EDC Payment Trigger Period” means any period (a) commencing on any date on which any amounts become due and owing under that certain note, dated January 10, 2003, made by borrower to the New York City Economic Development Corporation (the “EDC Note”) and (b) expiring on lender’s receipt of reasonably satisfactory evidence that no amounts are owed under the EDC Note with respect to the then-current year.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Provided that no event of default is continuing under the Atlantic Terminal Mortgage Loan documents, a constituent party of the borrower is permitted to incur a mezzanine loan or preferred equity (the “Atlantic Terminal Mezzanine/Preferred Interest”) secured by the equity interest held by such constituent party in the borrower under the Atlantic Terminal Mortgage Loan, subject to the satisfaction of certain requirements set forth in the Atlantic Terminal Mortgage Loan documents, which include, but are not limited to: (i) the combined debt yield based on the Atlantic Terminal Mortgage Loan and the Atlantic Terminal Mezzanine/Preferred Interest is equal to or greater than 9.7%, (ii) the combined loan-to-value ratio based on the Atlantic Terminal Mortgage Loan and the Atlantic Terminal Mezzanine/Preferred Interest is not greater than 56.0%, (iii) the combined debt service coverage ratio based on the Atlantic Terminal Mortgage Loan and the Atlantic Terminal Mezzanine/Preferred Interest is equal to or greater than 1.40x, (iv) the execution of an intercreditor agreement and/or standstill agreement acceptable to the lender; and (v) the maturity of the Atlantic Terminal Mezzanine/Preferred Interest is coterminous with, or longer than, the maturity date of the Atlantic Terminal Mortgage Loan.

Release of Collateral. Not Permitted.

Ground Lease. The Atlantic Terminal Property represents a ground leasehold interest in the Retail Unit of the Atlantic Terminal Condominium, pursuant to a ground lease between the Metropolitan Transit Authority and the Long Island Rail Road Company (collectively, “Ground Lessor”), as fee owner, and the borrower, as ground lessee. The property was first ground leased pursuant to the ground lease dated October 31, 2002 and the leasehold interests were divided into condominium units pursuant to the Declaration of Condominium of The Atlantic Terminal Condominium dated February 10, 2003. The ground lease expires in 2094. Annual base rent under the ground lease is $240,429 through December 31, 2024, and increases to $257,259 from January 1, 2025 through December 31, 2029. On January 1, 2030, the ground rent payment is scheduled to be reset to equal the greater of (i) 10% of the “fair market value” of the “retail land premises” to be determined by an appraisal process in accordance with the ground lease, and (ii) base rent payable as of January 1, 2025, increased by 7.5% for each five-year period elapsed after January 1, 2025. This rent reset calculation is required to take place for each ten year period elapsed after January 1, 2030 through lease expiration. In addition, the ground lease requires the borrower to pay the Ground Lessor 15% of the net proceeds of a property sale, refinance or equity disposition, and to pay additional rent from net cash flow to the extent required pursuant to a formula set forth in the ground lease. The ground lease also provides for a payment of 7.5% of annual net cash flow; however, such payment is subject to certain offsets under the ground lease.

Subject to the lender’s rights, the Ground Lessor may terminate the ground lease (i) if an event of default occurs under the ground lease and the Ground Lessor provides the borrower with ten days’ notice or (ii) if more than 50% of the gross leasable area of the first floor of the Retail Unit is subject to a vacancy condition for more than one year and the borrower fails to cure such condition as required by the ground lease.

Pursuant to the ground lease, the Atlantic Terminal Property is subject to the PILOT, under which in lieu of paying real estate taxes to New York City, the borrower is obligated to pay the same amount of taxes to the Metropolitan Transit Authority. In addition, the PILOT provides for a partial tax abatement pursuant to which a percentage of the real property taxes attributable to the improvements is deducted from the PILOT payment. Such percentage was 100% beginning in the 2002/2003 tax year and for the following 16 tax years, then declines by 10% for each tax year for the following nine tax years. According to the appraisal, in tax year 2024/2025, unabated taxes were estimated to be $5,708,526, inclusive of BID Taxes. Underwritten property taxes of $4,976,335 are based on the five-year average PILOT payment of $4,822,430 plus the 2024/2025 BID Taxes of $153,905 for total underwritten taxes of $4,976,335. See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Joseph A. Daibes	Collateral:	Fee
Borrower(s):	Edgewater Residential Communities, L.L.C. III	Location:	Edgewater, NJ
Original Balance:	$75,000,000	Year Built / Renovated:	1999 / 2015
Cut-off Date Balance:	$75,000,000	Property Management:	DFT Property Manager, LLC
% by Initial UPB:	7.2%	Size:	376 Units
Interest Rate:	6.36000%	Appraised Value / Per Unit:	$130,300,000 / $346,543
Note Date:	October 4, 2024	Appraisal Date:	September 9, 2024
Original Term:	60 months	Occupancy:	93.4% (as of September 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	91.7%
Original Amortization:	NAP	Underwritten NOI:	$6,957,058
Interest Only Period:	60 months	Underwritten NCF:	$6,856,035
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$6,571,894 (TTM August 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$6,036,374
Call Protection:	L(25),D(31),O(4)	2022 NOI:	$5,806,701
Lockbox / Cash Management:	Soft / Springing	2021 NOI:	$5,540,190
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$199,468
Taxes:	$164,063	$54,688	NAP	Maturity Date Loan / Unit:	$199,468
Insurance:	$225,880	$20,535	NAP	Cut-off Date LTV:	57.6%
Replacement Reserves:	$0	$7,947	NAP	Maturity Date LTV:	57.6%
				UW NOI DY:	9.3%
				UW NCF DSCR:	1.42x
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$75,000,000	100.0%	Loan Payoff	$68,015,320	90.7%
			Principal Equity Distribution	5,682,321	7.6
			Closing Costs	912,416	1.2
			Upfront Reserves	389,943	0.5
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.

The Loan. The third largest mortgage loan (“The Metropolitan Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a 376-unit, high rise multifamily property comprised of two connected 14-story buildings located in Edgewater, New Jersey (“The Metropolitan Apartments Property”). The Metropolitan Apartments Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $75,000,000. The Metropolitan Apartments Mortgage Loan was originated on October 4, 2024 by CREFI and accrues interest at a fixed rate of 6.36000% per annum. The Metropolitan Apartments Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of The Metropolitan Apartments Mortgage Loan is October 6, 2029. The prior securitized mortgage loan secured by The Metropolitan Apartments Property matured on April 1, 2024. Between April 1, 2024 and the origination date of the Metropolitan Apartments Mortgage Loan, the prior securitized mortgage loan was in maturity default. In connection with the origination of the Metropolitan Apartments Mortgage loan the prior securitized mortgage loan was paid off in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

The Property. The Metropolitan Apartments Property is a 376-unit, Class A, high-rise multifamily property located in Edgewater, New Jersey, approximately three miles west of New York City and 1.5 miles north of the George Washington Bridge. The Metropolitan Apartments Property is situated on a 3.77-acre site, was built in 1999 and renovated in 2015. The Metropolitan Apartments Property consists of one building featuring two, fourteen story apartment towers and one central common portion on the second floor connecting the towers. The Metropolitan Apartments Property also features 6,800 square feet of retail space, which is leased to three commercial tenants and accounts for 1.8% of underwritten effective gross income at The Metropolitan Apartments Property. The commercial tenant unit mix features Bonita by the River, a local restaurant and bar, Dr. Glow Getter, a local skin care clinic, and Active Health Physical Therapy Associated, a physical therapy clinic.

The Metropolitan Apartments Property is located one block from the nearest bus stop on River Road, which according to the appraisal has estimated travel times of approximately 30 to 40 minutes by bus to Port Authority Bus Terminal in Manhattan, 22 to 55 minutes by car to Midtown Manhattan (depending on traffic) and 21 minutes by ferry to the 39th Street pier in Manhattan. Amenities at The Metropolitan Apartments Property include a manned lobby, an outdoor pool and sundeck, a fitness center, a game room with billiards, air hockey and a poker table, a golf simulator, a theatre room, a library, on-site laundry and garage and roof deck parking. The Metropolitan Apartments Property features 395 garage and surface parking spaces, resulting in a parking ratio of 1.05 spaces per unit.

The unit mix at The Metropolitan Apartments Property consists of 192 market rate one-bedroom units, 54 affordable one-bedroom units, 107 market rate two-bedroom units, and 23 affordable two-bedroom units. Unit amenities include stainless steel appliance kitchens with refrigerators, stove/ovens and microwaves, stone countertops, and tile backsplashes, vinyl wood plank flooring in kitchens and living areas, and tile baths with cultured marble vanity sinks. As of September 30, 2024, The Metropolitan Apartments Property was 93.4% leased.

The Metropolitan Apartments Property benefits from a 30-year PILOT (as defined below) program with the Borough of Edgewater through September 2047. In connection with the PILOT, 77 units at The Metropolitan Apartments Property are required to be maintained as affordable units pursuant to a deed restriction entered into in connection with the PILOT. According to the borrower, town requirements call for these units to be leased to a mix of low (earning 50% of AMI or less) to moderate-income tenants (earning 80% of AMI or less) at restricted rents. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at The Metropolitan Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1 BR	192	51.1%	95.3%	629	$2,217	$2,350
1 BR - Affordable	54	14.4%	85.2%	621	$1,334	$2,350
2 BR	107	28.5%	95.3%	994	$2,901	$3,250
2 BR - Affordable	23	6.1%	87.0%	961	$1,523	$3,200
Total/Wtd. Avg.	376	100.0%	93.4%	752	$2,242	$2,658
(1)	Based on the underwritten rent roll dated September 30, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Metropolitan Apartments Property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 8/31/2024	U/W	U/W Per Unit(2)
Base Rent - Residential	$7,879,059	$8,248,737	$8,765,144	$9,303,766	$9,521,424	$25,323
Potential Income from Vacant Units	0	0	0	0	789,600	$2,100
Gross Potential Rent	$7,879,059	$8,248,737	$8,765,144	$9,303,766	$10,311,024	$27,423
Other Income(3)	452,152	534,741	533,825	568,244	568,244	$1,511
Net Rental Income	$8,331,211	$8,783,478	$9,298,969	$9,872,010	$10,879,268	$28,934
(Vacancy / Credit Loss)	0	0	0	0	(859,304)	($2,285)
Effective Gross Income- Residential	$8,331,211	$8,783,478	$9,298,969	$9,872,010	$10,019,964	$26,649

Base Rent - Commercial	0	0	0	0	170,924	$25
Potential Income from Vacant Space	0	0	0	0	0	$0
Gross Potential Rent	$0	$0	$0	$0	$170,924	$25
Other Income - Commercial	0	0	0	0	26,400	$4
Net Rental Income	$0	$0	$0	$0	$197,324	$29
(Vacancy / Credit Loss)	0	0	0	0	(8,546)	($1)
Effective Gross Income - Commercial	$0	$0	$0	$0	$188,778	$28
Total Effective Gross Income	$8,331,211	$8,783,478	$9,298,969	$9,872,010	$10,208,742	$27,151

Real Estate Taxes(4)	625,092	625,188	620,632	607,716	625,000	$1,662
Insurance	300,000	300,000	301,415	310,500	234,681	$624
Management Fee	249,936	263,504	278,969	296,160	306,262	$815
Other Expenses(5)	1,615,993	1,788,085	2,061,579	2,085,740	2,085,740	$5,547
Total Expenses	$2,791,021	$2,976,777	$3,262,595	$3,300,116	$3,251,683	$8,648

Net Operating Income	$5,540,190	$5,806,701	$6,036,374	$6,571,894	$6,957,058	$18,503
Replacement Reserves - Residential	0	0	0	0	94,000	$250
Replacement Reserves - Commercial	0	0	0	0	1,360	$0
TI/LC - Commercial	0	0	0	0	5,663	$1
Net Cash Flow	$5,540,190	$5,806,701	$6,036,374	$6,571,894	$6,856,035	$18,234

Occupancy	91.2%	93.6%	94.1%	94.6%	91.7%(6)
NCF DSCR	1.15x	1.20x	1.25x	1.36x	1.42x
NOI DY	7.4%	7.7%	8.0%	8.8%	9.3%
(1)	Based on the underwritten rent roll as of September 30, 2024.
(2)	U/W Per Unit is based on total multifamily units (376 units) for all line items except for commercial items which are based on total commercial square feet (6,800) at The Metropolitan Apartments Property.
(3)	Other Income includes garage and parking income, late charges, laundry income, and other miscellaneous income.
(4)	The Metropolitan Apartments Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the Borough of Edgewater. According to the appraisal, in tax year 2024/2025, unabated taxes were estimated to be $1,692,158. Underwritten property taxes of $625,000 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption. The PILOT exemption is in place through September 2047 so long as the related deed restriction regarding affordable units remains in place. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(5)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(6)	Represents economic occupancy.

Appraisal. According to the appraisal, The Metropolitan Apartments Property had an “as-is” appraised value of $130,300,000 as of September 9, 2024. Based on the “as-is” value of $130,300,000, the Cut-off Date LTV and Maturity Date LTV for The Metropolitan Apartments Mortgage Loan are each 57.6%.

The Metropolitan Apartments Appraised Value(1)
Property	Value	Capitalization Rate
The Metropolitan Apartments	$130,300,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated September 17, 2024, there was no evidence of any recognized environmental conditions at The Metropolitan Apartments Property; however, there is a controlled recognized environmental condition related to ongoing remediation of a national priorities list (Superfund) site at an adjoining property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

The Market. The Metropolitan Apartments Property is located at 190 River Road in Edgewater, New Jersey, approximately three miles west of New York City and 1.5 miles north of the George Washington Bridge. Edgewater is a 3.5-mile-long, half-mile wide city in Bergen County situated on the Hudson River. Edgewater has access to Manhattan via bus or ferry service with the nearest bus stop to The Metropolitan Apartments Property located one block away on River Road. According to the appraisal, travel times are approximately 30 to 40 minutes by bus to Port Authority Bus Terminal in Manhattan, 22 to 55 minutes by car to Midtown Manhattan (depending on traffic) and 21 minutes by ferry to the 39th Street pier in Manhattan.

According to the appraisal, The Metropolitan Apartments Property is located in the Bergen County apartment submarket of the overall Northern New Jersey apartment market. As of the second quarter of 2024, the Northern New Jersey multifamily market had total inventory of 282,496 units, a vacancy rate of 6.0%, and asking rent of $2,514 per unit. As of the second quarter of 2024, the Bergen County multifamily submarket had an inventory of 50,711 units, a vacancy rate of 7.0%, and average asking rent of $2,546 per unit.

According to the appraisal, the 2023 population within a 0.25-, 0.5- and 1.0-mile radius of The Metropolitan Apartments Property was 6,668, 14,845 and 44,780, respectively. The 2023 average household income within the same radii was $175,017, $144,493 and $120,729, respectively.

The following table presents certain information relating to comparable multifamily properties to The Metropolitan Apartments Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
The Metropolitan Apartments 190 River Road Edgewater, NJ 07020	-	1999 / 2015	93.4%(2)	376	1BR / 1BA	629 SF(2)	$2,217(2)
					2BR / 2BA	994 SF(2)	$2,901(2)
Edgewater Town Center Apartments 905 River Road Edgewater, NJ 07020	0.3 mi	1999 / NAP	98.7%	64	1BR / 1BA	884 SF	$2,579
					2BR / 2BA	1,113 SF	$2,855
Riello 99 Gorge Road Edgewater, NJ 07020	0.5 mi	2004 / NAP	100.0%	90	1BR / 1BA	946 SF	$2,977
					2BR / 2BA	1,219 SF	$3,844
The River Club Apartments 105 Lighthouse Terrace Edgewater, NJ 07020	0.5 mi	1998 / NAP	98.9%	266	1BR / 1.5BA	800 SF	$3,050
					2BR / 2BA	1,133 SF	$3,964
Mariner's Landing Apartments 312 Portside Drive Edgewater, NJ 07020	1.3 mi	1999 / NAP	97.4%	110	1BR / 1BA	854 SF	$3,100
					2BR / 2BA	1,449 SF	$3,445
Windsor at Mariners 100 Tower Drive Edgewater, NJ 07020	1.7 mi	1997 / NAP	98.4%	222	1BR / 1BA	778 SF	$3,383
					2BR / 2BA	1,359 SF	$4,678
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 30, 2024. Average Rent Per Unit reflects the average rent for occupied market rate units.

The Borrower and the Borrower Sponsor. The borrower is Edgewater Residential Communities, L.L.C. III, a New Jersey limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Metropolitan Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Joseph A. Daibes of Daibes Enterprises. Daibes Enterprises was formed as a family-run construction company in 1975 and ultimately grew into a consortium of related companies that provides services including real estate development, general contracting, real estate sales, property management, mortgage finance, financial planning, insurance brokering and architectural design. Joseph A. Daibes is the son of Fred A. Daibes, who has material pending legal proceedings against him. The Mortgage Loan documents require Joseph A. Daibes to remain in control of the related borrower. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Metropolitan Apartments Property is managed by DFT Property Manager, LLC, a borrower-affiliated management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Multifamily – High Rise 190 River Road Edgewater, NJ 07020	Collateral Asset Summary – Loan No. 3 The Metropolitan Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 57.6% 1.42x 9.3%

Initial and Ongoing Reserves. At origination of The Metropolitan Apartments Mortgage Loan, the borrower deposited approximately (i) $164,063 into a reserve account for real estate taxes and (ii) $225,880 into a reserve account for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $54,688).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $20,535); provided, however, such amount will be waived if the liability or casualty policy maintained by the borrower is an approved blanket or umbrella policy.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $7,947 to be used for replacements at The Metropolitan Apartments Property.

Lockbox / Cash Management. The Metropolitan Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. At origination of The Metropolitan Apartments Mortgage Loan, the borrower established a lockbox account into which the borrower is required to deposit, or cause the property manager to deposit, all revenue generated by The Metropolitan Apartments Property. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Metropolitan Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Metropolitan Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Metropolitan Apartments Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Metropolitan Apartments Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Metropolitan Apartments Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Metropolitan Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Industrial – Warehouse/Manufacturing
Borrower Sponsor(s):	Hackman Capital Partners, LLC	Collateral:	Fee
Borrower(s):	Midlink Business Park, LLC	Location:	Kalamazoo, MI
Original Balance:	$70,000,000	Year Built / Renovated:	1963 / 2003, 2006, 2010
Cut-off Date Balance:	$70,000,000	Property Management:	Hackman Capital Partners, LLC
% by Initial UPB:	6.7%	Size:	1,687,012 SF
Interest Rate:	6.11300%	Appraised Value / Per SF:	$105,000,000 / $62
Note Date:	October 8, 2024	Appraisal Date:	August 29, 2024
Original Term:	60 months	Occupancy:	97.0% (as of July 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$7,247,306
Interest Only Period:	60 months	Underwritten NCF:	$6,741,202
First Payment Date:	December 6, 2024
Maturity Date:	November 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$7,542,178 (TTM June 30, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$7,276,652
Call Protection:	YM1(24),DorYM1(30),O(6)	2022 NOI:	$6,597,632
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	NAV(2)
Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$41
Taxes:	$256,347	$49,439	NAP	Maturity Date Loan / SF:	$41
Insurance:	$100,191	Springing	NAP	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	$14,058	$337,402	Maturity Date LTV:	66.7%
TI / LC:	$0	$28,117	$674,805	UW NOI DY:	10.4%
				UW NCF DSCR:	1.55x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$70,000,000	100.0%	Loan Payoff	$37,694,319	53.8%
			Principal Equity Distribution	29,547,160	42.2
			Closing Costs(3)	2,401,984	3.4
			Reserves	356,537	0.5
Total Sources	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(2)	The borrower did not provide financial information prior to 2022.
(3)	Closing Costs include a rate buydown fee of $1,400,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

The Loan. The fourth largest mortgage loan (the “Midlink Business Park Mortgage Loan”) is secured by the borrower’s fee interest in a 1,687,012 SF industrial property located in Kalamazoo, Michigan (the “Midlink Business Park Property”). The Midlink Business Park Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Midlink Business Park Mortgage Loan was originated on October 8, 2024 by DBR Investments Co. Limited and accrues interest at a fixed rate of 6.11300% per annum. The Midlink Business Park Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Midlink Business Park Mortgage Loan is November 6, 2029.

The Property. The Midlink Business Park Property is a 1,687,012 SF industrial warehouse and manufacturing property located in Kalamazoo, Michigan. The Midlink Business Park Property sits on a 95.1 acre site and was previously occupied by a 2.2 million SF stamping plant built-to-suit for General Motors in 1963 and operated until 1999. The borrower sponsor acquired the Midlink Business Park Property in 1999 for approximately $23.0 million and invested over $85.0 million to completely redevelop the Midlink Business Park Property by dividing the 2.2 million SF facility (44 acres under one roof) into two institutional quality buildings, bringing the square footage down to approximately 1.7 million SF. Located along the Midwest I-94 corridor in Kalamazoo, less than 1-mile from the Kalamazoo Battle Creek International Airport, one hour south of Grand Rapids, two hours west of Detroit (108 miles), two-and-a-half hours east of Chicago (129 miles), and three-and-a-half hours north of Indianapolis (240 miles), Midlink Business Park Property is positioned to support logistics and industrial operations.

The Midlink Business Park Property is comprised of two main buildings – Midlink East and Midlink West, each containing fully divisible space (plus a standalone 18,540 SF building). The buildings are separated by a 240-foot-wide plaza which optimizes access to docks and entryways, providing space flexibility and functionality. Midlink West offers flexible space suitable for light manufacturing, assembly, research and development, service businesses, call center and distribution, including cross-dock and mini-modal operations. The building offers tenants Sprinkle Road visibility and access. The 811,297 SF building features up to 20’ ceiling height, 27 dock-high loading doors, 40 x 40 bay spacing, new 40 watt halide lighting, air rotation heating units, full sprinkler system, epoxy-coated concrete floor, live floor loading of 1,000-2,300 lbs/SF, heavy power high loading doors with levelers, as well as access to rail. Additionally, Midlink West offers space that can be used as retail showrooms.

Midlink East, engineered for heavy industry, is suitable for heavy/light manufacturing and assembly operations, steel storage and forming, high-bay warehousing and distribution. It features 38’-42’ clear heights, 19 dock-high loading doors, 40’x 80’ bay spacing, interior/exterior dual rail spur, 16 high-capacity cranes (up to 50 tons), 40 watt halide lighting, air rotation heating units, full sprinkler system, high floor load capacity, and heavy power capabilities.

As of July 30, 2024, the Midlink Business Park Property was 97.0% leased to a diverse mix of 18 tenants with a weighted average length in occupancy of approximately 10.4 years and a weighted average remaining lease term of approximately 4.5 years. The tenancy includes a variety of logistics, technology, manufacturing and fabrication companies including major national tenants such as Kaiser Aluminum (NASDAQ: KALU, Fitch: BB-, S&P: BB-, Moody’s: B2), Landscape Forms, and Graphic Packaging International, Inc. (NYSE: GPK, S&P: BB+, Moody’s: Ba2).

One of the parcels of land included in the Midlink Business Park Property consists of a single condominium unit that comprises 480,242 square feet, including the standalone 18,540 SF building. Such condominium unit represents one unit in a 20-unit horizontal land condominium, and accordingly the borrower does not control the condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The Midlink Business Park Property is subject to Act 381 Brownfield Plan (Amendment #4) (the “Brownfield Plan”) administered by the Kalamazoo County Brownfield Redevelopment Authority (the “Redevelopment Authority”). The Brownfield Plan includes both the Midlink Business Park Property and adjacent properties that were sold and developed by others. Amendment #4 also declares the Property as an Economic Opportunity Zone, allowing for additional non-environmental eligible activities to be included in the Brownfield Plan including infrastructure improvements and site preparation activities. This plan utilizes tax increment revenue from increases in value from redevelopment of Brownfields sites or other properties subject to blight or obsolescence for reimbursement of the eligible activities and costs outlined in the plan (the Tax Incremental Revenue or “TIR”). The borrower is entitled to receive reimbursement for eligible costs incurred by it up to a specified amount. The borrower is not required under the Midlink Business Park Mortgage Loan to undertake any such reimbursable activities, and the TIR has not been underwritten.

Major Tenants. The three largest tenants based on underwritten base rent are Kaiser Aluminum Fabricated Products, LLC (“Kaiser”), Landscape Forms, Inc. (“Landscape Forms”) and Graphic Packaging International, LLC. (“Graphic Packaging”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

Kaiser (464,519 square feet; 27.5% of net rentable area; 26.7% of underwritten base rent) Kaiser Aluminum Corporation (NASDAQ: KALU), the parent company of Kaiser, is a leading producer of fabricated aluminum products for aerospace/high strength, general engineering, automotive and custom industrial applications. Its engineers, designers, metallurgists and sales personnel work with customers to find innovative solutions for customers’ needs. Its aluminum product offering includes plate, sheet, extrusions, rod, bar, tube, forge stock, and wire. It sells its products directly to customers through sales personnel located in the United States, Canada, Europe, and China, as well as through independent sales agents in other regions of Asia, Latin America, and the Middle East. Kaiser was founded in 1946 and is headquartered in Foothill Ranch, California. The company is currently rated BB-, BB- and B2 by Fitch, S&P, and Moody’s, respectively. Kaiser has been at the Midlink Business Park Property since 2008 when it executed a new 25-year lease which expires in August 2033. Additionally, according to the borrower sponsor, Kaiser has reportedly spent over $120.0 million (approximately $258 PSF) to improve its space with specialized heavy machinery and automation. Kaiser has approximately 180 employees at the Midlink Business Park Property. Kaiser has a right of first refusal to buy the Midlink Business Park Property on the same terms and conditions as the landlord would sell to a third party; provided, however, that Kaiser has waived such right of first offer in connection with the exercise of the lender’s remedies under the Midlink Business Park Mortgage Loan (including a foreclosure or deed-in-lieu thereof and the immediately succeeding transfer thereafter). See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus. Kaiser has two 10 year renewal options and no termination options.

Landscape Forms (255,760 square feet; 15.2% of net rentable area; 14.4% of underwritten base rent) Landscape Forms designs, manufactures, and distributes site furnishings made of metal, wood, and plastic for outdoor environments. The company is an industry leader in integrated solutions of high-design site furniture and advanced LED lighting. For more than 45 years it has produced site furnishings that help designers and other clients achieve functional environments that enhance the experience of outdoor space. Landscape Forms solutions include a wide range of elements from seating, shelters and signage, to bike racks and bollards, litters and LED lights. The company serves municipalities, transit centers, corporate customers, and college and health care campuses through representatives in the United States, Canada, and internationally. Major clients include brands such as Boeing, Cisco Systems, Disney, Sprint, American Airlines, Herman Miller and Nike. Additionally, the company was named by a business newspaper as one of the Top 15 Small Workplaces in the US. Landscape Forms was founded in 1969 and is based in Kalamazoo, Michigan. It has sales offices in North America, Japan, Europe, Asia, the Russian Federation, and the United Arab Emirates. Landscape Forms has been at the Midlink Business Park Property since 2008 and uses this space as its headquarters and primary manufacturing facility with approximately 150 employees at the Midlink Business Park Property. Landscape Forms has two 5 year renewal options and no termination options.

Graphic Packaging (148,000 square feet; 8.8% of net rentable area; 7.9% of underwritten base rent) Graphic Packaging, Inc. (NYSE: GPK, Fitch: N/A, S&P: BB+, Moody’s: Ba2) is a Fortune 1000 corporation based in Sandy Springs, Georgia. It is a leading company in the design and manufacturing of packaging for commercial products. The company manufactures paperboard and folding cartons for a wide range of popular consumer goods, particularly beverages and packaged food. The company operates a mill in West Monroe, Louisiana and in Macon Georgia that uses recycled municipal wastewater in the manufacture of food grade cardboard. The company markets its products primarily through sales offices and broker arrangements with third parties in the Americas, Europe, and the Asia Pacific. Graphic Packaging has been at the Midlink Business Park Property since 2014 when it executed a new lease that has since been extended to December 2027. It uses its space at the Midlink Business Park Property as a logistics facility for the storage and distribution of cardboard cereal boxes for Kellogg’s. This serves a strategic location within the supply chain for Kellogg’s which is headquartered and operates its main factory in nearby Battle Creek, Michigan. Graphics Packaging recently renewed its lease to December 2027. Graphics Packaging has no remaining renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

The following table presents certain information relating to the largest tenants at the Midlink Business Park Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Kaiser	B2/BB-/BB-	464,519	27.5%	$1,885,366	$4.06	26.7%	8/31/2033	N	2 x 10 Yr
Landscape Forms	NR/NR/NR	255,760	15.2	1,014,178	$3.97	14.4	12/31/2027	N	2 x 5 Yr
Graphic Packaging	Ba2/BB+/NR	148,000	8.8	555,000	$3.75	7.9	12/31/2027	N	None
Sigma Machine Inc	NR/NR/NR	116,438	6.9	553,081	$4.75	7.8	4/30/2026	N	1 x 3 Yr
W Soule and Company	NR/NR/NR	77,805	4.6	383,579	$4.93	5.4	3/14/2031	Y	None
Fabri-Kal Corporation	NR/NR/NR	60,000	3.6	285,000	$4.75	4.0	4/30/2025	N	None
RE: Build Tekna, LLC	NR/NR/NR	64,000	3.8	278,380	$4.35	3.9	11/30/2026	N	None
CHEP USA	NR/NR/NR	78,400	4.6	252,802	$3.22	3.6	8/31/2028	N	2 x 5 Yr
Erickson Flooring and Supply	NR/NR/NR	57,600	3.4	250,506	$4.35	3.5	4/30/2026	N	1 x 3 Yr
Mann+Hummel USA, Inc.	NR/NR/NR	53,401	3.2	239,196	$4.48	3.4	11/30/2025	N	None
Largest Tenants		1,375,923	81.6%	$5,697,087	$4.14	80.7%
Remaining Occupied		259,854	15.4	1,363,281	$5.25	19.3
Total Occupied		1,635,777	97.0%	$7,060,368	$4.32	100.0%
Vacant		51,235	3.0
Total		1,687,012	100.0%
(1)	Based on the underwritten rent roll dated July 30, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Midlink Business Park Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2024 & MTM	0	0.0%	0.00%	$0	0.0%	$0.00	0
2025	199,241	11.8%	11.8%	$933,822	13.2%	$4.69	5
2026	271,638	16.1%	27.9%	$1,279,803	18.1%	$4.71	4
2027	403,760	23.9%	51.8%	$1,569,178	22.2%	$3.89	2
2028	144,619	8.6%	60.4%	$540,613	7.7%	$3.74	2
2029	26,195	1.6%	62.0%	$176,816	2.5%	$6.75	1
2030	48,000	2.8%	64.8%	$291,192	4.1%	$6.07	2
2031	77,805	4.6%	69.4%	$383,579	5.4%	$4.93	1
2032	0	0.0%	69.4%	$0	0.0%	$0.00	0
2033	464,519	27.5%	97.0%	$1,885,366	26.7%	$4.06	1
2034	0	0.0%	97.0%	$0	0.0%	$0.00	0
2035 & Thereafter	0	0.0%	97.0%	$0	0.0%	$0.00	0
Vacant	51,235	3.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,687,012	100.0%		$7,060,368	100.0%	$4.32	18
(1)	Based on the underwritten rent roll dated July 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midlink Business Park Property:

Cash Flow Analysis
	2022	2023	TTM 6/30/2024	U/W(1)	U/W Per SF
Base Rent(1)	$6,614,805	$6,765,633	$7,003,719	$7,060,368	$4.19
Rent Steps	0	0	0	104,579	0.06
Value of Vacant Space	0	0	0	240,235	0.14
Recoveries	3,971,047	4,256,898	4,205,681	4,237,083	2.51
Other Income	229,682	568,711	595,214	588,000	0.35
Total Gross Income	$10,815,534	$11,591,242	11,804,614	$12,230,265	$7.25
(Vacancy & Bad Debt)	0	0	0	(611,513)	(0.36)
(Abatements)	0	(26,100)	(26,100)	0	(0.00)
Effective Gross Income	$10,815,534	$11,565,142	$11,778,514	$11,618,752	$6.89
Real Estate Taxes	432,875	500,404	517,164	533,316	0.32
Insurance	500,300	530,170	545,153	601,143	0.36
Management Fee	423,352	448,567	441,384	464,750	0.28
Other Expenses	2,861,376	2,809,350	2,732,635	2,772,237	1.64
Total Expenses	$4,217,903	$4,288,490	$4,236,336	$4,371,446	$2.59
Net Operating Income	$6,597,632	$7,276,652	$7,542,178	$7,247,306	$4.30
Capital Expenditures	0	0	0	168,701	0.10
TI/LC	0	0	0	337,402	0.20
Net Cash Flow	$6,597,632	$7,276,652	$7,542,178	$6,741,202	$4.00

Occupancy	96.0%	97.0%	97.0%	95.0%
NCF DSCR	1.52x	1.68x	1.74x	1.55x
NOI Debt Yield	9.4%	10.4%	10.8%	10.4%
(1)	U/W Base Rent is based on the underwritten rent roll dated July 30, 2024.

Appraisal. According to the appraisal, the Midlink Business Park Property had an “as-is” appraised value of $105,000,000 as of August 29, 2024. The table below shows the appraisal’s “as-is” conclusions.

Property	Appraised Value(1)	Capitalization Rate(1)
Midlink Business Park	$105,000,000	6.75%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment for the Midlink Business Park Property dated September 6, 2024 identified a recognized environmental condition related to contamination from the prior industrial use at the Midlink Business Park Property and controlled recognized environmental conditions related to the contamination of concrete floors in the basement of Midlink East with polychlorinated biphenyls and the existence of a due care plan related to identified contamination. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Midlink Business Park Property is located in Kalamazoo, Michigan, which is equidistant from Chicago and Detroit. According to the appraisal, the Kalamazoo County industrial market has 37.5 million SF of inventory with a 3.3% market vacancy. Health care, education and the production of pharmaceutical products are major industries in the area. Employers include Pfizer Inc., Bronson Methodist Hospital, Western Michigan University, Ascension Borgess Hospital and Kalamazoo Public Schools.

There is currently approximately 1.1 million SF of industrial space under construction in the market. Submarket vacancy rates for Southern Kalamazoo County were reportedly 2.2% per a third party market report. The Kalamazoo - Michigan USA warehouse market consists of approximately 38,801,053 SF of warehouse space as of the second quarter of 2024. As of the second quarter of 2024, there were approximately 37,607,112 SF of occupied warehouse space (including sublet space), resulting in an occupancy rate of 96.9% for the metropolitan area. This reflects a decrease from the previous quarter’s occupancy of 98.2%, and a decrease from an occupancy rate of 98.4% from 2023. The concluded market rent for the Kalamazoo market is $4.75 PSF whereas the rent at the Midlink Business Park is $4.32 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

The Borrower and the Borrower Sponsor. The borrower is Midlink Business Park, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Midlink Business Park Mortgage Loan.

The borrower sponsor and recourse carveout guarantor is Hackman Capital Partners, LLC (“HCP”). HCP is a private, asset-based investment firm, based in Los Angeles, California. Since inception, HCP has invested in a total of approximately 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included more than 6.2 million square feet located in California. HCP is an owner and developer in Culver City, having owned or redeveloped some of the city’s projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beats by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, among others.

Property Management. The Midlink Business Park Property is currently managed by Hackman Capital Partners, LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of the Midlink Business Park Mortgage Loan, the borrower deposited approximately (i) $256,347 into a reserve account for real estate taxes and (ii) $100,191 (representing two monthly installment payments for insurance premiums) into a static reserve account for insurance premiums.

Real Estate Taxes – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $49,439).

Insurance – To the extent that an Acceptable Installment Policy (as defined below) is not in place with respect to the Midlink Business Park Property, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; provided that such deposits will not be required to the extent that a blanket insurance policy acceptable to the lender is in effect.

An "Acceptable Installment Policy” means a policy that allows the borrower to pay insurance premiums in monthly installments so long as (i) on the origination date, the borrower reserves two monthly installments and (ii) the borrower submits to the lender proof of payment of each and every installment as it becomes due and payable.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $14,058 to be used for replacements at the Midlink Business Park Property, capped at $337,402.

TI/LC Reserve – The borrower is required to make monthly deposits into the TI/LC reserve in an amount equal to approximately $28,117, capped at $674,805.

Lockbox / Cash Management. The Midlink Business Park Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Midlink Business Park Property are required to be deposited directly to the lockbox account the (“Clearing Account”) by tenants. Funds in the Clearing Account will be swept to the borrower’s operating account on a daily basis unless a Trigger Period (as defined below) exists. During a Trigger Period, any transfers from the Clearing Account to the borrower’s operating account must cease and sums on deposit in the Clearing Account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the Midlink Business Park Mortgage Loan documents (including, without limitation, taxes and insurance, debt service and required reserves), budgeted property operating expenses (which must be approved by the lender during a Trigger Period) and approved extraordinary expenses, with any excess funds (the “Excess Funds”) being deposited (i) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve until the Lease Sweep Period has been cured, and then (ii), if any other Trigger Period is continuing, into a cash collateral reserve to be held by the lender as additional collateral for the Midlink Business Park Mortgage Loan (but which may be applied to pay approved extraordinary expenses and must be released to the borrower upon the cessation of all Trigger Events).

A “Trigger Period” will commence upon any of: (i) an event of default, (ii) a Low DSCR Period (as defined below), or (iii) a Lease Sweep Period and will end upon, (A) with respect to a Trigger Period pursuant to clause (i), the event of default has been waived in writing in the lender’s discretion or cured (and such cure has been accepted by the lender), (B) with respect to a Trigger Period pursuant to clause (ii) the Low DSCR Period has ended, and (C) with respect to a Trigger Period pursuant to clause (iii), the Lease Sweep Period has ended.

A “Low DSCR Period” will commence when the debt service coverage ratio of the Midlink Business Park Mortgage Loan is less than 1.15x as of any calendar quarter and will end on the earlier to occur of (i) the date that the debt service coverage ratio of the Midlink Business Park Mortgage Loan is 1.15x or greater for two consecutive calendar quarters or (ii) the borrower delivers to the lender cash and/or a letter of credit in an amount which, if applied to repay the outstanding principal balance of the Midlink Business Park Mortgage Loan, would cause the debt service coverage ratio to equal at least 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Industrial – Warehouse/Manufacturing 5200 East Cork Street Kalamazoo, MI 49048	Collateral Asset Summary – Loan No. 4 Midlink Business Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 66.7% 1.55x 10.4%

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, and (y) the date under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is cancelled or terminated or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease has ceased operating its business (i.e., “goes dark”) at the Midlink Business Park Property (or any material portion thereof), provided that a Lease Sweep Period will not commence if (x) such tenant is rated investment grade and continues to pay all rent when due or (y) the tenant is discontinuing its business to comply with an emergency law mandating temporary closure (not beyond 120 consecutive days) of the tenant’s business and for the duration of such period the tenant continues to pay full rent, is not in default, and has not requested any rental or other material concessions due to such closure, (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (f) the occurrence of certain bankruptcy or insolvency events relating to the Lease Sweep Lease tenant or its parent company or lease guarantor or (g) to the extent any Lease Sweep Period has ended pursuant to clause (H) below and thereafter, funds in the lease sweep reserve are used to tenant (or re-tenant) space at the Midlink Business Park Property that is not Lease Sweep Lease space, the date that the lender determines in its reasonable discretion that funds then on deposit in the lease sweep reserve are insufficient to cover all anticipated approved leasing expenses related to the space demised under the related Lease Sweep Lease.

A Lease Sweep Period will end upon (A) in the case of clauses (a), (b) (c) (d), (e) or (g) above, when (1) the entirety of the lease sweep space (or applicable portion) is leased pursuant to one or more Qualified Leases (as defined below) and sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the applicable Lease Sweep Period), to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the Midlink Business Park Mortgage Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases (collectively with Reletting Expenses, “Qualified Expenses”), or (2) a portion of the Lease Sweep Space is leased pursuant to one or more Qualified Leases and sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the applicable Lease Sweep Period), to cover (x) Qualified Expenses of such Qualified Leases plus (y) an amount equal to the remaining SF of vacant space with respect to the Lease Sweep Lease multiplied by $6.00; (B) in the case of clause (a) or (g) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and sufficient funds have been accumulated in the lease sweep reserve during the continuance of a Lease Sweep Period to cover all Reletting Expenses; (C) in the case of clause (b) above, if such termination option is not validly exercised by the applicable tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (D) in the case of clause (d) above, the date on which the tenant recommences operating its Lease Sweep Lease space (or applicable portion thereof), (E) in the case of clause (e) above, the default has been cured; (F) in the case of clause (f) above, the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed, assumed or assigned, in a manner reasonably satisfactory to the lender; (G) in the case of clauses (c) or (d) above, if less than 50% of the Lease Sweep Space triggered the related Lease Sweep Period, the date that funds in the lease sweep reserve equal the SF of such triggering space multiplied by $6.00, and (H) in the case of all clauses above, the date on which the funds in the lease sweep reserve are equal to the SF under the applicable Lease Sweep Lease multiplied by $6.00.

A "Lease Sweep Lease" means (i) the Kaiser lease, or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the space leased under the Kaiser Aluminum lease.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth therein or (ii) a modification of the Lease Sweep Lease approved by the lender in its reasonable discretion, or (B) a replacement lease (i) with a term that extends at least two years beyond the maturity date of the Midlink Business Park Mortgage Loan; (ii) entered into in accordance with the related loan documents and (iii) on economic terms (e.g., base rent calculated on a per square foot basis, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord on a per square foot basis as those contained in the Lease Sweep Lease being replaced.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

COLONY SQUARE – BLDG. 100

Floor	Tenant	SF	Expiration
Roof	Canadian Consulate	64 SF	MTM
24	Lord, Aeck & Sargent, Inc.	15,008 SF	11/2027
23	Lord, Aeck & Sargent, Inc.	15,008 SF	11/2027
22	Reit Funding LLC	5,711 SF	12/2027
22	Ansys, Inc.	9,018 SF	6/2028
21	FOX-BRV Southern Sports	15,008 SF	9/2026
20	Tosca	8,377 SF	12/2027
20	Schusterman Family Foundation	6,412 SF	12/2026
19	Tosca	15,008 SF	12/2027
18	May Architecture	10,096 SF	3/2026
18	Novapoint	1,884 SF	1/2027
18	Moeller Barbaree	1,257 SF	7/2025
18	Mission Partners	615 SF	3/2027
17	Canadian Consulate	12,805 SF	7/2029
17	Starfield & Smith	1,880 SF	7/2028
16	Tralongo	3,446 SF	4/2029
16	Boone Capital	2,577 SF	3/2028
16	North American Properties	8,843 SF	4/2025
14	Vacant	2,635 SF	
14	Alba Aluminum	2,979 SF	6/2029
14	Ammunition	8,680 SF	3/2027
12	Vacant	768 SF	
12	Metropolian Oral Surgery	2,169 SF	1/2026
12	Feather Touch Dental	3,123 SF	8/2032
12	Vacant	793 SF	
12	Colony Square Dental	3,220 SF	12/2029
12	Vacant	1,423 SF	
12	Travel Leaders	1,667 SF	2/2027
11	Vacant	14,697 SF	
10	WeWork	14,697 SF	4/2032
9	WeWork	14,697 SF	4/2032
8	WeWork	14,697 SF	4/2032
7	Syska Hennesy	4,104 SF	11/2025
7	SHL US, LLC	3,371 SF	4/2028
7	Pinnacle Legal	1,416 SF	5/2027
7	Adam Conti	1,540 SF	4/2025
7	Colony Square Management Office	3,357 SF	
6	Vacant	14,697 SF	
5	Corgan	8,896 SF	6/2030
5	Clark Construction	5,107 SF	7/2028
4	Secretariat International	14,697 SF	5/2030
3	Iconic Group	4,410 SF	1/2027
3	Camden Real Estate Company	3,818 SF	3/2027
3	Vacant	1,861 SF	
3	Insight Wealth	2,143 SF	1/2025
3	Joel Laster PC	993 SF	2/2025
2	FOX-BRV Southern Sports	14,112 SF	9/2026
1			
C	Fitness Center	5,363 SF	
C	Cycle	967 SF	
C	Parking Mgmt	693 SF	
C	Conference and Mail Room	4,733 SF	

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

Mortgage Loan Information		Property Information
Loan Sellers:	BMO, GACC, GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Mixed Use – Office/Retail
Borrower Sponsor(s):	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	Collateral:	Fee
Borrower(s):	LVA4 Atlanta Colony Square, L.P.	Location:	Atlanta, GA
Original Balance(1):	$70,000,000	Year Built / Renovated:	1972, 1974, 2020, 2021 / 2000
Cut-off Date Balance(1):	$70,000,000	Property Management:	North American Properties-Atlanta, Ltd.
% by Initial UPB:	6.7%	Size:	1,085,612 SF
Interest Rate:	7.37500%	Appraised Value / Per SF(4):	$516,000,000 / $475
Note Date:	October 2, 2024	Appraisal Date:	May 24, 2024
Original Term:	60 months	Occupancy:	82.5% (as of September 9, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	83.3%
Original Amortization:	NAP	Underwritten NOI:	$30,582,107
Interest Only Period:	60 months	Underwritten NCF:	$29,266,672
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$29,188,955 (TTM July 31, 2024)
Additional Debt Balance(1):	$190,000,000	2023 NOI:	$29,712,592
Call Protection(2):	L(25),DorYM1(28),O(7)	2022 NOI:	$24,041,323
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$16,554,450
Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$239
Taxes:	$0	$375,955	NAP	Maturity Date Loan Per SF:	$239
Insurance:	$0	Springing	NAP	Cut-off Date LTV(4):	50.4%
Replacement Reserve:	$0	$19,152	NAP	Maturity Date LTV(4):	50.4%
Rollover Reserve:	$4,000,000	$90,468	NAP	UW NOI DY:	11.8%
Free Rent Reserve:	$965,127	$0	NAP	UW NCF DSCR:	1.51x
Outstanding TI / LC:	$3,965,065	$0	NAP
Additional Rollover:	$0	$425,000	$5,100,000
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	87.3%	Loan Payoff	$281,760,456	94.6%
Borrower Sponsor Equity	37,832,154	12.7	Upfront Reserves	8,930,192	3.0
			Closing Costs	7,141,506	2.4
Total Sources	$297,832,154	100.0%	Total Uses	$297,832,154	100.0%
(1)	The Colony Square Mortgage Loan (as defined below) is part of the Colony Square Whole Loan (as defined below), which is comprised of 19 pari passu promissory notes with an aggregate original balance of $260,000,000. The Colony Square Whole Loan was co-originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the Colony Square Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance or voluntary prepayment of the Colony Square Whole Loan with yield maintenance in full (but not in part) is permitted at any time after the earlier to occur of (i) October 2, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2024-V11 securitization trust closing date in November 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	Appraised Value reflects the appraised value of the buildings at the Colony Square Property (as defined below) if sold individually. The appraisal determined an as is portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount. Such portfolio appraised value would result in a Cut-off Date LTV and Maturity Date LTV of 55.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

The Loan. The fifth largest mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan (the “Colony Square Whole Loan”) evidenced by 19 pari passu notes that is secured by the borrower’s fee interest in a 1,085,612 square foot mixed-use property in Atlanta, Georgia (the “Colony Square Property”).

The Colony Square Mortgage Loan, which is evidenced by the non-controlling Notes A-3, A-4-2, A-6-1 and A-11-1, has an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The Colony Square Whole Loan was co-originated by BMO, GSBI and GACC and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. BMO is selling Notes A-3 and A-4-2, with an aggregate Cut-off Date principal balance of $40,212,766, GACC is selling Note A-11-1, with a Cut-off Date principal balance of $14,893,617 and GSMC is selling Note A-6-1, with a Cut-off Date principal balance of $14,893,617. The Colony Square Whole Loan is interest only for the entire term and accrues interest on an Actual/360 basis.

The relationship between the holders of the Colony Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Colony Square Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C7 securitization trust, provided that upon the securitization of the controlling Note A-1, the Colony Square Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Colony Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$45,000,000	$45,000,000	BMO	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3	$25,000,000	$25,000,000	Benchmark 2024-V11	No
A-4-1(1)	$15,319,148	$15,319,148	BMO	No
A-4-2	$15,212,766	$15,212,766	Benchmark 2024-V11	No
A-5	$4,468,086	$4,468,086	BMO 2024-5C7	No
A-6-1	$14,893,617	$14,893,617	Benchmark 2024-V11	No
A-6-2(1)	$1,773,383	$1,773,383	GSBI	No
A-7	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-8(1)	$9,259,000	$9,259,000	GSBI	No
A-9(1)	$5,752,043	$5,752,043	GSBI	No
A-10(1)	$5,556,000	$5,556,000	GSBI	No
A-11-1	$14,893,617	$14,893,617	Benchmark 2024-V11	No
A-11-2(1)	$1,773,383	$1,773,383	GACC	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13(1)	$9,259,000	$9,259,000	GACC	No
A-14(1)	$5,752,043	$5,752,043	GACC	No
A-15(1)	$5,556,000	$5,556,000	GACC	No
A-16(1)	$25,000,000	$25,000,000	Morgan Stanley Mortgage Capital Holdings LLC	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Colony Square Property consists of (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony Square Property totals 1,085,612 square feet across four buildings, the largest being Building 400 which consists of 388,411 square feet of net rentable area. Building 100 consists of 329,011 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office spaces and 4,900 square feet of other spaces. Building 400 consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office spaces, 7,236 square feet of storage spaces, and 141 square feet of other spaces. Building 500 consists of 121,437 square feet of office space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

(11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3	98.0%	4,992,868	14.8%	$32.81
Storage	15,609	1.4	52.2%	138,439	0.4%	$16.99
Amenity/Other	28,959	2.7	83.1%	0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants. The largest tenants by underwritten base rent at the Colony Square Property are Jones Day, WeWork and WebMD

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent): Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support on complex transactions, high stakes litigation, cyber security, capital markets activities, and many more. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in legal industry publication’s ranking of the 200 largest law firms by gross revenue, and 15th in a 2024 survey by a legal industry publication of the 200 largest law firms in the world. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent): Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office, or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships, and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork emerged from Chapter 11 bankruptcy in May 2024. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property and in April 2024 to contract its leased space by one floor. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent): WebMD is an online health information website that provides information on a number of medical conditions, drugs and supplements, overall wellbeing, symptom checking, and medical practitioner location. Beyond its core services, WebMD also creates content such as news, blogs, and podcasts. WebMD was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s office lease at the Colony Square Property commenced in August 2010 and is scheduled to expire on March 31, 2028. WebMD’s office lease has one, five-year renewal option and no termination option.

The following table presents certain information relating to the historical occupancy of the Colony Square Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
76.2%	81.3%	82.8%	82.5%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of September 9, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

The following table presents certain information relating to the tenants at the Colony Square Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)(3)	Renewal Option(3)
Jones Day	Office	NR/NR/NR	115,000	10.6%	$37.73	$4,338,950	12.9%	11/30/2036	N(4)	2 x 5 Yr
WeWork	Office/Storage	NR/NR/NR	44,463	4.1	$41.77	1,857,081	5.5	4/30/2032	N	2 x 5 Yr
WebMD	Office/Storage	NR/NR/NR	42,112	3.9	$41.92	1,765,443	5.2	3/31/2028	N	1 x 5 Yr
SPACES	Office/Retail	NR/NR/NR	42,273	3.9	$37.11	1,568,751	4.7	5/31/2029	N	2 x 5 Yr
iPic Theater	Retail	NR/NR/NR	38,011	3.5	$39.44	1,499,154	4.5	12/31/2040	N	4 x 5 Yr
Whole Foods	Office	NR/NR/NR	29,046	2.7	$41.41	1,202,795	3.6	4/30/2032	N	2 x 5 Yr
CBS Radio East	Office/Storage	Baa2/NR/BBB	29,688	2.7	$35.40	1,050,846	3.1	11/30/2028	Y(5)	2 x 5 Yr
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4	$28.49	1,050,824	3.1	9/30/2026	N	2 x 5 Yr
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8	$31.56	947,305	2.8	11/30/2027	N	2 x 5 Yr
Tosca Services	Office	NR/NR/NR	23,385	2.2	$39.42	921,741	2.7	12/31/2027	N	1 x 5 Yr
Office/Retail/ Storage Tenants			430,877	39.7%	$37.60	$16,202,890	48.1%
Remaining Occupied			464,305	42.8	37.65	17,481,707	51.9
Total Occupied			895,182	82.5%	$37.63	$33,684,597	100.0%
Vacant Space			190,430	17.5
Collateral Total			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) with respect to certain tenants’ leased storage space that are not considered in the above Tenant Summary.
(4)	Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.
(5)	CBS Radio East may terminate its office lease at any time with 12 months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

The following table presents certain information relating to the tenant lease expirations at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM(5)	10	13,704	1.3%	$22,466	0.1%	13,704	1.3%	$22,466	0.1%
2024	4	4,224	0.4	44,768	0.1	17,928	1.7%	$67,234	0.2%
2025	17	70,888	6.5	2,386,574	7.1	88,816	8.2%	$2,453,808	7.3%
2026	18	96,572	8.9	3,015,645	9.0	185,388	17.1%	$5,469,453	16.2%
2027	20	107,574	9.9	4,262,340	12.7	292,962	27.0%	$9,731,794	28.9%
2028	27	124,858	11.5	5,249,578	15.6	417,820	38.5%	$14,981,372	44.5%
2029	21	104,577	9.6	4,485,385	13.3	522,397	48.1%	$19,466,757	57.8%
2030	10	32,823	3.0	1,528,896	4.5	555,220	51.1%	$20,995,653	62.3%
2031	11	61,332	5.6	1,809,607	5.4	616,552	56.8%	$22,805,261	67.7%
2032	8	79,551	7.3	3,333,631	9.9	696,103	64.1%	$26,138,891	77.6%
2033	1	2,980	0.3	92,082	0.3	699,083	64.4%	$26,230,973	77.9%
2034	4	12,017	1.1	515,289	1.5	711,100	65.5%	$26,746,262	79.4%
2035 & Beyond	7	184,082	17.0	6,938,335	20.6	895,182	82.5%	$33,684,597	100.0%
Vacant	NAP	190,430	17.5	NAP	NAP	1,085,612	100.0%	NAP	NAP
Total / Wtd. Avg.	158(6)	1,085,612	100.0%	$33,684,597	100.0%
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through August 2025.
(5)	MTM includes leases that are considered amenities, management office, and five storage spaces that are dependent on other tenant leases.
(6)	The number of expiring leases includes office, retail, storage and mixed-use tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

The following table presents certain information relating to the operating history and underwritten net cash flow of the Colony Square Property:

Cash Flow Analysis(1)
	2019	2020(2)	2021(2)	2022(2)	2023	TTM(3)	Underwritten	Per Square Foot	%(4)
Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$32,794,612	$30.21	72.4%
Rent Steps	0	0	0	0	0	0	889,985	0.82	2.0
Vacancy Lease-Up	0	0	0	0	0	0	7,564,548	6.97	16.7
Total Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00	91.1%
Total Reimbursements	1,003,124	654,243	1,078,643	3,819,783	4,002,407	4,014,008	4,030,272	3.71	8.9
Gross Potential Rent	$19,263,642	$20,438,542	$24,140,982	$32,365,766	$35,823,028	$35,943,949	$45,279,418	$41.71	100.0%
Other Income(5)	5,007,108	3,069,143	6,423,279	9,868,036	11,866,796	11,751,442	12,199,068	11.24	26.9
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	0	(7,564,548)	(6.97)	(16.7)
Effective Gross Income	$24,270,750	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98	110.2%
Total Expenses(6)	13,662,908	11,280,709	14,009,811	18,192,479	17,977,232	18,506,436	19,331,831	17.81	38.7
Net Operating Income	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17	61.3%
Capital Expenditures	0	0	0	0	0	0	229,823	0.21	0.5
TI/LC	0	0	0	0	0	0	1,085,612	1.00	2.2
Net Cash Flow	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96	58.6%
(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	The increase in Base Rent and Net Operating Income from 2020 to 2021 and 2022 is largely due to newly developed Building 300 and Building 500 as well as an increase in retail occupancy.
(3)	TTM represents the trailing 12-month period ending July 31, 2024.
(4)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(5)	Other Income is based on the TTM July 2024 statements and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income. The Underwritten Other Income excludes bad debt.
(6)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses. With respect to real estate taxes, the Colony Square Property benefits from tax abatements applicable to eight of the 12 tax parcels primarily expiring in 2030. Real estate taxes were underwritten based on the estimated 10-year abated expense average.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024.The table below shows the appraisal’s “as-is” conclusions. The appraised value reflects the appraised value of the buildings at the Colony Square Property if sold individually. The appraisal determined an as is portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Colony Square	$516,000,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) has an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest gross domestic product out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a 1-, 3- and 5-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

According to the appraisal, the Colony Square Property is also located in the Midtown/Pershing Point office submarket. According to the appraisal, the Midtown/Pershing Point office submarket had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

According to the appraisal, the Colony Square Property is located in the Midtown/Brookwood retail submarket. According to the appraisal, this submarket is ranked 27th in inventory in the metro area with 6,904,227 square feet, and has an asking rent of $35.96 per square foot,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

which is 71.5% greater than the metro area average of $20.97 per square foot. The Midtown/Brookwood retail submarket also holds a low vacancy rate of 2.3%.

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115,000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
1197 Peachtree Street Northeast Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
1201 West Peachtree Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
201 17th Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
201 17th Street Northwest Atlanta, GA
Ponce City Market	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
675 Ponce De Leon Avenue Northeast Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chick-Fil-A	$32.28(2)	May-19(2)	143(2)
1197 Peachtree Street Northeast Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Drive Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

The Borrower and the Borrower Sponsors. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote entity, with its general partner structured as a single purpose, bankruptcy-remote

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

Delaware single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colony Square Whole Loan. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.

Property Management. The Colony Square Property is managed by North American Properties-Atlanta, Ltd., a property management company affiliated with North American Ventures LLC.

Initial and Ongoing Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding TI/LC obligations and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $90,468 for approved leasing expenses.

Additional Rollover Reserve – On a monthly basis, the borrower is required to escrow $425,000 from excess cash flow, to the extent available, for tenant improvement and leasing commission obligations incurred following the origination date (the “Additional Rollover Reserve”). Such monthly deposits in the Additional Rollover Reserve will not be required during such time that the balance of the Additional Rollover Reserve equals or exceeds $5,100,000 (the “Additional Rollover Reserve Required Amount”).

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days. During the continuance of a Trigger Period (as defined below), provided no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the open date (i.e., the payment date that is 6 months prior to the maturity date) or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of (x) the date that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the date the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Replacement Reserve Cure Event (as defined below).

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

An “Additional Replacement Reserve Cure Event” means the earlier to occur of (A) the date on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) the date that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be made

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Mixed Use – Office/Retail 1197 Peachtree Street Northeast Atlanta, GA 30361	Collateral Asset Summary – Loan No. 5 Colony Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 50.4% 1.51x 11.8%

by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must equal at least 1.20x, (iv) the debt service coverage ratio (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Release of Collateral. Not permitted.

Ground Lease. The Colony Square Property consists of 12 tax parcels, eight of which are subject to a 10-year abatement expiring primarily in 2030 pursuant to a tax abatement transaction with the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”). Each abatement begins with a 50.0% reduction against the gross tax expense and burns off by 5.0% each year. To effectuate tax abatement benefits for the Colony Square Property, the borrower transferred the Colony Square Property to the Authority and leased it back from the Authority pursuant to a ground lease. The ground lease expires December 31, 2032. The borrower has the right to purchase the fee interest from the Authority at any time during the abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell and the borrower agreed to purchase the fee interest for $1.00 at expiration or termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the Colony Square Whole Loan is also secured by a mortgage on the Authority’s related fee interest. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%
Mortgage Loan Information		Property Information
Loan Seller(s):	Barclays	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Office – Suburban
Borrower Sponsors:	Teachers’ Retirement System of the State of Illinois and LPC Realty Advisors I, LLC	Collateral:	Fee
Borrower(s):	TR Royal Palm LLC	Location:	Plantation, FL
Original Balance:	$68,200,000	Year Built / Renovated:	2000, 2007 / 2023
Cut-off Date Balance:	$68,200,000	Property Management:	Lincoln Property Company Commercial LLC
% by Initial UPB:	6.5%	Size:	465,592 SF
Interest Rate:	6.45000%	Appraised Value / Per SF:	$120,300,000 / $258
Note Date:	October 17, 2024	Appraisal Date:	August 14, 2024
Original Term:	60 months	Occupancy:	84.4% (as of September 16, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	84.7%
Original Amortization:	NAP	Underwritten NOI(2):	$10,086,486
Interest Only Period:	60 months	Underwritten NCF:	$9,488,180
First Payment Date:	December 6, 2024
Maturity Date:	November 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$8,734,333 (TTM June 30, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$8,595,170
Call Protection:	L(24),D(29),O(7)	2022 NOI(3):	$8,599,960
Lockbox / Cash Management:	Hard / Springing	2021 NOI(3):	$10,067,720

Reserves(1)				Financial Information
	Initial	Monthly	Cap
Taxes:	$2,854,800	$225,667	NAP	Cut-off Date Loan / SF:	$146
Insurance:	$760,770	Springing	NAP	Maturity Date Loan / SF:	$146
Replacement Reserve:	$0	$7,760	NAP	Cut-off Date LTV:	56.7%
TI/LC:	$1,500,000	$58,199	NAP	Maturity Date LTV:	56.7%
Outstanding TI/LC Reserve:	$3,546,128	$0	NAP	UW NOI DY:	14.8%
				UW NCF DSCR:	2.13x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$68,200,000	89.2%	Loan Payoff	$66,668,377	87.2%
Borrower Sponsor Equity	8,295,703	10.8	Upfront Reserves	8,661,698	11.3
			Closing Costs	1,165,629	1.5
Total Sources	$76,495,703	100.0%	Total Uses	$76,495,703	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily due to new leasing in the second half of 2023 and 2024. Approximately $1.6 million of underwritten base rent of new leases were executed since July 2023.
(3)	The decrease from 2021 NOI to 2022 NOI is primarily due to lower CAM reimbursements and an increase in total expenses. CAM reimbursements were lower due to lower occupancy throughout the year. Total expenses increased primarily due to the increased cost of certain services due to the COVID-19 pandemic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

The Loan. The sixth largest mortgage loan (the “Royal Palm I & II Mortgage Loan”) is secured by a first deed of trust encumbering the borrower’s fee interest in a 465,592 square foot office property located in Plantation, Florida (the “Royal Palm I & II Property”). The Royal Palm I & II Mortgage Loan accrues interest at a fixed rate of 6.45000% per annum, has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Royal Palm I & II Mortgage Loan requires interest-only payments during its entire term.

The Property. The Royal Palm I & II Property is an office complex comprised of two Class A suburban office buildings, Royal Palm I and Royal Palm II, located in downtown Plantation, Florida. Royal Palm I is a nine-story building that was constructed in 2000 and Royal Palm II is an eight-story building that was constructed in 2007. The overall development, which spans across 25.38 acres, features a surface parking lot and each individual building has its own four-story parking garage. In total there are 1,927 parking spaces, or 4.16 spaces per 1,000 square feet of net rentable area. Amenities at the Royal Palm I & II Property include a fitness center, 24/7 security, tenant lounges, a wellness room and ample structured parking. Additionally, the office towers are designed with rectangular floor plates with extensive setbacks at the ends which allow for many corner offices.

The borrower sponsors have invested over $11 million in the Royal Palm I & II Property since acquisition and approximately $2.5 million since the start of 2023. The $2.5 million investment was dedicated to the buildout of five spec suites plus a conference center and breakroom. All five spec suites, totaling 25,856 square feet, have since been leased. The Royal Palm I & II Property is 84.4% occupied by 41 unique tenants. Additionally, 36.6% of total net rentable area and 46.3% of underwritten rent is occupied by investment grade tenants. Occupancy has been over 80% each year since 2015 with an average occupancy rate of 88.1%.

Major Tenants. The three largest tenants based on underwritten base rent are Virgin Voyages, GSA and Brookfield Hospitality.

Virgin Voyages (60,647 square feet; 13.0% of NRA, 17.3% of underwritten base rent): Virgin Voyages, originally founded in 2014 by Richard Branson, officially launched its first cruises in August 2021 and currently operates cruise ships servicing the Caribbean, the Mediterranean and most recently expanded to Australia and New Zealand. In 2023 Virgin Voyages closed on a $550 million capital raise led by Ares Management, Virgin Group and Bain Capital to accelerate its future growth plans. Virgin Voyages was named number one in the mega-ship category in the 2023 Travel + Leisure’s World’s Best Awards. The Royal Palm I & II Property serves as Virgin Voyages’ headquarters.

Virgin Voyages has been at the Royal Palm I & II Property since 2017 with a lease expiration date of May 2030 along with two, five-year renewal options. Virgin Voyages has no termination options.

GSA (48,091 square feet; 10.3% of NRA, 14.2% of underwritten base rent): GSA, or the United States General Services Administration, occupies five different suites at the Royal Palm I & II Property. Four different government agencies within the GSA are in occupancy of the five suites at the Royal Palm I & II Property. The GSA originally took occupancy of 19,949 square feet at the Royal Palm I & II Property in 2002, and has gradually expanded its footprint since.

GSA Department of Labor, representing 16,254 square feet, has a lease expiration date of August 31, 2029. GSA – IRS Law, representing 19,949 square feet, has a lease expiration date of November 25, 2027. GSA/ICE and GSA DEA, representing 8,743 and 3,145 square feet, respectively, each have a lease expiration date of October 15, 2038.

GSA Department of Labor, representing 16,254 square feet, has the right to terminate its lease with 90 days’ notice. GSA - IRS Law, representing 19,949 square feet, has the right to terminate its lease after November 26, 2025 with 120 days’ notice. GSA/ICE and GSA DEA have no termination options. The GSA tenants have no renewal options.

Brookfield Hospitality (34,936 square feet; 7.5% of NRA, 8.5% of underwritten base rent): Brookfield Hospitality (“Brookfield”) is an affiliate of Brookfield Properties which is a global real estate asset manager specializing in the office, retail, logistics, multifamily and hospitality sectors. Brookfield Properties manages over 1,100 properties totaling over 390 million square feet globally. Brookfield Properties also currently has another 40 million square feet under active development. In the United States alone, Brookfield Properties manages over 245 million square feet of space comprising of over 130 retail properties and over 125 office properties.

Brookfield has been at the Royal Palm I & II Property since 2017. Brookfield’s current lease term expires in March 2032 after recently renewing its lease for approximately 7.6 years and there is one, five-year renewal option remaining. Brookfield has the right to terminate its lease effective March 31, 2028 with 12 months’ notice and payment of a termination fee equal to (a) the unamortized portion of the cost of tenant improvements expended by the landlord, the abated rent and the commissions paid by the landlord to the brokers and (b) four months of rent equal to such rent for the 43rd month of the current lease term. Brookfield is currently in a rent abatement period which commenced on September 1, 2024 and will expire on March 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

The following table presents certain information relating to the tenants at the Royal Palm I & II Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Virgin Voyages	NR/NR/NR	60,647	13.0%	$2,019,899	$33.31	17.3%	5/31/2030	N	2 x 5 Yr
GSA	Aaa/AA+/AA+	48,091	10.3	1,651,769	$34.35	14.2	Various(2)	Y(3)	NAP
Brookfield Hospitality(4)	A3/A-/A-	34,936	7.5	989,736	$28.33	8.5	3/31/2032	Y(5)	1 x 5 Yr
Pediatric Associates	NR/NR/NR	34,975	7.5	970,556	$27.75	8.3	6/30/2030	N	2 x 5 Yr
Thales USA Inc.	A2/A-/NR	27,683	5.9	705,703	$25.49	6.1	6/30/2025	Y(6)	NAP
Regus	NR/NR/NR	19,310	4.1	545,508	$28.25	4.7	8/31/2030	N	1 x 5 Yr
AFLAC	A3/A-/NR	11,717	2.5	374,742	$31.98	3.2	12/31/2029	N	1 x 5 Yr
Ft. Lauderdale Eye	NR/NR/NR	10,449	2.2	332,592	$31.83	2.9	3/31/2029	N	2 x 5 Yr
Smurfit	NR/BBB/NR	10,751	2.3	310,405	$28.87	2.7	6/30/2034	N	1 x 5 Yr
Franklin Street	B3/NR/NR	9,090	2.0	273,154	$30.05	2.3	8/31/2032	Y(7)	NAP
Largest Tenants		267,649	57.5%	$8,174,064	$30.54	70.1%
Remaining Occupied		125,379	26.9%	3,478,620	27.74	29.9%
Total Occupied		393,028	84.4%	$11,652,684	$29.65	100.0%
Vacant		72,564	15.6%
Total		465,592	100.0%
(1)	Based on the underwritten rent roll dated September 16, 2024 and includes contractual rent steps through October 2025.
(2)	GSA Department of Labor, representing 16,254 square feet, has a lease expiration date of August 31, 2029. GSA – IRS Law, representing 19,949 square feet, has a lease expiration date of November 25, 2027. GSA/ICE and GSA DEA, representing 8,743 and 3,145 square feet, respectively, each have a lease expiration date of October 15, 2038.
(3)	GSA Department of Labor, representing 16,254 square feet, has the right to terminate its lease with 90 days’ notice. GSA - IRS Law, representing 19,949 square feet, has the right to terminate its lease after November 26, 2025 with 120 days’ notice. GSA/ICE and GSA DEA have no termination options.
(4)	Brookfield Hospitality, after recently renewing for an additional approximately 7.6-year term, is currently in a rent abatement period which commenced on September 1, 2024 and ends on March 31, 2025.
(5)	Brookfield Hospitality has the right to terminate its lease effective March 31, 2028 with 12 months’ notice. Please refer to the “Major Tenants” section for more details.
(6)	Thales USA Inc. has the right to terminate with 270 days’ notice.
(7)	Franklin Street has the right to terminate its space effective January 31, 2029 subject to a 12 month notice period and the payment of a termination fee equal to the sum of (a) the portion of the following costs and expenses that are unamortized as of the termination date: (i) landlord’s contribution, (ii) leasing commissions, (iii) abated rent and (iv) the landlord’s legal fees incurred with the third amendment of the lease and (b) the amount equal to base rent and the tenant’s proportionate share of operating expenses payable for the last full calendar month prior to the termination date.

The following table presents certain information relating to the lease rollover schedule at the Royal Palm I & II Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent		UW Base Rent $ per SF	# of Expiring Leases
MTM	9,370	2.0%	2.0%	$0	0.0%		$0.00	4
2024	0	0.0%	2.0%	$0	0.0		$0.00	0
2025	49,012	10.5%	12.5%	$1,349,784	11.6		$27.54	12
2026	13,014	2.8%	15.3%	$405,093	3.5		$31.13	3
2027	40,034	8.6%	23.9%	$1,207,788	10.4		$30.17	6
2028	7,525	1.6%	25.5%	$223,442	1.9		$29.69	2
2029	70,480	15.1%	40.7%	$2,295,813	19.7		$32.57	15
2030	114,932	24.7%	65.4%	$3,535,963	30.3		$30.77	8
2031	6,249	1.3%	66.7%	$189,907	1.6		$30.39	1
2032	47,624	10.2%	76.9%	$1,360,936	11.7		$28.58	4
2033	6,084	1.3%	78.2%	$174,514	1.5		$28.68	1
2034	16,453	3.5%	81.8%	$477,816	4.1		$29.04	2
2035 & Thereafter	12,251	2.6%	84.4%	$431,627	3.7		$35.23	3
Vacant	72,564	15.6%	100.0%	NAP	NA	P	NAP	NAP
Total / Wtd. Avg.	465,592	100.0%		$11,652,684	100.0%		$29.65	61
(1)	Based on underwritten rent roll dated September 16, 2024 and includes contractual rent steps through October 2025.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

Appraisal. According to the appraisal, the Royal Palm I & II Property has an “As Is” appraised value of $120,300,000 as of August 14, 2024.

Property	Appraisal Approach(1)	Appraised Value(1)	Capitalization Rate(1)
Royal Palm I & II	Income Capitalization Approach	$120,300,000	8.00%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated August 15, 2024, there are no recognized environmental conditions or recommendations for further action at the Royal Palm I & II Property.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Royal Palm I & II Property:

Cash Flow Analysis(1)
	2021(2)	2022(2)	2023	TTM 6/30/2024(3)	U/W(3)	U/W Per SF
Base Rent(4)	$10,253,934	$10,295,365	$10,334,230	$10,211,094	$11,652,684	$25.03
Gross Up Vacancy	$0	$0	$0	$0	$2,104,356	$4.52
Gross Potential Rent	$10,253,934	$10,295,365	$10,334,230	$10,211,094	$13,757,040	$29.55
CAM Reimbursements	$6,054,298	$5,378,383	$5,423,545	$5,568,022	$5,830,047	$12.52
Other Revenue	$92,919	$128,965	$135,444	$238,993	$121,306	$0.26
Net Rental Income	$16,401,151	$15,802,713	$15,893,219	$16,018,108	$19,708,392	$42.33
Vacancy/Credit Loss	$0	$0	$0	$0	($2,104,356)	($4.52)
Effective Gross Income	$16,401,151	$15,802,713	$15,893,219	$16,018,108	$17,604,036	$37.81
Taxes	$2,520,128	$2,528,953	$2,468,556	$2,468,556	$2,468,556	$5.30
Insurance	$575,023	$650,507	$767,356	$750,373	$760,770	$1.63
Utilities	$717,268	$917,584	$960,561	$931,825	$931,825	$2.00
Other Expenses	$2,521,012	$3,105,709	$3,101,576	$3,133,021	$3,356,399	$7.21
Total Expenses	$6,333,431	$7,202,753	$7,298,049	$7,283,775	$7,517,550	$16.15
Net Operating Income	$10,067,720	$8,599,960	$8,595,170	$8,734,333	$10,086,486	$21.66
Capital Expenditures	$0	$0	$0	$0	$93,118	$0.20
TI/LC	$0	$0	$0	$0	$505,188	$1.09
Net Cash Flow	$10,067,720	$8,599,960	$8,595,170	$8,734,333	$9,488,180	$20.38

Occupancy	87.5%	86.8%	80.3%	84.4%	84.7%(5)
NCF DSCR	2.26x	1.93x	1.93x	1.96x	2.13x
NOI Debt Yield	14.8%	12.6%	12.6%	12.8%	14.8%
(1)	Based on the underwritten rent roll dated September 16, 2024.
(2)	The decrease from 2021 Net Operating Income to 2022 Net Operating Income is primarily due to lower CAM Reimbursements and an increase in Total Expenses. CAM Reimbursements were lower due to lower occupancy throughout the year. Total Expenses increased primarily due to the increased cost of certain services due to the COVID-19 pandemic.
(3)	The increase from TTM 6/30/2024 Net Operating Income to U/W Net Operating Income is primarily due to new leasing in the second half of 2023 and 2024. Approximately $1.6 million of underwritten base rent of new leases were executed since July 2023.
(4)	U/W Base Rent includes contractual rent steps through October 2025.
(5)	U/W occupancy is based on economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

The Market. The Royal Palm I & II Property is located in the Plantation submarket within the greater Broward County office market. The Broward County office market has 128,000 square feet of positive absorption in the second quarter of 2024 and absorption has been positive each year since 2022. Suburban Broward County had 171,000 square feet of positive absorption compared to the CBD region which experienced 43,000 square feet of negative absorption in the second quarter of 2024. The Plantation submarket has outperformed the rest of the market based on vacancy rate and absorption thus far in 2024. As of the second quarter of 2024, Plantation had a vacancy rate of 14.2%, lower than the overall market vacancy rate of 18.5%, and 156,000 square feet of absorption which is higher than 128,300 square feet of total absorption throughout the entire market. Additionally, there is currently no new supply under construction in the Plantation submarket.

Plantation is centrally located within Broward County and is accessible via Interstate 75, Interstate 595 and the Florida Turnpike. The Royal Palm I & II Property is located a block away from Interstate 595 and is approximately 11 miles away from both the Fort Lauderdale-Hollywood International Airport and Port Everglades, which is one of the western hemisphere’s most accessible deep-water seaports for cargo, cruise and trade ships. There is a significant retail presence surrounding the Royal Palm I & II Property including Westfield Broward Mall and Plantation Walk, each within 1.5 miles of the Royal Palm I & II Property, and Sawgrass Mills which is approximately 6.6 miles away.

The 2024 population within a one-, three- and five-mile radius from the Royal Palm I & II Property is 14,258, 128,094 and 364,434, respectively. 2024 average household income within the same radii is $109,844, $118,080 and $103,728, respectively.

The following table presents certain information relating to comparable rentals to the Royal Palm I & II Property:

Comparable Leases(1)
Property Name City, State	Net Rentable Area (SF)	Year Built / Renovated	Occ.	Class	Tenant	Lease Date	Rent PSF	Expense Basis	Lease Area	Lease Term (Yrs.)	Tenant Improvements
Royal Palm I & II Plantation, FL	465,592(2)	2000, 2007 / 2023	84.4%(2)	A	Generational Equity(2)	Sep-24(2)	$29.50(2)(3)	NNN	6,249	7.33(2)	$0.00
Plantation Walk Plantation, FL	171,129	2018 / NAP	97%	A	KForce Community Capital Management	Jan-24 Aug-22	$31.00 $29.50	NNN	2,952 4,506	5.0 5.0	NAV
Lakeside Office Center Plantation, FL	134,443	1986 / 2016	77%	A	Consor Engineering Control Union	Jun-24 Feb-24	$24.00 $24.50	NNN	1,969 4,574	3.3 7.4	$0.00 $43.00
Cornerstone I Plantation, FL	170,172	1991 / NAP	88%	A	Amerant Bancorp	Oct-23	$29.00	NNN	12,702	10.5	NAV
Plantation Corporate Center Plantation, FL	59,070	1985 / NAP	100%	B	Quoted	NAP	$27.00	Mod Gross	NAV	NAP	$0.00
Cornerstone Five Plantation, FL	52,424	2009 / NAP	97%	A	Quoted	NAP	$27.00	NNN	NAV	NAP	$0.00
(1)	Source: the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 16, 2024.
(3)	Reflects current base rent which is subject to 3.00% annual escalations.

The following table presents certain information relating to comparable sales to the Royal Palm I & II Property:

Comparable Sales(1)
Property Name City, State	Net Rentable Area (SF)	Year Built / Renovated	Class	Sale Date	Sale Price	Sale Price / SF	Cap Rate	NOI / SF	Occupancy
Royal Palm I & II Plantation, FL	465,592(2)	2000, 2007 / 2023	A	NAP	$120,300,000(3)	$258.38(2)(3)	8.00%	$21.66(2)	84.4%(2)
Cornerstone Five Plantation, FL	52,424	2009 / 2021	A	Feb-23	$14,383,400	$274.37	7.79%	$21.37	97.1%
Cornerstone I Plantation, FL	170,172	1991 / 2019	A	Mar-23	$37,935,000	$222.92	8.10%	$18.06	80.0%
Biscayne Center Miami, FL	156,446	1986 / 2012	B	Mar-23	$39,000,000	$249.29	7.50%	$18.70	81.0%
The Atrium at Broken Sound Boca Raton, FL	96,319	1986 / 2007	A	Dec-23	$25,000,000	$259.55	7.89%	$20.48	74.2%
One Town Center Boca Raton, FL	191,924	1990 / 2019	A	Jul-24	$82,000,000	$427.25	7.60%	$32.47	93.8%
(1)	Source: the appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 16, 2024.
(3)	Sale Price represents the “As-Is” appraised value of the Royal Palm I & II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

The following table presents certain information relating to the 2024 demographics of the Royal Palm I & II Property:

Demographics Summary(1)
Property Name	City, State	Mortgage Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Royal Palm I & II	Plantation, FL	$68,200,000	14,258	128,094	364,434	$109,844	$118,080	$103,728
(1)	Population statistics are sourced from the Appraisal.

The Borrower and the Borrower Sponsors. The borrower for the Royal Palm I & II Mortgage Loan is TR Royal Palm LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Palm I & II Mortgage Loan. There is no separate guarantor with respect to the Royal Palm I & II Mortgage Loan.

The borrower sponsors are LPC Realty Advisors I, LLC (“Lincoln”) and the Teachers’ Retirement System of the State of Illinois (“TRSI”). Lincoln, acting as the investment adviser on behalf of TRSI, was originally founded in 1965 and has invested over $2.5 billion in equity on behalf of TRSI. Lincoln Property Company has over $20 billion in assets under management and has developed more than 164 million square feet of real estate. With over 3,200 employees worldwide, Lincoln Property Company is a top developer of office, industrial, retail and mixed-use properties. As of June 2023, TRSI had total assets of approximately $71 billion.

Property Management. The Royal Palm I & II Property is managed by Lincoln Property Company Commercial LLC, an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination of the Royal Palm I & II Mortgage Loan, the borrower deposited (i) $3,546,128 for outstanding tenant improvement work, free rent and leasing commissions, (ii) $2,854,800 for taxes, (iii) $1,500,000 for ongoing tenant improvements and leasing commissions and (iv) $760,700 for insurance.

Tax Reserve – The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially equal to approximately $225,667, on a monthly basis.

Insurance Reserve – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, provided that such requirement is waived so long as the Royal Palm I & II Property is insured under a blanket policy meeting the requirements set forth in the Royal Palm I & II Mortgage Loan documents.

Replacement Reserve – The borrower is required to deposit monthly with the lender 1/12th of $0.20 per rentable square foot for annual capital expenditures (which amount is approximately $7,760 per month).

TI/LC Reserve – The borrower is required to deposit monthly with the lender 1/12th of $1.50 per rentable square foot for annual approved tenant improvement and leasing expenses (which amount is approximately $58,199 per month).

Lockbox / Cash Management. The Royal Palm I & II Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit into such account any rents otherwise received within one business day of receipt. During the continuance of a Trigger Period (as defined below) all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Royal Palm I & II Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Royal Palm I & II Mortgage Loan during the continuance of a Cash Sweep Trigger Period (as defined below).

“Cash Sweep Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the insolvency of the borrower, property manager or leasing manager, (iii) the NCF DSCR (as defined below) being less than 1.25x for any two (2) consecutive calendar quarters (a “Low DSCR Event”); or (iv) a Pediatric Associates Non-Renewal Trigger Event (as defined below); and (B) expiring upon (w) with regard to any Cash Sweep Trigger Period commenced in connection with clause (i) above, the acceptance by the lender of a cure of such event of default, (x) with regard to any Cash Sweep Trigger Period commenced in connection with clause (ii) above, a qualified manager assumes management of the Royal Palm I & II Property pursuant to a replacement management agreement or a qualified leasing manager assumes leasing of the Royal Palm I & II Property pursuant to a replacement leasing agreement, as the case may be, (y) with regard to any Cash Sweep Trigger Period commenced in connection with clause (iii) above, the date that the debt service coverage ratio is greater than or equal to 1.30x for any two consecutive calendar quarters and (z) with regard to any Cash Sweep Trigger Period commenced in connection with clause (iv) above, Pediatric Associates renews its lease for at least three years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Office - Suburban 850, 900, 950 and 1000 South Pine Island Road Plantation, FL 33324	Collateral Asset Summary – Loan No. 6 Royal Palm I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$68,200,000 56.7% 2.13x 14.8%

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.25x as of the last day of any two consecutive calendar quarters or (iii) the occurrence of a Cash Sweep Trigger Period. A Trigger Period will end upon (a) in the case of an event of default under the Royal Palm I & II Mortgage Loan documents, a cure of such event of default is accepted by the lender, (b) with regard to clause (ii) above, a NCF DSCR greater than or equal to 1.30x for two consecutive calendar quarters and (c) with regard to clause (iii) above, the occurrence of a corresponding Cash Sweep Trigger Period cure.

A “Pediatric Associates Non-Renewal Trigger Event” means the failure by Pediatric Associates to give notice to extend or renew its lease six months prior to the maturity date of the Royal Palm I & II Mortgage Loan.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Properties Type – Subtype:	Self Storage - Self Storage
Borrower Sponsor(s):	Robert Moser	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$65,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$65,000,000	Property Management:	Prime Group Holdings LLC
% by Initial UPB:	6.2%	Size:	651,607 SF
Interest Rate:	5.99000%	Appraised Value / Per SF(6):	$181,100,000 / $278
Note Date:	August 26, 2024	Appraisal Date:	July 31, 2024
Original Term:	60 months	Occupancy:	86.2% (as of August 13, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	86.2%
Original Amortization:	NAP	Underwritten NOI:	$10,350,219
Interest Only Period:	60 months	Underwritten NCF:	$10,184,696
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$9,532,571 (TTM July 31, 2024)
Additional Debt Balance(2):	$53,000,000	2023 NOI:	$9,517,964
Call Protection:	L(26),D(28),O(6)	2022 NOI:	$10,157,951
Lockbox / Cash Management:	Soft / Springing	2021 NOI:	$8,852,693

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$181
Taxes:	$364,229	$121,410	NAP	Maturity Date Loan / SF:	$181
Insurance:	$0	Springing	NAP	Cut-off Date LTV(6):	65.2%
Replacement Reserves:	$0	$13,794	NAP	Maturity Date LTV(6):	65.2%
Deferred Maintenance:	$121,383	$0	NAP	UW NOI DY:	8.8%
Other Reserves(4):	$0	Springing	NAP	UW NCF DSCR:	1.42x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$118,000,000	100.0%	Loan Payoff	$90,995,282	77.1%
			Principal Equity Distribution	23,274,865	19.7
			Closing Costs(7)	3,244,241	2.7
			Upfront Reserves	485,612	0.4
Total Sources	$118,000,000	100.0%	Total Uses	$118,000,000	100.0%
(1)	See “The Borrowers and the Borrower Sponsor” below.
(2)	The Prime Northeast Portfolio Mortgage Loan (as defined below) is part of the Prime Northeast Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $118,000,000. The Prime Northeast Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The financial information presented above is based on the Prime Northeast Portfolio Whole Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Monthly Reserves are comprised of a springing Debt Service Coverage Ratio Cure Reserve. See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	Based on the portfolio appraised value of $181,100,000 (the “Portfolio Appraised Value”), prepared as of July 31, 2024, which is inclusive of an approximately 2.6% portfolio premium and reflects the “as-is” values of the Prime Northeast Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Prime Northeast Portfolio Appraised Value” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium), which in the aggregate total $176,550,000 (the “Aggregate Individual As-Is Appraised Value”). Cut-off Date LTV and Maturity Date LTV of the Prime Northeast Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 66.8% and 66.8%, respectively.
(7)	Closing Costs include an interest rate buydown fee of $1,770,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

The Loan. The seventh largest mortgage loan (the “Prime Northeast Portfolio Mortgage Loan”) is part of a whole loan (the “Prime Northeast Portfolio Whole Loan”) secured by the borrowers’ fee interests in 13 self-storage properties, totaling 6,207 units and 651,607 square feet, located across Massachusetts, Connecticut, New Jersey and Pennsylvania (the “Prime Northeast Portfolio Properties”). The Prime Northeast Portfolio Whole Loan is evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $118,000,000. The Prime Northeast Portfolio Whole Loan was originated on August 26, 2024 by CREFI and accrues interest at a fixed rate of 5.99000% per annum on an actual/360 basis. The Prime Northeast Portfolio Whole Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the Prime Northeast Portfolio Whole Loan is the payment date that occurs on September 6, 2029. The Prime Northeast Portfolio Mortgage Loan is evidenced by the controlling Note A-1-A with an outstanding principal balance as of the Cut-off Date of $65,000,000.

The table below identifies the promissory notes that comprise the Prime Northeast Portfolio Whole Loan. The relationship between the holders of the Prime Northeast Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Prime Northeast Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2024-V11 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$65,000,000	$65,000,000	Benchmark 2024-V11	Yes
A-1-B	10,000,000	10,000,000	BMO 2024-5C6	No
A-2	25,000,000	25,000,000	BMO 2024-5C6	No
A-3	18,000,000	18,000,000	BMO 2024-5C6	No
Whole Loan	$118,000,000	$118,000,000

The Properties. The Prime Northeast Portfolio Properties consist of 13 self-storage properties, totaling 6,207 units and 651,607 square feet, located across Massachusetts, Connecticut, New Jersey and Pennsylvania. The Prime Northeast Portfolio Properties were built between 1910 and 2000 and have an average facility size of approximately 50,124 square feet. As of August 13, 2024, the Prime Northeast Portfolio Properties were 86.2% occupied with an underwritten RevPAF of $23.12. The Prime Northeast Portfolio Properties’ unit mix includes 1,001 climate-controlled units and 278 parking units across all properties, as well as 3,375 square feet of commercial space located at the Prime Storage - Boston South End Property and Prime Storage – Brookfield Property. The Prime Northeast Portfolio Properties feature a granular property mix with no individual property accounting for over 10.3% of UW NOI or 13.5% of total net rentable area.

The following table presents geographical information relating to the Prime Northeast Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Connecticut	3	193,450	29.7%
Massachusetts	4	146,697	22.5%
New Jersey	4	201,494	30.9%
Pennsylvania	2	109,966	16.9%
Total	13	651,607	100.0%
(1)	Based on the underwritten rent roll dated August 13, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

The following table presents certain information relating to the Prime Northeast Portfolio Properties:

Portfolio Summary
Property Name	City, State	Allocated Whole Loan Amounts ($)	Total SF(1)	Total Occ. %(1)	Year Built / Renovated(2)	As-is Appraised Value(2)	UW NOI(1)
Prime Storage - Somerville	Somerville, MA	$12,080,000	36,269	92.2%	1913/NAP	$18,550,000	$1,053,357
Prime Storage - Boston South End	Boston, MA	$11,940,000	51,768	83.0%	1953/1984	$19,150,000	$1,061,868
Prime Storage - Washington	Washington Township, NJ	$11,180,000	63,450	87.3%	1988/2018	$14,900,000	$972,253
Prime Storage - Boston Traveler St.	Boston, MA	$11,170,000	31,187	90.1%	1910/1999	$18,600,000	$980,751
Prime Storage - Newington	Newington, CT	$11,160,000	87,925	88.7%	2000/NAP	$16,600,000	$976,332
Prime Storage - Brookfield	Brookfield, CT	$8,980,000	63,575	76.8%	1984/NAP	$15,600,000	$786,768
Prime Storage - Quakertown	Quakertown, PA	$8,730,000	67,450	86.0%	1986/NAP	$11,900,000	$761,405
Prime Storage – Phillipsburg	Phillipsburg, NJ	$7,960,000	49,863	86.9%	2000/NAP	$11,000,000	$694,073
Prime Storage - Lindenwold Egg Harbor Rd	Lindenwold, NJ	$7,500,000	52,643	87.2%	1986/NAP	$10,200,000	$654,710
Prime Storage - Fairless Hills	Fairless Hills, PA	$7,660,000	42,516	85.4%	1979/NAP	$10,300,000	$673,756
Prime Storage - New Milford	New Milford, CT	$7,060,000	41,950	82.7%	1989/NAP	$11,900,000	$615,453
Prime Storage - Hyde Park	Hyde Park, MA	$6,660,000	27,473	86.9%	1997/NAP	$10,050,000	$592,982
Prime Storage - Clinton	Clinton, NJ	$5,920,000	35,538	93.5%	1980/NAP	$7,800,000	$526,511
Total		$118,000,000	651,607	86.2%		$176,550,000	$10,350,219
(1)	Based on the underwritten rent roll dated August 13, 2024. Total Occ. % presented above is based on Total SF. Occupancy based on self-storage units is 87.3%.
(2)	Source: Appraisals.

The following table presents certain information relating to the unit mix at the Prime Northeast Portfolio Properties:

Prime Northeast Portfolio Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(3)	July 2024 TTM RevPAF(2)
Prime Storage - Somerville	429	6.9%	36,269	5.6%	82.1%	96.1%	92.2%	$37.56
Prime Storage - Boston South End	652	10.5%	51,768	7.9%	10.1%	7.3%	83.0%	$26.94
Prime Storage - Washington	529	8.5%	63,450	9.7%	0.0%	0.0%	87.3%	$19.43
Prime Storage - Boston Traveler St.	447	7.2%	31,187	4.8%	5.1%	8.1%	90.1%	$44.50
Prime Storage - Newington	762	12.3%	87,925	13.5%	14.4%	11.3%	88.7%	$16.35
Prime Storage - Brookfield	540	8.7%	63,575	9.8%	11.3%	10.0%	76.8%	$18.93
Prime Storage - Quakertown	533	8.6%	67,450	10.4%	0.0%	0.0%	86.0%	$15.32
Prime Storage - Phillipsburg	429	6.9%	49,863	7.7%	2.8%	1.1%	86.9%	$19.18
Prime Storage - Lindenwold Egg Harbor Rd	441	7.1%	52,643	8.1%	4.3%	2.0%	87.2%	$17.66
Prime Storage - Fairless Hills	456	7.3%	42,516	6.5%	0.0%	0.0%	85.4%	$21.74
Prime Storage - New Milford	349	5.6%	41,950	6.4%	10.3%	7.5%	82.7%	$22.21
Prime Storage - Hyde Park	319	5.1%	27,473	4.2%	94.7%	99.3%	86.9%	$31.49
Prime Storage - Clinton	321	5.2%	35,538	5.5%	6.2%	3.3%	93.5%	$21.10
Total	6,207	100.0%	651,607	100.0%	16.1%	13.9%	86.2%	$22.11
(1)	Based on the underwritten rent rolls dated August 13, 2024.
(2)	Available SF includes 3,375 square feet of commercial space. July 2024 TTM RevPAF includes this commercial space.
(3)	Current Occupancy presented above is based on Available SF. Current Occupancy based on self-storage units is 87.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prime Northeast Portfolio Properties:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 7/31/2024	UW	UW Per SF
Storage Rental Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$13,677,202	$20.99
Potential Income from Vacant Units	0	0	0	0	2,184,933	3.35
Gross Potential Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$15,862,135	$24.34
Economic Vacancy	0	0	0	0	(2,184,933)	(3.35)
Gross Potential Before Other Income	$11,712,314	$13,167,167	$13,139,534	$13,020,866	$13,677,202	$20.99
Other Income(2)	1,152,745	1,369,686	1,361,589	1,388,891	1,388,891	2.13
Effective Gross Income	$12,865,059	$14,536,853	$14,501,123	$14,409,757	$15,066,094	$23.12

Management Fee	514,602	581,474	580,045	576,390	602,644	0.92
Payroll & Benefits	1,003,946	936,621	1,229,910	1,162,488	1,162,488	1.78
Utilities	187,018	200,282	214,984	221,345	221,345	0.34
Repairs & Maintenance	527,592	651,804	640,719	574,631	409,695	0.63
Marketing & Advertising	180,296	213,500	317,742	367,040	367,040	0.56
General & Administrative	470,379	511,291	544,221	434,058	434,058	0.67
Insurance	73,164	84,908	155,295	153,694	138,686	0.21
Real Estate Taxes	1,055,368	1,199,021	1,300,242	1,387,539	1,379,918	2.12
Total Expenses	$4,012,365	$4,378,902	$4,983,159	$4,877,186	$4,715,875	$7.24

Net Operating Income	$8,852,693	$10,157,951	$9,517,964	$9,532,571	$10,350,219	$15.88
Replacement Reserves	0	0	0	0	165,523	0.25
Net Cash Flow	$8,852,693	$10,157,951	$9,517,964	$9,532,571	$10,184,696	$15.63

Occupancy(3)	91.8%	89.0%	84.9%	85.1%	86.2%
NOI Debt Yield(4)	7.5%	8.6%	8.1%	8.1%	8.8%
NCF DSCR(4)	1.24x	1.42x	1.33x	1.33x	1.42x
(1)	Based on the underwritten rent roll dated August 13, 2024.
(2)	Other Income consists of insurance income and late and application fees.
(3)	UW Occupancy is based on the economic occupancy.
(4)	NCF DSCR and NOI Debt Yield are based on the Prime Northeast Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

Appraisal. According to the appraisals as of various dates between July 12, 2024 and July 18, 2024 and the aggregate portfolio appraisal dated July 31, 2024, the Prime Northeast Portfolio Properties had a Portfolio Appraised Value of $181,100,000, which is inclusive of an approximately 2.6% aggregate “as-is” portfolio premium and reflects the “as-is” value of the Prime Northeast Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the Prime Northeast Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $176,550,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Prime Storage - Somerville	$18,550,000	5.50%
Prime Storage - Boston South End	$19,150,000	5.25%
Prime Storage - Washington	$14,900,000	6.00%
Prime Storage - Boston Traveler St.	$18,600,000	5.50%
Prime Storage - Newington	$16,600,000	5.50%
Prime Storage - Brookfield	$15,600,000	5.50%
Prime Storage - Quakertown	$11,900,000	6.00%
Prime Storage - Phillipsburg	$11,000,000	6.00%
Prime Storage - Lindenwold Egg Harbor Rd	$10,200,000	6.00%
Prime Storage - Fairless Hills	$10,300,000	6.25%
Prime Storage - New Milford	$11,900,000	5.50%
Prime Storage - Hyde Park	$10,050,000	5.50%
Prime Storage - Clinton	$7,800,000	6.00%
Total / Wtd. Avg.	$176,550,000	5.67%
Portfolio Appraised Value	$181,100,000	5.50%
(1)	Source: Appraisals.

Environmental Matters. According to the Phase I environmental reports dated between July 25, 2024 and July 29, 2024, there was no evidence of any recognized environmental conditions at the Prime Northeast Portfolio Properties.

The Market. The Prime Northeast Portfolio Properties are located within Connecticut, Pennsylvania, New Jersey, and Massachusetts. The following table includes information regarding the demographics of each immediate trade area for the individual Prime Northeast Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Prime Storage - Newington	Newington, CT	6,508	89,423	267,743	$98,590	$84,304	$75,444
Prime Storage - Quakertown	Quakertown, PA	2,541	26,198	59,569	$90,340	$91,201	$98,841
Prime Storage - Brookfield	Brookfield, CT	3,556	28,893	88,476	$115,966	$121,135	$102,033
Prime Storage - Washington	Washington Township, NJ	NAV	NAV	26,986	NAV	NAV	$105,344
Prime Storage - Lindenwold Egg Harbor Rd	Lindenwold, NJ	15,197	80,579	194,061	$50,802	$75,744	$91,615
Prime Storage - Boston South End	Boston, MA	74,407	488,565	936,219	NAV	NAV	NAV
Prime Storage - Phillipsburg	Phillipsburg, NJ	5,036	38,823	93,606	$114,324	$89,650	$82,244
Prime Storage - Fairless Hills	Fairless Hills, PA	4,596	65,825	246,331	$98,288	$97,373	$82,209
Prime Storage - New Milford	New Milford, CT	2,320	15,343	32,122	$86,060	$90,269	$101,232
Prime Storage - Somerville	Somerville, MA	63,893	529,463	1,067,444	NAV	NAV	NAV
Prime Storage - Clinton	Clinton, NJ	3,368	13,720	30,946	$88,052	$145,351	$149,744
Prime Storage - Boston Traveler St.	Boston, MA	72,835	481,706	916,161	$70,328	$88,189	$92,354
Prime Storage - Hyde Park	Hyde Park, MA	16,693	114,148	NAV	$104,782	$104,957	NAV
Wtd. Avg. (based on UW NOI)(3)		27,562	201,252	390,862	$91,638	$97,111	$96,282
(1)	Source: Appraisal.
(2)	Population and Median Household Income reflect 2024 values except Boston South End, Somerville and Boston Traveler St., which are based on 2023 values.
(3)	Wtd. Avg. numbers are based on UW NOI and exclude properties for which data is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

The Borrowers and the Borrower Sponsor. The borrowers are Prime Storage Brookfield, LLC, Prime Storage Newington, LLC, Prime Storage New Milford, LLC, Prime Storage Clinton, LLC, Prime Storage Lindenwold, LLC, Prime Storage Phillipsburg, LLC, Prime Storage Washington, LLC, Prime Storage Fairless Hills, LLC, Prime Storage Quakertown, LLC, Prime Storage Hyde Park, LLC, Prime Storage Somerville, LLC, Prime Storage Boston Traveler Street, LLC and Prime Storage Boston Southampton Street, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Prime Northeast Portfolio Whole Loan.

The non-recourse carveout guarantor is Prime Storage Fund II, LP. The borrower sponsor is Robert Moser. Robert Moser founded Prime Group Holdings in 2013 and currently serves as the CEO. Mr. Moser has more than 25 years of experience as an owner, operator and investor in niche real estate assets, including self-storage, manufactured home communities and recreational vehicle resorts. Headquartered in Saratoga Springs, New York, Prime Group Holdings is a full-service vertically integrated real estate owner-operator focused on acquiring and adding value to self-storage facilities located throughout North America. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Prime Northeast Portfolio Properties are managed by Prime Group Holdings LLC, a borrower affiliated property management company.

Initial and Ongoing Reserves. At origination of the Prime Northeast Portfolio Whole Loan, the borrowers deposited approximately (i) $364,229 into a reserve account for real estate taxes and (ii) $121,383 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $121,410 per month).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums with respect to the insurance policies which cover solely the Prime Northeast Portfolio Properties and, at the option of the lender, if the insurance policies which cover the Prime Northeast Portfolio Properties and any non-collateral properties cease to constitute an approved blanket or umbrella policy pursuant to the Prime Northeast Portfolio Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Prime Northeast Portfolio Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.25 per rentable square foot per annum at the Prime Northeast Portfolio Properties (initially estimated to be approximately $13,794 per month).

Lockbox / Cash Management. The Prime Northeast Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the Prime Northeast Portfolio Properties (individually or collectively as the context may require, the “Restricted Account”) and, upon a Trigger Period (as defined below), the lender is required to establish, on the borrowers’ behalf, a cash management account. The Restricted Account is subject to an account control agreement in favor of the lender. All (i) credit card receivables, (ii) revenue from any space demised to non-storage tenants, (iii) revenue from any space demised to commercial and/or retail tenants, and (iv) cash and check revenue received from the self-storage and/or any other non-commercial and/or retail components at the Prime Northeast Portfolio Properties is required to be deposited by the borrowers or property manager into the applicable Restricted Account within one business day of the borrowers’ or property manager’s receipt thereof. So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the Restricted Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Restricted Account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the Restricted Account are required to be transferred on each business day into the cash management account and applied as provided in the Prime Northeast Portfolio Whole Loan documents.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Prime Northeast Portfolio Whole Loan documents, and (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the earlier of (1) the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters (the satisfaction of this clause (B)(y)(1), a “Debt Service Coverage Ratio Cure”) and (2) the date upon which (A) prior to the Prepayment Release Date (as defined below), the borrowers have deposited into a debt service coverage ratio cure reserve account the Debt Service Coverage Ratio Cure Amount (as defined below) and (B) on and after the Prepayment Release Date, the borrowers have prepaid the Prime Northeast Portfolio Whole Loan in an amount that results in a Debt Service Coverage Ratio Cure. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

“Prepayment Release Date” means the payment date in April 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 7 Prime Northeast Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$65,000,000 65.2% 1.42x 8.8%

“Debt Service Coverage Ratio Cure Amount” means with respect to a cure of a Trigger Period commenced in accordance with clause (A)(ii) of the definition thereof, an amount that, if applied to the reduction of the Prime Northeast Portfolio Whole Loan, would result in a Debt Service Coverage Ratio Cure (without any obligation for the applicable debt service coverage ratio to be satisfied for two consecutive calendar quarters).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Prime Northeast Portfolio Whole Loan documents, (I) at any time (a) after the earlier of (x) August 26, 2027 and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Prepayment Release Date, the borrowers may deliver defeasance collateral and obtain release of one or more individual Prime Northeast Portfolio Properties, and (II) at any time on or after the Prepayment Release Date and prior to the maturity date of the Prime Northeast Portfolio Whole Loan, the borrowers may partially prepay the Prime Northeast Portfolio Whole Loan and obtain release of one or more individual Prime Northeast Portfolio Properties, in each case, provided that, among other conditions, (i) the portion of the Prime Northeast Portfolio Whole Loan that is defeased or prepaid, as applicable, is in an amount (the “Release Price”) equal to the greater of (a) 120% of the allocated loan amount for the individual Prime Northeast Portfolio Property being released, and (b) the lender’s allocation of 100% of the net sales proceeds applicable to such individual Prime Storage Portfolio Property, (ii) the borrowers deliver a REMIC opinion, and (iii) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Prime Northeast Portfolio Properties is equal to or greater than the greater of (a) 1.42x, and (b) the debt service coverage ratio for all of the Prime Northeast Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable; provided, that, in the event such condition is not satisfied, the borrowers must, in addition to the amounts payable pursuant to clause (i) above, (1) on and after the Prepayment Release Date, prepay the Prime Northeast Portfolio Whole Loan in an amount which would satisfy such condition, together with, without limitation, any interest shortfall applicable thereto and (2) prior to the Prepayment Release Date, the borrowers must have deposited with the lender cash or an acceptable letter of credit in an amount that, if applied to the reduction of the Prime Northeast Portfolio Whole Loan, would satisfy such condition.

In addition, partial releases of individual Prime Northeast Portfolio Properties are permitted with prepayment of the Release Price, and satisfaction of the conditions set forth above, prior to the Prepayment Release Date in order to cure an event of default relating to such individual Prime Northeast Portfolio Properties, provided that (i) either (x) borrower demonstrates to the lender that it has in good faith pursued a cure of such event of default (which efforts do not require any capital contributions to be made to the borrowers or the use of any income from any other Prime Northeast Portfolio Properties to effectuate the cure) or (y) the default relates to an environmental condition and (ii) the default was not caused by the borrowers or an affiliate in bad faith to circumvent the requirements of the Prime Northeast Portfolio Whole Loan document partial release provisions. Such a prepayment does not require payment of a prepayment fee or yield maintenance.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Multifamily - Garden
Borrower Sponsor(s):	Ascendant Capital Fund II LP	Collateral:	Fee / Leasehold
Borrower(s):	12330 N Gessner LLC and 12331 N Gessner LLC	Location:	Houston, Texas
Original Balance(1):	$58,400,000	Year Built / Renovated:	2005 / 2019
Cut-off Date Balance(1):	$58,400,000	Property Management:	GREP Texas, LLC
% by Initial UPB:	5.6%	Size:	710 Units
Interest Rate:	5.89300%	Appraised Value / Per Unit:	$115,000,000 / $161,972
Note Date:	September 18, 2024	Appraisal Date:	August 5, 2024
Original Term:	60 months	Occupancy:	96.6% (as of August 5, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$8,590,751
Interest Only Period:	60 months	Underwritten NCF:	$8,386,072
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$6,780,040 (TTM June 30, 2024)
Additional Debt Balance(1):	$20,000,000	2023 NOI:	$6,486,549
Call Protection:	L(25),D(28),O(7)	2022 NOI:	$6,409,339
Lockbox / Cash Management:	Soft / Springing	2021 NOI:	$5,479,235

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$110,423
Taxes:	$1,586,084	$158,608	NAP	Maturity Date Loan / Unit:	$110,423
Insurance:	$169,239	$84,619	NAP	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$17,057	NAP	Maturity Date LTV:	68.2%
PHFC Payments Reserve:	$0	Springing	NAP	UW NOI DY:	11.0%
				UW NCF DSCR:	1.79x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$78,400,000	66.1%	Purchase Price	$112,000,000	94.4%
Borrower Sponsor Equity	40,249,467	33.9	Closing Costs	4,894,144	4.1
			Reserves	1,755,323	1.5
Total Sources	$118,649,467	100.0%	Total Uses	$118,649,467	100.0%
(1)	The Cortland West Champions Mortgage Loan (as defined below) is part of the Cortland West Champions Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate original principal balance of $78,400,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Cortland West Champions Whole Loan.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

The Loan. The eighth largest mortgage loan (the “Cortland West Champions Mortgage Loan”) is part of a whole loan (the “Cortland West Champions Whole Loan”) that is evidenced by two promissory notes in the aggregate original principal amount of $78,400,000 and is secured by the borrowers’ leasehold interest in a 710-unit multifamily property located in Houston, Texas (the “Cortland West Champions Property”), together with the fee interest of the Pleasanton Housing Finance Corporation (the “PHFC”) in the Cortland West Champions Property pursuant to that certain joinder to deed of trust executed by the PHFC. The Cortland West Champions Whole Loan has an outstanding principal balance as of the Cut-off Date of $78,400,000. The Cortland West Champions Mortgage Loan accrues interest at a fixed rate of 5.89300% per annum. The Cortland West Champions Whole Loan has an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date and is interest only for the full term.

The table below identifies the promissory notes that comprise the Cortland West Champions Whole Loan. The Cortland West Champions Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $58,400,000. The Cortland West Champions Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V11 securitization. The relationship between the holders of the Cortland West Champions Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,400,000	$58,400,000	Benchmark 2024-V11	Yes
A-2	20,000,000	20,000,000	BMO 2024-5C7	No
Whole Loan	$78,400,000	$78,400,000

The Property. The Cortland West Champions Property is a 710-unit multifamily property located in Houston, Texas with 31 three-story garden-style apartment buildings and two clubhouses. The Cortland West Champions Property was constructed in two phases, with the first phase constructed in 2005 and the second phase completed in 2007. The Cortland West Champions Property is currently 96.6% leased as of August 2024. Amenities at the Cortland West Champions Property include the following: clubhouses, two resort-style pools, outdoor lounges, two fitness centers with a yoga studio/cycle room, two resident lounges, and an outdoor exercise area. Unit amenities consist of a full stainless-steel appliance package with built-in microwave, granite countertops, full-sized washer/dryer, fireplace (in select units), vinyl plank flooring, and patio/balcony.

The related borrowers have entered into certain agreements with the PHFC (the “PHFC Documents”), pursuant to which the Cortland West Champions Property is anticipated to benefit from an exemption from all property taxes (the “PHFC Tax Exemption”) subject to, among other things, (i) the borrowers setting aside or renting at least 50% of the total number of units at the Cortland West Champions Property (the “Affordable Units”) to households whose annual family income is less than 80% of the then current area median gross income in the Houston-The Woodlands-Sugarland, Texas metropolitan statistical area (the “AMI”) and the monthly rent charged for the Affordable Units (without regard to utilities allowances) may not exceed 35% of 0.8 multiplied by the AMI, divided by twelve, (ii) the borrowers making certain payments, including, among other things, a tax savings fee and annual compliance fee set forth in the PHFC Documents (the “PHFC Payments”), and (iii) the PHFC holding the fee interest in the Cortland West Champions Property under two ground leases between 12330 N GESSNER LLC and 12331 N GESSNER LLC, as ground lessee, and the PHFC, as ground lessor (collectively, the “PHFC Ground Leases”). 12330 N GESSNER LLC and 12331 N GESSNER LLC, each a Delaware limited liability company, are the sole holders of the leasehold interest in the Cortland West Champions Property (each pursuant to a separate ground lease with the PHFC) and are presently the borrower under the Cortland West Champions Whole Loan. Notwithstanding anything to the contrary, the PHFC Tax Exemption is subject to the approval of the governmental authority for the central appraisal district in which the Cortland West Champions Property is located (which may be satisfied through information on the official website maintained by such government authority) (the “Tax Exemption Approval”), which Tax Exemption Approval the borrowers have not yet obtained. Under the Cortland West Champions Whole Loan documents, to the extent either (i) the PHFC Tax Exemption has not been granted as of January 31, 2026, or (ii) the PHFC Documents are terminated, the PHFC Tax Exemption is lost and/or the borrowers otherwise surrender the leasehold estate created by the PHFC Ground Lease and the borrowers acquire the fee interest in the Cortland West Champions Property, the borrowers will be required, within 30 days thereafter, to prepay the Cortland West Champions Whole Loan (a “PHFC Prepayment”) in an amount necessary for the Cortland West Champions Property to achieve a debt service coverage ratio of 1.54x and a debt yield of 10.96% (the “PHFC Prepayment Amount”), together with any applicable yield maintenance premium. We cannot assure you that the borrowers will obtain the Tax Exemption Approval as expected or at all. The estimated annual PHFC payment is approximately $261,330. The estimated maximum rent for the affordable units for 2024 is $2,207, derived from a calculation of 80% of the 2024 AMI of Harris County multiplied by a 35% ratio to represent the portion of income allocated to housing costs. The average in place rent is $1,482 based on the rent roll dated August 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

The following table presents the unit mix at the Cortland West Champions Property:

Unit Mix(1)
Unit Type	Total Units	Occupancy	Average In-Place Rent per Unit
1 Bedroom	402	97.5%	$1,327
2 Bedroom	290	95.9%	$1,670
3 Bedroom	18	88.9%	$2,022
Total / Wtd. Avg.	710	96.6%	$1,482
(1)	Based on the in-place rent roll dated August 5, 2024

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cortland West Champions Property:

Cash Flow Analysis
	2021	2022	2023	TTM 6/30/2024	U/W(1)	U/W Per Unit
Underwritten Residential Potential Rent	$10,789,155	$12,052,525	$12,654,229	$12,710,131	$12,679,764	$17,858.82
Residential Vacancy Loss(2)	(965,936)	(634,678)	(608,687)	(542,858)	(633,988)	(892.94)
Residential Bad Debt Loss	(72,278)	(283,228)	(222,298)	(252,723)	(250,199)	(352.39)
Residential Concessions	(68,004)	(15,898)	(9,439)	(9,885)	(9,786)	(13.78)
Residential Non-Revenue Unit Loss	(40,548)	(44,541)	(45,009)	(44,118)	(87,396)	(123.09)
Net Residential Revenue	$9,642,389	$11,074,180	$11,768,796	$11,860,547	$11,698,394	$16,476.61
RUBS	486,894	550,264	668,057	726,766	758,748	1,068.66
Other Miscellaneous Revenue	933,301	1,199,800	1,200,698	1,211,189	1,162,654	1,637.54
Effective Gross Revenue	$11,062,584	$12,824,245	$13,637,551	$13,798,501	$13,619,796	$19,182.81
Real Estate Taxes	1,909,862	1,687,119	2,093,136	2,105,156	0	0.00
Insurance	423,974	474,713	563,245	571,227	1,015,434	1,430.19
Utilities	568,045	626,174	753,486	749,494	785,292	1,106.05
Repairs & Maintenance	824,289	1,227,354	1,298,970	1,186,351	1,043,037	1,469.07
Management Fee	303,474	353,713	373,560	376,197	272,396	383.66
Payroll (Office, Security, Maintenance)	1,104,535	1,360,693	1,380,730	1,365,213	1,397,977	1,968.98
Advertising	172,327	240,142	228,394	229,785	235,668	331.93
General and Administrative - Direct	240,173	402,747	415,489	389,981	233,091	328.30
Other Expenses	36,670	42,250	43,992	45,059	46,150	65.00
Total Expenses	$5,583,349	$6,414,906	$7,151,002	$7,018,461	$5,029,045	$7,083.16
Net Operating Income(3)	$5,479,235	$6,409,339	$6,486,549	$6,780,040	$8,590,751	$12,099.65
Replacement Reserves	0	0	0	0	204,679	288.28
Net Cash Flow	$5,479,235	$6,409,339	$6,486,549	$6,780,040	$8,386,072	$11,811.37

Occupancy(4)	96.4%	94.8%	94.6%	96.6%	95.0%
NCF DSCR	1.17x	1.37x	1.38x	1.45x	1.79x
NOI Debt Yield	7.0%	8.2%	8.3%	8.6%	11.0%
(1)	Based on the in-place rent roll dated August 5, 2024.
(2)	Based on the greater of actual vacancy and 5.0%.
(3)	U/W NOI is greater than TTM 6/30/2024 NOI as the UW NOI reflects the anticipated abated real estate taxes.
(4)	U/W Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

Appraisal. According to the appraisal dated September 17, 2024, the Cortland West Champions Property had an “As-Is” appraised value of $115,000,000 as of August 5, 2024.

Property	Appraised Value(1)	Capitalization Rate(1)
Cortland West Champions	$115,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated June 27, 2024, there was no evidence of any recognized environmental conditions at the Cortland West Champions Property.

The Market. The Cortland West Champions Property is located in the Champions West submarket of the Houston metropolitan statistical area. As of the second quarter of 2024, the submarket vacancy rate was 7.9% and the average asking rent per unit was $1,323. The submarket is near employment centers such as the Energy Corridor and the Downtown Houston business district and near popular retail destinations such as Willowbrook Mall and the Vintage Park Shopping Village, which offer a variety of dining, shopping, and entertainment options.

The following table presents comparable property sales of the Cortland West Champions Property:

Comparable Property Sales(1)
Property Name	City, State	Built / Renovated	Transaction Date	Units	Sale Price Per Unit	Cap Rate
The Henry at Woodland	Humble, TX	2013 / 2021	July 2023	257	$155,642	5.50%
Beckley	Houston, TX	1999 / 2017	November 2023	210	$150,000	5.47%
The Highland	Houston, TX	1994 / 2017	November 2023	216	$140,046	5.50%
The Cardiff at Louetta	Spring, TX	2019 / NAP	June 2024	168	$158,929	5.50%
Prose Franz	Katy, TX	2022 / NAP	July 2024	213	$167,840	5.25%
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsors. The borrowers are 12330 N Gessner LLC and 12331 N Gessner LLC, each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cortland West Champions Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Ascendant Capital Fund II LP.

Property Management. The Cortland West Champions Property is managed by GREP Texas, LLC, a third party property management company.

Initial and Ongoing Reserves. At loan origination, the borrowers deposited (i) $1,586,083.96 into a tax reserve, representing 10 months of unabated property taxes for the Cortland West Champions Property, and (ii) $169,238.98 into an insurance reserve.

Tax Reserve – On each due date, the borrowers are required to reserve 1/12th of the property taxes that the lender reasonably estimates will be payable over the next ensuing 12 months in an amount equal to $158,608; provided, however, the borrowers will not be required to make the monthly payments for taxes for the Cortland West Champions Property from and after the date of the Tax Exemption Approval and for so long as the PHFC Tax Exemption remains in effect with respect to the Cortland West Champions Property.

Insurance Reserve – On each due date, the borrowers are required to reserve 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next ensuing 12 months in an amount equal to $84,619; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Cortland West Champions Whole Loan documents.

PHFC Payments Reserve – On each due date during the continuance of an event of default or a Cortland West Champions Trigger Period (as defined below) or to the extent the borrowers fail to deliver evidence the PHFC Payments due under the PHFC Documents are paid on or prior to the applicable due date in accordance with the PHFC Documents, the borrowers are required to reserve 1/12th of the PHFC Payments, as described under “The Property” above, that the lender reasonably estimates will be payable during the next ensuing 12 months.

Capital Expenditure Reserve – On each due date, the borrowers are required to deposit into a capital expenditure reserve in an amount equal to $17,056.57.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Multifamily – Garden 12330 North Gessner Road Houston, TX 77064	Collateral Asset Summary – Loan No. 8 Cortland West Champions	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,400,000 68.2% 1.79x 11.0%

A “Cortland West Champions Trigger Period” means each period commencing (a) when the debt service coverage ratio (as calculated under the Cortland West Champions Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 1.20x, and ending when the debt service coverage ratio (as calculated under the Cortland West Champions Whole Loan documents), determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 1.20x, and (b) if the PHFC Tax Exemption has not been granted for the benefit of the Cortland West Champions Property and confirmed by the applicable central appraisal district (which may be satisfied through information on the official website maintained by such government authority) as of the date which is 12 months from the origination date of the Cortland West Champions Whole Loan and ending upon the earlier of (i) the PHFC Tax Exemption has been granted for the benefit of the Cortland West Champions Property and confirmed by the applicable central appraisal district (which may be satisfied through information on the official website maintained by such governmental authority) or (ii) the borrowers make any prepayment required under the Cortland West Champions Whole Loan documents, including, without limitation, the PHFC Prepayment Amount, together with any applicable yield maintenance premium.

Lockbox / Cash Management. The Cortland West Champions Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to cause all cash revenues relating to the Cortland West Champions Property and all other money received by the borrowers or the property manager with respect to the Cortland West Champions Property (other than tenant security deposits) to be deposited into such lockbox account by the end of the second business day of receipt thereof. On each business day that no Cortland West Champions Trigger Period or event of default under the Cortland West Champions Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Cortland West Champions Trigger Period or event of default under the Cortland West Champions Whole Loan documents is continuing, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date during the continuance of a Cortland West Champions Trigger Period (or, at the lender’s discretion, during an event of default under the Cortland West Champions Whole Loan), all funds on deposit in the cash management account after payment of debt service on the Cortland West Champions Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Cortland West Champions Whole Loan.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. In connection with the PHFC arrangement described under “The Property” above, the borrowers transferred the fee interest in the Cortland West Champions Property to the PHFC and the PHFC leased the Cortland West Champions Property back to the borrowers. Each of the related PHFC Ground Leases, between each of the borrowers, as ground lessee, and the PHFC, as ground lessor, has a term expiring on October 31, 2123. Pursuant to a joinder to deed of trust, the PHFC has subordinated its fee interest to the lien of the Cortland West Champions Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Various
Borrower Sponsor(s):	Atrium Holding Company	Collateral:	Fee / Leasehold
Borrower(s):	JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC	Location:	Various, Various
Original Balance(1):	$50,000,000	Year Built / Renovated:	Various / Various
Cut-off Date Balance(1):	$50,000,000	Property Management:	Atrium Hospitality LP
% by Initial UPB:	4.8%	Size:	6,106 Rooms
Interest Rate(2):	5.53252353234854%	Appraised Value / Per Room(4):	$1,448,000,000 / $237,144
Note Date:	October 7, 2024	Appraisal Date(4):	May 13, 2024
Original Term:	60 months	Occupancy:	71.9% (as of August 31, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	71.9%
Original Amortization:	NAP	Underwritten NOI:	$124,037,968
Interest Only Period:	60 months	Underwritten NCF:	$108,822,046
First Payment Date:	December 6, 2024
Maturity Date:	November 6, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu / B Note	Most Recent NOI:	$120,507,166 (TTM August 31, 2024)
Additional Debt Balance(1):	$414,800,000 / $520,200,000	2023 NOI:	$113,469,681
Call Protection(3):	YM1(24),DorYM1(29),O(7)	2022 NOI:	$100,992,678
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$59,244,953

Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	NAP	Cut-off Date Loan / SF:	$76,122	$161,317
Insurance:	$0	Springing	NAP	Maturity Date Loan / SF:	$76,122	$161,317
Replacement Reserves:	$40,000,000	Various(5)	NAP	Cut-off Date LTV(4):	32.1%	68.0%
Ground Lease Reserve:	$335,875	Springing	$335,875	Maturity Date LTV(4):	32.1%	68.0%
				UW NOI DY:	26.7%	12.6%
				UW NCF DSCR:	4.17x	1.48x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Subordinate Loan(1)	$520,200,000	52.8%	Loan Payoff	$755,023,067	76.7%
Senior Loan(1)	464,800,000	47.2	Principal Equity Distribution	129,147,949	13.1
			Closing Costs	60,493,109	6.1
			Reserves	40,335,875	4.1
Total Sources	$985,000,000	100.0%	Total Uses	$985,000,000	100.0%
(1)	The Atrium Hotel Portfolio 24 Pack Mortgage Loan (as defined below) is part of the Atrium Hotel Portfolio 24 Pack Whole Loan (as defined below), which is evidenced by seven senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original principal balance of $985,000,000. The Financial Information presented above under “Senior Loan” is based on the aggregate principal balance of the senior promissory notes and under “Whole Loan” is based on the aggregate principal balance of all the promissory notes comprising the Atrium Hotel Portfolio 24 Pack Whole Loan.
(2)	5.53252353234854% represents the senior loan coupon. The coupon for the Atrium Hotel Portfolio 24 Pack Whole Loan is 7.35207348308183%.
(3)	The Atrium Hotel Portfolio 24 Pack Whole Loan may be prepaid in whole or in part at any time, subject to a yield maintenance premium on the principal amount of such prepayment, if made prior to the payment date in May 2029. The Atrium Hotel Portfolio 24 Pack Whole Loan is also prepayable in part (a) in connection with a release of an individual Atrium Hotel Portfolio 24 Pack Property (as defined below) and (b) to achieve the debt yield necessary to permit a Debt Yield Cure (as defined below). At any time on or after the date that is the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the date on which the entire Atrium Hotel Portfolio 24 Pack Whole Loan has been securitized pursuant to one or a series of securitizations, the Atrium Hotel Portfolio 24 Pack Whole Loan may be defeased in whole (or in part as described below under “Release of Collateral”). The assumed defeasance lockout period of 24 payments is based on the closing date of the Benchmark 2024-V11 transaction in November 2024. The actual defeasance lockout period may be longer.
(4)	Based on the “As Portfolio” appraised value of $1,448,000,000 which includes an approximately 4.8% portfolio premium. The aggregate as-is appraised value without the portfolio premium is $1,381,200,000, which results in a Cut-off Date LTV and Maturity Date LTV of 33.7% for the senior notes and 71.3% Cut-off Date LTV and Maturity Date LTV for the Atrium Hotel Portfolio 24 Pack Whole Loan.
(5)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

The Loan. The ninth largest mortgage loan (the “Atrium Hotel Portfolio 24 Pack Mortgage Loan”) is secured by the borrowers’ cross-collateralized fee simple and/or leasehold interests in 24 full service, limited service, select service and extended stay hospitality properties located across 14 states (each an “Atrium Hotel Portfolio 24 Pack Property”, and collectively the “Atrium Hotel Portfolio 24 Pack Properties” or the “Atrium Hotel Portfolio 24 Pack Portfolio”). The borrowers are indirectly owned by Atrium Holding Company (“Atrium”). The Atrium Hotel Portfolio 24 Pack Mortgage Loan is part of a whole loan (the “Atrium Hotel Portfolio 24 Pack Whole Loan”). Proceeds of the Atrium Hotel Portfolio 24 Pack Whole Loan were used to refinance the existing debt on the Atrium Hotel Portfolio 24 Pack Properties. The Atrium Hotel Portfolio 24 Pack Whole Loan accrues interest at a weighted average fixed rate of 7.35207348308183% per annum. The Atrium Hotel Portfolio 24 Pack Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date.

The Atrium Hotel Portfolio 24 Pack Whole Loan is comprised of seven pari passu componentized senior notes with an aggregate principal balance of $464,800,000 (the “Senior Notes”) and two pari passu componentized junior notes with an aggregate principal balance of $520,200,000 (the “Junior Notes”). Two Senior Notes with an aggregate principal balance of $314,800,000 and the Junior Notes were contributed to the AHPT 2024-ATRM securitization. The Atrium Hotel Portfolio 24 Pack Mortgage Loan is evidenced by Note A-1-C1, with an outstanding principal balance as of the Cut-off Date of $50,000,000. The remaining Senior Notes are anticipated to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Atrium Hotel Portfolio 24 Pack Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association (“WFBNA”) on October 7, 2024.

The table below identifies the promissory notes that comprise the Atrium Hotel Portfolio 24 Pack Whole Loan. The relationship between the holders of the Atrium Hotel Portfolio 24 Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus. The Atrium Hotel Portfolio 24 Pack Whole Loan will be serviced pursuant to the trust and servicing agreement for the AHPT 2024-ATRM securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1-S1	$178,880,000	$178,880,000	AHPT 2024-ATRM	Yes
A-2-S1	$135,920,000	$135,920,000	AHPT 2024-ATRM	No
A-1-C1	$50,000,000	$50,000,000	Benchmark 2024-V11	No
A-1-C2(1)	$30,000,000	$30,000,000	GSBI	No
A-1-C3(1)	$20,000,000	$20,000,000	GSBI	No
A-2-C1(1)	$25,000,000	$25,000,000	WFBNA	No
A-2-C2(1)	$25,000,000	$25,000,000	WFBNA	No
Junior Notes
B-1	$312,120,000	$312,120,000	AHPT 2024-ATRM	No
B-2	$208,080,000	$208,080,000	AHPT 2024-ATRM	No
Whole Loan	$985,000,000	$985,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

The Properties. The Atrium Hotel Portfolio 24 Pack Portfolio consists of 24 hotels (6,106 rooms) across 14 states, including 14 Atrium Hotel Portfolio 24 Pack Properties operating under the Hilton brand family, nine Atrium Hotel Portfolio 24 Pack Properties operating under the Marriott brand family, and one independent resort hotel. The Atrium Hotel Portfolio 24 Pack Properties were constructed between 1992 and 2009 and have an average age of approximately 21 years with renovations at some of the Atrium Hotel Portfolio 24 Pack Properties taking place between 2014 and 2024. As of the trailing twelve months ended August 2024, the Atrium Hotel Portfolio 24 Pack Portfolio was 71.4% occupied and reported an ADR and RevPAR of $161.81 and $115.55, respectively. According to third party market reports, as of the trailing twelve months ended July 2024, the Atrium Hotel Portfolio 24 Pack Portfolio’s average RevPAR Penetration was 127.3%, weighted by portfolio rooms.

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties:

Portfolio Summary(1)
Property Name	City, State	Allocable Loan Amount ($)	Appraised Value ($)	GS U/W NCF ($)	Rooms	Hotel Type	Brand	Year Built	Year Renovated	Franchise Agmt Expiration Date
Rogers (Bentonville) Embassy Suites	Rogers, AR	4,911,168	129,000,000	12,405,676	400	Full Service	Embassy Suites	2003	2015-2018	2038
Frisco Embassy Suites	Frisco, TX	3,760,812	109,100,000	8,172,267	330	Full Service	Embassy Suites	2005	2015, 2017	2038
Hilton Long Beach	Long Beach, CA	3,536,650	118,100,000	7,078,695	399	Full Service	Hilton	1992	2015-2017	2035
San Marcos Embassy Suites	San Marcos, TX	3,085,076	74,800,000	6,799,470	283	Full Service	Embassy Suites	2008	2023-2024	2038
Loveland Embassy Suites	Loveland, CO	3,076,548	80,700,000	6,537,895	263	Full Service	Embassy Suites	2009	NAP	2038
Albuquerque Embassy Suites	Albuquerque, NM	2,782,944	79,900,000	5,912,792	261	Full Service	Embassy Suites	2005	2022-2023	2038
Branson Chateau Hotel	Branson, MO	2,528,985	70,200,000	5,900,504	301	Full Service	Independent	1997	NAP	NAP
Richardson Renaissance	Richardson, TX	2,331,980	70,200,000	5,098,799	335	Full Service	Renaissance	2001	2018	2038
Charleston Embassy Suites	Charleston, WV	2,292,132	68,100,000	5,052,634	253	Full Service	Embassy Suites	1997	2019	2032
Nashville South Embassy Suites	Franklin, TN	2,230,964	58,600,000	4,736,606	250	Full Service	Embassy Suites	2001	2015-2016	2038
La Vista Embassy Suites	La Vista, NE	2,194,213	66,100,000	4,514,484	257	Full Service	Embassy Suites	2008	NAP	2038
Lincoln Embassy Suites	Lincoln, NE	2,423,452	71,200,000	4,421,392	252	Full Service	Embassy Suites	2000	2023-2024	2038
St. Charles Embassy Suites	Saint Charles, MO	1,834,518	48,900,000	3,692,028	296	Full Service	Embassy Suites	2005	2017-2018	2038
East Peoria Embassy Suites	East Peoria, IL	1,530,457	40,200,000	3,680,957	226	Full Service	Embassy Suites	2008	NAP	2038
Hot Springs Embassy Suites	Hot Springs, AR	1,657,919	37,900,000	3,408,623	246	Full Service	Embassy Suites	2003	NAP	2038
Tucson University Marriott	Tucson, AZ	1,479,036	42,900,000	3,115,241	250	Full Service	Marriott	1996	2017	2038
Oklahoma City Courtyard by Marriott	Oklahoma City, OK	1,167,005	31,700,000	2,937,883	225	Select Service	Courtyard	2004	2014, 2019	2033
Embassy Suites Lexington UK Coldstream	Lexington, KY	1,427,056	43,400,000	2,790,779	230	Full Service	Embassy Suites	1999	NAP	2038
Oklahoma City Residence Inn	Oklahoma City, OK	1,021,269	24,900,000	2,558,922	151	Limited Service/Extended Stay	Residence Inn	2007	NAP	2033
Normal Marriott Hotel	Normal, IL	1,373,807	27,700,000	2,530,234	228	Full Service	Marriott	2009	NAP	2038
North Charleston Residence Inn	North Charleston, SC	1,098,680	27,700,000	2,358,736	150	Limited Service/Extended Stay	Residence Inn	2004	2019-2020	2033
La Vista Courtyard by Marriott	La Vista, NE	919,289	24,400,000	2,198,788	246	Select Service	Courtyard	2009	2019	2033
Springfield Residence Inn	Springfield, MO	764,975	20,500,000	1,712,344	136	Limited Service/Extended Stay	Residence Inn	2004	2019	2033
Fort Smith Courtyard by Marriott	Fort Smith, AR	571,066	15,000,000	1,206,296	138	Select Service	Courtyard	2007	NAP	2033
(1)	Source: Appraisal and underwritten cash flow.

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties by hotel type:

Historical, August 2024 TTM and U/W Metrics(1)
Hotel Type	Properties	Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Full-Service	18	5,060	71.0%	$168.12	$119.33	$76,716,161	$87,319,532	$92,580,786	87.9%	$95,849,077	88.1%
Limited-Service; Extended-Stay	3	437	81.3%	139.62	113.52	6,092,586	6,117,773	6,546,240	6.2%	6,630,001	6.1%
Select-Service	3	609	67.9%	126.08	85.66	5,153,113	5,458,942	6,235,402	5.9%	6,342,967	5.8%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Underwritten cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

From 2019 to July 2024, Atrium invested approximately $121.1 million (approximately $19.8k per room) in property improvement plan (“PIP”) renovations and other capital expenditures (“CapEx”) across the Atrium Hotel Portfolio 24 Pack Portfolio. The renovations have included lobby refurbishments, guestroom renovations, meeting space upgrades, restaurant and amenity enhancements, and restoration of public spaces and exterior facades. From the fourth quarter of 2024 through 2029, Atrium plans to spend an additional approximately $126.1 million in PIP and CapEx across the Atrium Hotel Portfolio 24 Pack Portfolio. We cannot assure you that these or any investments will be made into the Atrium Hotel Portfolio 24 Pack Portfolio. The Atrium Hotel Portfolio 24 Pack Whole Loan documents required the borrowers to reserve $40.0 million at the origination of the Atrium Hotel Portfolio 24 Pack Whole Loan and require ongoing deposits during the term of the Atrium Hotel Portfolio 24 Pack Whole Loan to capitalize these capital expenditure projects. See below for additional information related to past capital expenditures at the Atrium Hotel Portfolio 24 Pack Portfolio:

Recent Renovations (CapEx)(1)
Property Name	# Rooms	2019	2020	2021	2022	2023	2024 YTD	2019-2024 July YTD
Rogers (Bentonville) Embassy Suites	400	$619,262	$212,952	$89,720	$659,661	$371,420	$806,421	$2,759,435
Frisco Embassy Suites	330	$707,715	$203,648	$66,027	$339,659	$664,598	$309,882	$2,291,529
Hilton Long Beach	399	$972,944	$375,687	$412,291	$643,181	$908,847	$435,107	$3,748,056
San Marcos Embassy Suites	283	$995,881	$174,073	$42,680	$466,668	$1,709,836	$4,854,742	$8,243,880
Loveland Embassy Suites	263	$556,772	$28,794	$83,465	$327,481	$571,334	$799,009	$2,366,854
Albuquerque Embassy Suites	261	$209,855	$82,076	$77,058	$6,613,326	$6,038,727	$303,322	$13,324,363
Branson Chateau Hotel	301	$699,966	$386,719	$962,715	$833,033	$1,054,546	$255,604	$4,192,583
Richardson Renaissance	335	$589,997	$132,221	$30,125	$61,961	$161,494	$653,835	$1,629,634
Charleston Embassy Suites	253	$6,994,397	$208,868	$115,088	$166,347	$412,999	$141,151	$8,038,850
Nashville South Embassy Suites	250	$193,306	$253,520	$63,757	$480,031	$1,095,283	$437,156	$2,523,053
La Vista Embassy Suites	257	$155,518	$76,890	$109,802	$701,509	$476,234	$389,407	$1,909,361
Lincoln Embassy Suites	252	$360,140	$54,320	$95,184	$281,478	$7,251,617	$5,086,193	$13,128,932
St. Charles Embassy Suites	296	$287,557	$106,980	$77,841	$303,277	$499,913	$293,871	$1,569,438
East Peoria Embassy Suites	226	$189,160	$9,972	$27,520	$131,624	$520,112	$187,235	$1,065,624
Hot Springs Embassy Suites	246	$461,426	$187,990	$30,431	$177,567	$243,681	$5,070,718	$6,171,812
Tucson University Marriott	250	$11,279,769	$2,224,323	$205,217	$263,156	$150,883	$28,275	$14,151,624
Oklahoma City Courtyard by Marriott	225	$4,222,437	$1,335,528	$210,250	$115,987	$256,434	$147,444	$6,288,079
Embassy Suites Lexington UK Coldstream	230	$194,081	$33,101	$175,802	$558,037	$1,400,839	$398,463	$2,760,323
Oklahoma City Residence Inn	151	$237,392	$215,386	$9,920	$80,625	$347,548	$383,005	$1,273,877
Normal Marriott Hotel	228	$914,191	$149,987	$53,075	$281,853	$395,987	$3,121,229	$4,916,320
North Charleston Residence Inn	150	$4,838,010	$2,315,402	$480,772	$92,348	$325,675	$146,303	$8,198,510
La Vista Courtyard by Marriott	246	$4,118,982	$22,287	$25,937	$47,783	$258,642	$176,963	$4,650,594
Springfield Residence Inn	136	$4,532,052	$154,963	$48,631	$99,105	$147,170	$36,312	$5,018,232
Fort Smith Courtyard by Marriott	138	$593,834	$68,831	$15,499	$84,760	$23,553	$74,449	$860,926
Total	6,106	$44,924,643	$9,014,516	$3,508,807	$13,810,458	$25,287,372	$24,536,094	$121,081,891
(1)	Source: Third-party reports.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Atrium Hotel Portfolio 24 Pack Properties:

Cash Flow Analysis(1)
	2019	2020	2021	2022	2023	TTM 8/31/2024	U/W (2)	U/W Unit
Occupancy	68.8%	31.7%	52.3%	66.1%	70.3%	71.4%	71.9%
ADR	$145.63	$128.67	$137.28	$153.98	$159.32	$161.81	$161.8
RevPar	$100.13	$40.83	$71.77	$101.83	$111.93	$115.55	$116.28

Rooms Revenue	$223,155,533	$91,237,524	$159,953,345	$226,950,298	$249,450,769	$258,241,252	$259,839,658	$42,555
Food and Beverage Revenue	100,295,177	26,783,390	38,372,226	83,273,465	97,948,145	102,905,823	103,012,857	$16,871
Other Departmental Revenue	9,406,120	4,364,554	7,173,438	9,180,080	11,072,214	11,957,467	12,000,415	$1,965
Miscellaneous Income	4,006,092	3,863,390	4,420,944	6,366,600	5,864,693	5,513,891	5,545,119	$908
Non-Operating Income	253,583	426,731	1,298,004	609,374	1,556,043	1,478,624	1,478,624	$242
Total Operating Revenue	$337,116,505	$126,675,589	$211,217,958	$326,379,817	$365,891,863	$380,097,056	$381,876,673	$62,541
Rooms Expense	53,356,009	21,796,432	37,071,424	55,772,310	61,741,194	63,447,017	63,475,531	$10,396
Food and Beverage Expense	52,664,279	15,474,841	19,806,693	43,238,527	50,485,100	51,328,987	51,339,418	$8,408
Other Departmental Expenses	4,307,036	1,973,390	2,387,852	3,329,972	4,287,936	4,200,179	4,195,487	$687
Total Departmental Profit	$226,789,181	$87,430,927	$151,951,989	$224,039,008	$249,377,633	$261,120,873	$262,866,237	$43,050
Administrative and General	24,202,261	11,772,182	16,019,245	22,526,460	25,443,697	25,963,214	25991693	$4,257
Information and Telecommunications Systems	4,469,235	3,675,077	4,429,850	5,020,624	5,430,854	5,590,980	5,574,304	$913
Sales and Marketing	21,338,269	7,808,863	10,280,509	17,792,211	20,756,152	21,945,853	21,955,628	$3,596
Franchise Fees	17,406,760	7,111,750	12,448,281	18,101,890	20,066,629	21,114,245	20,995,316	$3,438
Property Operation and Maintenance	14,226,017	8,366,731	10,956,908	15,102,575	16,288,464	16,915,361	16,909,156	$2,769
Utilities	13,540,873	9,660,646	12,038,702	14,738,957	14,851,562	15,175,854	15,221,174	$2,493
Gross Operating Profit	$131,605,766	$39,035,678	$85,778,493	$130,756,291	$146,540,275	$154,415,366	$156,218,965	$25,585
Base Management Fee	10,105,888	3,787,466	6,297,599	9,773,113	10,930,075	11,358,553	11,411,941	$1,869
Other Expenses(3)	19,288,606	20,375,736	20,235,941	19,990,500	22,140,520	22,549,647	20,769,056	$3,401
Net Operating Income	$102,211,273	$14,872,476	$59,244,953	$100,992,678	$113,469,681	$120,507,166	$124,037,968	$20,314
FF&E	13,474,517	5,049,954	8,396,798	13,030,818	14,573,433	15,144,737	15,215,922	$2,492
Net Cash Flow	$88,736,756	$9,822,522	$50,848,155	$87,961,861	$98,896,248	$105,362,428	$108,822,046	$17,822

NCF DSCR (4)	3.40x	0.38x	1.95x	3.37x	3.79x	4.04x	4.17x
NOI Debt Yield(4)	10.4%	1.5%	6.0%	10.3%	11.5%	12.2%	12.6%
(1)	Historical and underwritten net cash flows are adjusted to reflect total management fees paid to Atrium Hospitality, inclusive of revenue management, accounting, and certain other centralized services and software licenses, equal to 3.0% of gross revenues. Historical financials exclude non-property corporate level expenses. Historical financials also exclude extraordinary or non-recurring items, including certain bad debt, severance/relocation pay, capitalizable major repairs, costs related to insurable events, professional fees related to real estate tax appeals and paycheck protection program loan forgiveness. Excluded extraordinary and one-time items total approximately $82,000 in 2019, approximately $312,000 in 2020, approximately $508,000 in 2021, approximately $507,000 in 2022, approximately $1.08 million in 2023, and approximately $759,000 in the August 31, 2024 TTM.
(2)	Based on the in-place rent roll dated August 31, 2024. The Lincoln Embassy Suites property was underwritten based on 2023 financials due to temporary disruption resulting from current ongoing renovations.
(3)	Other expenses represents the total non-operating expenses associated with rent, taxes and insurance.
(4)	Debt service coverage ratios are based on the Senior Notes and debt yields are based on the Atrium Hotel Portfolio 24 Pack Whole Loan.

Appraisal. According to the portfolio appraisal dated May 13, 2024, the Atrium Hotel Portfolio 24 Pack Properties had an “As Portfolio” appraised value of $1,448,000,000, which includes a 4.8% portfolio premium. The aggregate as-is appraised value without the premium is $1,381,200,000.

Property	Appraised Value(1)	Capitalization Rate(1)
Atrium Hotel Portfolio 24 Pack	$1,448,000,000	8.00%
(1)	Source: Appraisal.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

Environmental Matters. According to the Phase I environmental assessments dated between May 9, 2024 and May 24, 2024, there was no evidence of any recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties; however, the Phase I environmental assessments did identify certain controlled recognized environmental conditions at the Atrium Hotel Portfolio 24 Pack Properties as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Atrium Hotel Portfolio 24 Pack Portfolio’s top eight markets based on underwritten net cash flow are responsible for approximately 59.0% of the underwritten net cash flow and a total of 3,150 rooms (approximately 51.6% of total room count).

Historical and August 2024 TTM Metrics(1)
Top Markets	Properties	# Rooms	Occupancy	ADR	RevPar	2022 NCF	2023 NCF	August 2024 TTM NCF	August 2024 TTM NCF %	U/W NCF	U/W NCF %
Dallas-Plano-Irving, TX	2	665	66.1%	$159.18	$105.20	$7,208,029	$11,050,887	$13,155,172	12.5%	$13,271,066	12.2%
Fayetteville-Springdale- Rogers AR-MO	1	400	73.8%	$179.23	$132.35	10,644,445	11,017,894	12,172,646	11.6%	12,405,676	11.4%
Los Angeles-Long Beach- Glendale, CA	1	399	83.0%	$206.80	$171.61	4,733,003	7,137,055	7,010,622	6.7%	7,078,695	6.5%
Austin-Round Rock TX	1	283	73.3%	$160.72	$117.73	5,551,125	6,368,571	6,687,120	6.3%	6,799,470	6.2%
Omaha-Council Bluffs NE-IA	2	503	61.3%	$145.34	$89.10	6,489,363	6,035,733	6,327,723	6.0%	6,713,272	6.2%
Fort Collins-Loveland CO	1	263	74.4%	$167.38	$124.48	4,334,461	5,330,688	6,499,967	6.2%	6,537,895	6.0%
Albuquerque NM	1	261	83.2%	$166.50	$138.60	4,312,459	4,080,847	5,710,832	5.4%	5,912,792	5.4%
Oklahoma City OK	2	376	77.0%	$133.47	$102.84	4,100,003	4,682,627	5,413,225	5.1%	5,496,805	5.1%
Other (13 markets)	13	2,956	70.2%	$158.21	$111.13	40,588,973	43,191,946	42,385,121	40.2%	44,606,375	41.0%
Total	24	6,106	71.4%	$161.81	$115.55	$87,961,861	$98,896,248	$105,362,428	100.0%	$108,822,046	100.0%
(1)	Source: Third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

The following table sets forth certain information regarding the Atrium Hotel Portfolio 24 Pack Properties Comp Set RevPAR Penetration compared to its Comp Set:

Comp Set RevPAR Penetration(1)
Property Name	Rooms	2015	2016	2017	2018	2019	2020	2021	2022	2023	July 2024 TTM
Rogers (Bentonville) Embassy Suites	400	104%	103%	107%	103%	103%	84%	124%	119%	116%	116%
Frisco Embassy Suites	330	107%	110%	102%	96%	86%	68%	85%	86%	89%	89%
Hilton Long Beach	399	87%	96%	97%	92%	92%	64%	65%	91%	97%	104%
San Marcos Embassy Suites	283	205%	216%	231%	233%	211%	168%	126%	141%	156%	163%
Loveland Embassy Suites	263	116%	128%	125%	128%	135%	118%	118%	131%	136%	137%
Albuquerque Embassy Suites	261	161%	161%	163%	150%	139%	146%	161%	182%	142%	159%
Branson Chateau Hotel	301	127%	112%	106%	109%	86%	63%	128%	131%	116%	120%
Richardson Renaissance	335	134%	116%	111%	120%	137%	108%	95%	121%	133%	135%
Charleston Embassy Suites	253	140%	139%	146%	144%	111%	114%	147%	162%	160%	157%
Nashville South Embassy Suites	250	115%	110%	117%	113%	107%	99%	96%	116%	109%	106%
La Vista Embassy Suites	257	133%	130%	145%	145%	157%	155%	145%	135%	131%	130%
Lincoln Embassy Suites	252	132%	125%	130%	137%	130%	108%	113%	125%	129%	110%
St. Charles Embassy Suites	296	138%	129%	137%	128%	142%	148%	177%	165%	164%	164%
East Peoria Embassy Suites	226	139%	132%	149%	159%	138%	116%	152%	170%	171%	171%
Hot Springs Embassy Suites	246	217%	202%	196%	144%	145%	106%	114%	134%	137%	140%
Tucson University Marriott	250	171%	176%	122%	121%	111%	118%	121%	138%	143%	146%
Oklahoma City Courtyard by Marriott	225	138%	151%	147%	84%	81%	75%	82%	106%	108%	112%
Embassy Suites Lexington UK Coldstream	230	NAP	115%	115%	116%	123%	127%	127%	116%	113%	109%
Oklahoma City Residence Inn	151	132%	126%	122%	112%	107%	139%	124%	127%	124%	125%
Normal Marriott Hotel	228	115%	121%	113%	115%	113%	94%	99%	102%	102%	101%
North Charleston Residence Inn	150	127%	124%	127%	124%	107%	94%	136%	130%	122%	126%
La Vista Courtyard by Marriott	246	102%	89%	94%	90%	79%	74%	78%	89%	90%	94%
Springfield Residence Inn	136	136%	109%	108%	101%	87%	105%	91%	96%	109%	110%
Fort Smith Courtyard by Marriott	138	126%	96%	113%	99%	109%	94%	125%	146%	149%	148%
Total / Wtd Average	6,106	133%	129%	129%	124%	119%	106%	117%	127%	126%	127%
(1)	Source: Third party reports.

The Borrowers and the Borrower Sponsor. The borrowers under the Atrium Hotel Portfolio 24 Pack Whole Loan are JDHQ Hotels LLC, Tucson Charleston LLC, LB Funding LLC, Chateau Lake, LLC, Atrium TRS Tucson, LLC and Lexington Kentucky Suite Hotel LLC, each a Delaware limited liability company. Each borrower is a recycled special purpose entity whose primary business is the performance of the obligations under the Atrium Hotel Portfolio 24 Pack Whole Loan documents and the ownership and/or operation of the applicable Atrium Hotel Portfolio 24 Pack Properties. The borrowers are indirectly owned by Atrium and its affiliates. The non-recourse carveout guarantor is Skylight Property Holdings I LLC, a Delaware limited liability company and an affiliate of the borrower sponsor.

Property Management. The Atrium Hotel Portfolio 24 Pack Properties are managed by Atrium Hospitality LP, an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

Initial and Ongoing Reserves. On the origination date, the borrowers were required to fund (i) a property improvement plan work and replacements reserve in the amount of $40,000,000 for the payment of certain FF&E expenditures and property improvement plans required by the related franchise agreements and (ii) a ground lease reserve in the amount of $335,875.20.

PIP and Replacement Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to the sum of (i) 4.0% of gross revenues from the Atrium Hotel Portfolio 24 Pack Properties that remain subject to the liens of the Atrium Hotel Portfolio 24 Pack Whole Loan documents for the calendar month that is two calendar months prior to the calendar month of the monthly due date plus (ii) commencing on the monthly due date in November 2026 and on each subsequent monthly due date, $1,000,000; provided that if an Atrium Hotel Portfolio 24 Pack Property subject to a PIP has been released from the Atrium Hotel Portfolio 24 Pack Whole Loan, then such amount will be reduced.

Additionally, in connection with any public health or safety emergency (e.g., a pandemic) or industry-wide emergency (which may include, without limitation, any national decline in RevPAR of hotels in the upper upscale category for any trailing 15 day period of not less than 15% from pre-emergency levels), the borrowers’ monthly deposits into the PIP and Replacement Reserve will be suspended during such emergency, such period not to exceed six months. In addition, during such emergency, the lender will have the right to permit the borrowers to use funds on deposit in the PIP and Replacement Reserve toward satisfaction of debt service for a period of up to three months, to the extent of insufficient funds to pay operating expenses and debt service.

Ground Lease Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of base rent and additional rent, and other similar charges payable with respect to the ground leased Atrium Hotel Portfolio 24 Pack Properties and each parking agreement that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such ground lease reserve will be conditionally waived so long as (i) no event of default under the Whole Atrium Hotel Portfolio 24 Pack Whole Loan or Atrium Hotel Portfolio 24 Pack Cash Sweep Period (as defined below) has occurred and is continuing, (ii) the borrowers deliver evidence that ground rents are paid when due and (iii) no less than $335,874.50 remains on deposit in the ground rent reserve.

Tax and Insurance Reserve: On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the taxes, insurance premiums and other charges estimated by the lender to be payable during the next ensuing 12 months; provided that, so long as no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or Atrium Hotel Portfolio 24 Pack Cash Sweep Event (as defined below) has occurred and is continuing, (i) if the Atrium Hotel Portfolio 24 Pack Properties are covered by a blanket insurance policy reasonably acceptable to the lender insuring all or substantially all of the real property owned directly or indirectly by the guarantor and the borrowers, the borrowers will not be required to make deposits for insurance premiums, and (ii) to the extent taxes are timely paid by the borrowers and the borrowers deliver evidence reasonably acceptable to the lender that taxes have been paid as and when due, the borrowers will not be required to make deposits for insurance or taxes and other charges, as applicable.

Lockbox / Cash Management. The Atrium Hotel Portfolio 24 Pack Whole Loan is structured with a hard lockbox with respect to each individual Atrium Hotel Portfolio 24 Pack Property (collectively, the “Lockbox Account”) and springing cash management. At origination, the borrowers instructed each applicable credit card company or credit card clearing bank to deliver all receipts payable with respect to the Atrium Hotel Portfolio 24 Pack Properties directly to the Lockbox Account and have entered into the cash management agreement for the establishment of a cash management account (the “Cash Management Account”). All amounts in the Lockbox Account are required to be disbursed from the Lockbox Account to the Cash Management Account on each business day. If no Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, on each business day, all funds in the Cash Management Account, less the minimum balance as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents, will be remitted to the borrowers. If an Atrium Hotel Portfolio 24 Pack Cash Sweep Period is continuing, (a) if no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, all funds after payment of taxes and custodial funds then due and payable, required deposits to the tax and insurance reserve fund and the ground lease reserve, agent fees, monthly operating expenses, monthly debt service on the Atrium Hotel Portfolio 24 Pack Whole Loan, approved extraordinary expenses (or extraordinary expenses which do not require the approval of the lender under the Atrium Hotel Portfolio 24 Pack Whole Loan documents) and distributions for tax payments, gratuities and similar matters as set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan and (b) if an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents or bankruptcy action of the borrowers has occurred and is continuing, but no Priority Payment Cessation Event (as defined below) has occurred, all funds after payment of taxes, custodial funds, insurance premiums, ground rents and (only if no receiver has been appointed, no bankruptcy action of the borrowers or property manager has occurred and no event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents relating to fraud or negligence of the property manager has occurred) operating expenses are required to be held as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan, and (c) if a Priority Payment Cessation Event has occurred, the lender can apply amounts on deposit in the Cash Management Account in such manner or order as the lender determines in its sole discretion.

“Atrium Hotel Portfolio 24 Pack Cash Sweep Event” means the occurrence of: (a) an event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; (b) any bankruptcy action of the borrowers, any principal of the borrowers or property manager; (c) a Debt Yield Trigger Event (as defined below) or (d) the guarantor failing to comply with certain financial covenants set forth in the related guaranty (without limiting, any event of default under the Atrium Hotel Portfolio 24 Pack Whole Loan documents resulting therefrom).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

“Atrium Hotel Portfolio 24 Pack Cash Sweep Period” means each period commencing on the occurrence of an Atrium Hotel Portfolio 24 Pack Cash Sweep Event and continuing until the earlier of (a) the date of the cure of the related Atrium Hotel Portfolio 24 Pack Cash Sweep Event, or (b) payment in full of the Atrium Hotel Portfolio 24 Pack Whole Loan.

“Debt Yield Cure” means the achievement of a debt yield of at least the Debt Yield Trigger Level (as defined below) as of the end of the calendar quarter immediately preceding the applicable payment date, which may at the borrowers’ election be accomplished by making a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan pursuant to the terms of the Atrium Hotel Portfolio 24 Pack Whole Loan documents that, after giving effect thereto, results in a debt yield of at least the Debt Yield Trigger Level.

“Debt Yield Trigger Event” means any time the debt yield for the Atrium Hotel Portfolio 24 Pack Whole Loan as of the conclusion of the trailing 12 month period immediately preceding the end of the calendar quarter falls below the Debt Yield Trigger Level until the debt yield as of the conclusion of a subsequent calendar quarter is equal to or greater than the Debt Yield Trigger Level; provided, however, that if the amount in the excess cash flow reserve equals or exceeds the amount that, if applied to prepay a portion of the Atrium Hotel Portfolio 24 Pack Whole Loan, would result in the Debt Yield exceeding the Debt Yield Trigger Level (the “DY Trigger Cure Amount”), then no Debt Yield Trigger Event will be deemed to exist for so long as the amount on deposit in the excess cash flow reserve continues to equal or exceed the DY Trigger Cure Amount.

“Debt Yield Trigger Level” means (i) through the payment date occurring in October 2026, 8.50%, (ii) after the payment date occurring in October 2026 through the payment date occurring in October 2028, 8.75% and (iii) thereafter, 9.00%.

“Priority Payment Cessation Event” means (a) the conclusion of judicial or non-judicial foreclosure proceedings relating to all or a material portion of the Atrium Hotel Portfolio 24 Pack Properties, so long as no bankruptcy action of the borrowers or principal of the borrowers has occurred and (b) the satisfaction or other termination of the Atrium Hotel Portfolio 24 Pack Whole Loan.

Current Mezzanine or Secured Subordinate Indebtedness. The Atrium Hotel Portfolio 24 Pack Whole Loan also includes the Atrium Hotel Portfolio 24 Pack Junior Notes. The Atrium Hotel Portfolio 24 Pack Junior Notes bear interest at 8.97784591118801% per annum. Payments on the Atrium Hotel Portfolio 24 Pack Junior Notes are generally subordinate to payments on the Atrium Hotel Portfolio 24 Pack Senior Notes, provided that the Atrium Hotel Portfolio 24 Pack Junior Notes receive payments of interest prior to principal payments being made on the Atrium Hotel Portfolio 24 Pack Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Atrium Hotel Portfolio 24 Pack Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The borrowers may obtain the release of one or more Atrium Hotel Portfolio 24 Pack Properties from the lien of the Atrium Hotel Portfolio 24 Pack Whole Loan by prepaying or defeasing the applicable release price (as described below), subject to the satisfaction of certain conditions, including but not limited to the debt yield on the Atrium Hotel Portfolio 24 Pack Whole Loan as calculated under the Atrium Hotel Portfolio 24 Pack Whole Loan documents after giving effect to the release is at least equal to the greater of (i) 11.0% and (ii) the debt yield immediately prior to giving effect to such release; provided that in no event will the debt yield be required to be more than 12.5%.

The release price for any Atrium Hotel Portfolio 24 Pack Property will be the related allocated loan amount plus a premium that increases as additional amounts are prepaid in connection with sales to third parties, expressed as a percentage of the related allocated loan amount as set forth in the chart below.

Principal Balance Previously Prepaid	Release Price (Inclusive of Premium) as a Percentage of Allocated Loan Amount
$0 – $295,500,000	110%
Greater than $295,500,000	115%

Notwithstanding the foregoing, in the event that the debt yield does not equal or exceed the required threshold as set forth above with respect to the Atrium Hotel Portfolio 24 Pack Properties remaining immediately following an individual Atrium Hotel Portfolio 24 Pack Property release and such release is in connection with an arms’ length sale to a third party, the release price will equal the greater of (i) the release price for such individual Atrium Hotel Portfolio 24 Pack Property and (ii) the lesser of (x) 100% of the gross cash proceeds actually received by the borrowers for such individual Atrium Hotel Portfolio 24 Pack Property (net of any reasonable and customary origination costs) and (y) an amount necessary to, after giving effect to such release of the individual Atrium Hotel Portfolio 24 Pack Property, achieve the applicable debt yield test.

In addition, the borrowers will have the right to either make a voluntary prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan in accordance with the provisions described above, defease the Atrium Hotel Portfolio 24 Pack Whole Loan, or deposit with the lender as additional collateral for the Atrium Hotel Portfolio 24 Pack Whole Loan cash or a letter of credit, in each case in the amount necessary to achieve a debt yield that equals or exceeds the required threshold.

In connection with any release of an Atrium Hotel Portfolio 24 Pack Property, any paydown in excess of the allocated loan amount for such Atrium Hotel Portfolio 24 Pack Property will reduce the allocated loan amounts for all remaining Atrium Hotel Portfolio 24 Pack

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Hospitality – Various Various Various, Various	Collateral Asset Summary – Loan No. 9 Atrium Hotel Portfolio 24 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 32.1% 4.17x 26.7%

Properties on a pro rata basis. In addition, the borrowers will be permitted to obtain the release of certain parcels of land that were not necessary for the generation of income as of the origination date of the Atrium Hotel Portfolio 24 Pack Whole Loan, without payment of any release price, subject to satisfaction of certain conditions.

Notwithstanding the foregoing, no defeasance in connection with an Atrium Hotel Portfolio 24 Pack Property release is permitted prior to the earlier to occur of (i) the payment date occurring in November 2027 and (ii) the second anniversary of the closing date of the securitization of the last note of the Atrium Hotel Portfolio 24 Pack Whole Loan to be securitized.

Any prepayment or defeasance of the Atrium Hotel Portfolio 24 Pack Whole Loan in connection with an Atrium Hotel Portfolio 24 Pack Property release will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes on a pro rata basis (and sequentially to the Junior Note components). Any voluntary prepayments are subject to satisfaction of all the conditions in the Atrium Hotel Portfolio 24 Pack Whole Loan documents including, without limitation, (i) no event of default exists and is continuing under the Atrium Hotel Portfolio 24 Pack Whole Loan documents (except if such release would cure such event of default, as more particularly set forth in the Atrium Hotel Portfolio 24 Pack Whole Loan documents); and (ii) the borrowers pay, in addition to the outstanding principal amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be prepaid, (A) all interest that would have accrued on the amount of the Atrium Hotel Portfolio 24 Pack Whole Loan to be paid through and including the last day of the Atrium Hotel Portfolio 24 Pack Whole Loan interest accrual period in which such prepayment occurs; (B) all other sums then due and payable under the Atrium Hotel Portfolio 24 Pack Whole Loan documents; and (C) if such prepayment is made prior to the May 2029 payment date, the applicable yield maintenance premium. Any partial prepayment of the Atrium Hotel Portfolio 24 Pack Whole Loan will be applied first to the Senior Notes on a pro rata basis (and sequentially to the Senior Note components), and then to the Junior Notes (as defined below), on a pro rata basis (and sequentially to the Junior Note components).

Ground Lease. Six Atrium Hotel Portfolio 24 Pack Properties are subject to ground leases. Below is a summary of the ground leased properties:

Property	Lessor	Expiration Date	August 2024 TTM Ground Rent	Ground Rent Calculation
St. Charles Embassy Suites	City of St. Charles, Missouri	April 30, 2098(1)	$100,081	$100 + 0.75% of adjusted rooms revenue
Embassy Suites Lexington UK Coldstream	The University of Kentucky	December 1, 2092	$200,712	The ground lease increases by a rate of 25% of the percentage increase of the Consumer Price Index every 60 months. Next reset occurs in 2029.
Loveland Embassy Suites	Board of County Commissioners of Larimer County, Colorado	April 9, 2064	$144,622	1.50% of adjusted rooms revenue
East Peoria Embassy Suites	City of East Peoria	September 1, 2027(2)	$180,000(2)	Fixed
Tucson University Marriott	Marshall Foundation	June 30, 2094	$153,782	Annual rent is adjusted every three years by the 80% of the CPI increase over the intervening term. Next reset occurs in 2025.
North Charleston Residence Inn(3)	City of North Charleston	May 31, 2058	$80,000	Fixed
(1)	Represents the fully extended expiration date. The initial expiration date is April 30, 2058 and is subject to four, 10-year extension options.
(2)	The related borrower has a $100 purchase option to purchase the leased fee upon termination of the ground lease, so the rent payment is recorded in the borrower’s financials as a capitalized lease obligation. The related borrower must provide the ground lessor with notice of its intent to exercise the purchase option at least 120 days prior to the expiration date, and the purchase would occur upon termination (i.e., the same day).
(3)	The related borrower has a $2.3 million land purchase option exercisable at any time during the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	David Halberstram and Cheskel Lichtman	Collateral:	Fee
Borrower(s):	127 Concord Realty LLC	Location:	Brooklyn, NY
Original Balance:	$47,500,000	Year Built / Renovated:	2023 / NAP
Cut-off Date Balance:	$47,500,000	Property Management:	Ladore Management LLC
% by Initial UPB:	4.6%	Size:	73 Units
Interest Rate:	6.23000%	Appraised Value / Per Unit:	$77,500,000 / $1,061,644
Note Date:	September 18, 2024	Appraisal Date:	July 23, 2024
Original Term:	60 months	Occupancy:	98.6% (as of September 17, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI(2):	$3,914,572
Interest Only Period:	60 months	Underwritten NCF:	$3,896,084
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,541,861 (T-9 Ann. August 31, 2024)
Additional Debt Balance:	NAP	2023 NOI(3):	NAV
Call Protection:	L(25),D(28),O(7)	2022 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2021 NOI(3):	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$650,685
Taxes:	$13,045	$3,261	NAP	Maturity Date Loan / Unit:	$650,685
Insurance:	$39,195	$3,266	NAP	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$1,541	NAP	Maturity Date LTV:	61.3%
Deferred Maintenance:	$6,875	$0	NAP	UW NOI DY:	8.2%
				UW NCF DSCR:	1.30x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,500,000	100.0%	Loan Payoff	$41,372,310	87.1%
			Principal Equity Distribution	5,084,171	10.7
			Closing Costs(4)	984,404	2.1
			Upfront Reserves	59,115	0.1
Total Sources	$47,500,000	100.0%	Total Uses	$47,500,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to The Amnia Property (as defined below) leasing up after being constructed in 2023.
(3)	2023 NOI, 2022 NOI and 2021 NOI information is not available because The Amnia Property (as defined below) was recently constructed in 2023.
(4)	Closing Costs include a rate buydown fee of $118,750.

The Loan. The tenth largest mortgage loan (“The Amnia Mortgage Loan”) is secured by the borrower’s fee interest in a 73 unit, 13-story high-rise multifamily property located in the Downtown Brooklyn neighborhood of Brooklyn, New York (“The Amnia Property”). The Amnia Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $47,500,000. The Amnia Mortgage Loan was originated on September 18, 2024 by CREFI and accrues interest at a fixed rate of 6.23000% per annum. The Amnia Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of The Amnia Mortgage Loan is October 6, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

The Property. The Amnia Property is a recently constructed, 13-story, 73 unit, high-rise multifamily property located in the Downtown Brooklyn neighborhood of Brooklyn, New York. The Amnia Property was completed in 2023 and includes approximately 2,000 square feet of ground-floor retail space all of which is leased to Holland Bikes Corporation, a French bicycle company operating out of ten cities servicing over 800,000 customers across the globe per year. The retail space accounts for 2.3% of underwritten effective gross income at The Amnia Property. Amenities at The Amnia Property include a bike room, laundry in building, storage space, package room, live-in superintendent, a fitness center, and a game room. Primary access to the Downtown Brooklyn Neighborhood is provided by the A, C and F subway lines along with various routes on the MTA regional bus lines. In addition to the A, C and F subway lines, The Amnia Property has nearby access to the R, 2, 3, 4, and 5 subway lines at the Borough Hall/Court Street subway stop.

The unit mix at The Amnia Property consists of 51 free market units comprised of five studios, 13 one-bedroom and one-bathroom units, two one-bedroom and one and a half bathroom units, three two-bedroom and one-bathroom units, 27 two-bedroom and two-bathroom units, and 1 three-bedroom and two-bathroom unit. There are 22 affordable units comprised of four studios, seven one-bedroom and one-bathroom units, and 11 two-bedroom and one-bathroom units. Unit amenities include floor to ceiling windows, hardwood floors, central air, private outdoor space, in unit washer / dryers for the market rate units, dishwashers and quartz countertops. As of September 17, 2024, the Amnia Property was 98.6% leased.

The Amnia Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at The Amnia Property must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. In addition, such affordable units are required to be rent stabilized. For years one through 25 of such exemption, 100% of the projected assessed value of The Amnia Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s year-one abated 2024/2025 taxes of $37,649. The appraisal’s estimated full tax liability for the 2024/2025 tax year is $1,058,986. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at The Amnia Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	5	6.8%	100.0%	322	$3,360	$3,400
Studio - Affordable	4	5.5%	100.0%	300	$2,924	$3,200
1BR / 1BA	13	17.8%	100.0%	508	$4,715	$4,775
1BR / 1BA - Affordable	7	9.6%	100.0%	477	$3,126	$4,500
1BR / 1.5BA	2	2.7%	100.0%	733	$6,500	$6,500
2BR / 1BA	3	4.1%	100.0%	707	$5,733	$5,750
2BR / 1BA - Affordable	11	15.1%	100.0%	628	$3,733	$5,400
2BR / 2BA	27	37.0%	96.3%	744	$6,015	$6,100
3BR / 2BA	1	1.4%	100.0%	965	$10,000	$8,500
Total / Wtd Avg.	73	100.0%	98.6%	607	$4,852	$5,291
(1)	Based on the underwritten rent roll dated September 17, 2024. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Amnia Property:

Cash Flow Analysis(1)(2)
	T-9 Ann 8/31/2024(3)	U/W(3)	U/W Per Unit(4)
Base Rent - Residential	$1,692,736	$4,192,092	$57,426
Potential Income from Vacant Units	0	90,000	1,233
Gross Potential Rent - Residential	$1,692,736	$4,282,092	$58,659
Other Income(5)	6,747	26,120	358
Net Rental Income	$1,699,484	$4,308,212	$59,017
(Vacancy / Credit Loss)	0	(129,246)	(1,770)
Effective Gross Income- Residential	$1,699,484	$4,178,966	$57,246

Base Rent - Commercial	$102,000	$105,060	$52.53
Potential Income from Vacant Units	0	0	0.00
Net Rental Income- Commercial	$102,000	$105,060	$52.53
(Vacancy / Credit Loss)	0	(5,253)	(2.63)
Effective Gross Income- Commercial	$102,000	$99,807	$49.90
Total Economic Gross Income	$1,801,484	$4,278,773	$58,613

Real Estate Taxes(6)	0	37,649	516
Insurance	54,103	37,329	511
Management Fee	54,333	128,363	1,758
Other Expenses(7)	151,186	160,860	2,204
Total Expenses	$259,623	$364,201	$4,989

Net Operating Income	$1,541,861	$3,914,572	$53,624
Replacement Reserves- Residential	0	18,250	250
Replacement Reserves- Commercial	0	238	0.12
Net Cash Flow	$1,541,861	$3,896,084	$53,371

Occupancy	NAP	97.0%(8)
NCF DSCR	0.51x	1.30x
NOI Debt Yield	3.25%	8.24%
(1)	Based on the underwritten rent roll as of September 17, 2024.
(2)	Historical financial information is not available because The Amnia Property was recently constructed in 2023.
(3)	The increase from T-9 Ann 8/31/2024 Net Operating Income to Underwritten Net Operating Income is primarily attributable to The Amnia Property leasing up after being constructed in 2023.
(4)	U/W Per Unit column is based on total multifamily units (73 units) for all line items except for commercial items which are based on total commercial square feet at The Amnia Property of approximately 2,000 square feet.
(5)	Other Income includes storage income, laundry income, and miscellaneous fees.
(6)	Real Estate Taxes are underwritten assuming that The Amnia Property benefits from the 421a tax abatement throughout the life of The Amnia Mortgage Loan.
(7)	Other Expenses includes repairs and maintenance, utilities and general and administrative expenses.
(8)	Represents economic occupancy.

Appraisal. According to the appraisal, The Amnia Property had an “as-is” appraised value of $77,500,000 as of July 23, 2024.

The Amnia Appraised Value(1)
Property	Value	Capitalization Rate
The Amnia	$77,500,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated July 19, 2024, there was no evidence of any recognized environmental conditions at The Amnia Property; however there is a controlled recognized environmental condition related to residual soil impacts from historical industrial use and urban fill. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

The Market. The Amnia Property is located at 127-131 Concord Street in the Downtown Brooklyn neighborhood of Brooklyn, New York. Primary access to the Downtown Brooklyn Neighborhood is provided by the A, C and F subway lines along with various routes on the MTA regional bus lines. In addition to the A, C and F subway lines, The Amnia Property has nearby access to the R, 2, 3, 4, and 5 subway lines at the Borough Hall/Court Street subway stop. Downtown Brooklyn is home to many small business, local restaurants, bars and boutiques and is nearby many large commercial retailers on Flatbush Avenue, Flushing Avenue and Fulton Street including Wegmans, Trader Joe’s, Target, Macy’s and Nordstrom Rack amongst others. Additionally, The Amnia is located approximately 5.0 miles from Midtown Manhattan and approximately 10.0 miles north of LaGuardia Airport.

The Amnia Property is located within the Downtown Brooklyn multifamily submarket of the New York Metro multifamily market. According to the appraisal, as of the second quarter of 2024, the Downtown Brooklyn multifamily submarket had total inventory of 9,554 units, a vacancy rate of 3.0%, and effective rent of $4,363 per unit. Furthermore, the Downtown Brooklyn multifamily submarket had completions of 73 units with net absorption of 390 units over the trailing four quarters ending with the second quarter of 2024. Additionally, as of the second quarter of 2024, the overall New York Metro multifamily market had inventory of 2,147,053 units, a vacancy rate of 2.3% and effective rent per unit of $2,962.

The following table presents certain information relating to multifamily properties that are comparable to The Amnia Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
The Amnia(2) 127-131 Concord Street Brooklyn, New York	-	2023 / NAP	98.6%	73	Studio	322 SF	$3,360
					1BR / 1BA	508 SF	$4,715
					1BR / 1.5BA	733 SF	$6,500
					2BR / 1BA	707 SF	$5,733
					2BR / 2BA	742 SF	$6,015
					3BR / 2BA	965 SF	$10,000
22 Chapel 22 Chapel Street, New York City, NY	0.5 miles	2022 / NAP	96.0%	180	Studio	379 SF	$3,410
					1BR / 1BA	615 SF	$4,285
					2BR / 2BA	842 SF	$6,290
					2BR / 2BA	908 SF	$6,018
					3BR / 2BA	1,185 SF	$7,980
260 Gold Street 260 Gold Street, Brooklyn, NY	0.5 miles	2021 / NAP	97.0%	286	Studio	471 SF	$3,254
					1BR / 1BA	515 SF	$3,793
					2BR / 1.5BA	823 SF	$4,910
					3BR / 1.5BA	1,055 SF	$5,977
Brooklyn Warehouse 180 180 Nassau Street, New York City, NY	0.7 miles	2013 / NAP	100.0%	103	Studio	476 SF	$2,925
					1BR / 1BA	700 SF	$3,825
					2BR / 2BA	1,000 SF	$4,400
					3BR / 2BA	1,371 SF	$5,800
The Amberly 120 Nassau Street, Brooklyn, NY	0.04 miles	2018 / NAP	99.0%	281	Studio	487 SF	$3,500
					1BR / 1BA	764 SF	$4,295
					2BR / 1BA	1,092 SF	$6,600
					3BR / 2BA	1,155 SF	$7,000
The Willoughby 196 Willoughby Street, Brooklyn, NY	0.8 miles	2021 / NAP	97.0%	476	Studio	429 SF	$4,361
					1BR / 1BA	617 SF	$5,318
					2BR / 2BA	977 SF	$6,778

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 17, 2024. Average Unit Size and Average Rent Per Unit reflect the average unit size and rent for occupied units (and excludes the affordable units).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Multifamily – High Rise 127-131 Concord Street Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 10 The Amnia	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,500,000 61.3% 1.30x 8.2%

The Borrower and the Borrower Sponsor. The borrower is 127 Concord Realty LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Amnia Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are David Halberstram and Cheskel Lichtman of Bruklyn Builders. David Halberstram and Cheskel Lichtman are experienced developers and operators of new construction multifamily properties in the New York City area with a portfolio of approximately 197 units of residential and mixed-use space in Brooklyn, New York and Manor, New York.

Property Management. The Amnia Property is managed by Ladore Management LLC, an affiliate of the borrower.

Initial and Ongoing Reserves. At origination of The Amnia Mortgage Loan, the borrower deposited (i) approximately $13,045 into a reserve account for real estate taxes, (ii) approximately $39,195 into a reserve account for insurance premiums, and (iii) $6,875 into a reserve account for immediate repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $3,261).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $3,266).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $1,541 to be used for replacements at The Amnia Property.

Lockbox / Cash Management. The Amnia Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the borrower receives notice of the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants under nonresidential leases at The Amnia Property and all credit card companies that the borrower or property manager have entered into a merchant agreement with directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with The Amnia Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Amnia Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Amnia Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Amnia Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Amnia Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.10x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under The Amnia Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Hospitality – Full Service 99 Union Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 11 Four Seasons Hotel Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 36.0% 1.62x 16.6%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Hospitality - Full Service
Borrower Sponsor(s)(1):	SHG Hotel SPE, LLC, SHG Garage SPE, LLC, SHG Retail SPE, LLC and The Seattle Hotel Group, LLC	Collateral:	Fee
Borrower(s):	SHG Hotel SPE, LLC, SHG Garage SPE, LLC and SHG Retail SPE, LLC	Location:	Seattle, WA
Original Balance:	$44,000,000	Year Built / Renovated:	2009 / 2024
Cut-off Date Balance:	$44,000,000	Property Management:	Four Seasons Hotel Limited
% by Initial UPB:	4.2%	Size:	147 Rooms
Interest Rate:	7.19000%	Appraised Value / Per Room:	$122,100,000 / $830,612
Note Date:	September 30, 2024	Appraisal Date:	July 29, 2024
Original Term:	60 months	Occupancy:	72.5% (as of August 31, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	72.5%
Original Amortization:	NAP	Underwritten NOI:	$7,290,183
Interest Only Period:	60 months	Underwritten NCF:	$5,200,538
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$7,431,940 (TTM August 31, 2024)
Additional Debt Balance:	NAP	2023 NOI:	$7,532,790
Call Protection:	L(25),D(28),O(7)	2022 NOI:	$8,562,290
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$6,914,984

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per Room:	$299,320
Taxes(2):	$0	Springing	NAP	Maturity Date Loan Per Room:	$299,320
Insurance(3):	$0	Springing	NAP	Cut-off Date LTV:	36.0%
FF&E Reserve(4):	$0	Springing	NAP	Maturity Date LTV:	36.0%
				UW NOI DY:	16.6%
				UW NCF DSCR:	1.62x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,000,000	100.0%	Loan Payoff	$36,539,813	83.0%
			Borrower Sponsor Equity	6,562,519	14.9
			Closing Costs	897,669	2.0
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%
(1)	There is no separate non-recourse carveout guarantor nor separate environmental indemnitor with respect to the Four Seasons Hotel Seattle mortgage loan.
(2)	Provided that (i) no event of default has occurred and is continuing, (ii) the management agreement is in full force and effect and the manager is obligated to and is paying the costs of tax premiums and (iii) the manager is collecting ongoing tax reserve deposits for the cost of tax premiums, the borrowers are not required to make monthly deposits into the tax reserve. If any of the foregoing conditions are not met, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $64,608).
(3)	Provided that (i) no event of default has occurred and is continuing, (ii) the management agreement is in full force and effect and the manager is obligated to and is paying the costs of insurance premiums and (iii) the manager is collecting ongoing insurance reserve deposits for the cost of insurance premiums, the borrowers are not required to make monthly deposits into the insurance reserve. If any of the foregoing conditions are not met, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.
(4)	Provided that (i) no event of default has occurred and is continuing, (ii) the management agreement is in full force and effect and the manager is obligated to and is disbursing funds from operation of the Four Seasons Hotel Seattle property to pay the costs of any work related to FF&E and (iii) the manager is collecting ongoing reserve deposits for the cost of FF&E, the borrowers are not required to make monthly deposits into the FF&E reserve. If any of the foregoing conditions are not met, the borrowers are required to deposit into the FF&E reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below) and (ii) the amount of the deposit (if any) then required by the franchisor or manager, as applicable, on account of FF&E under the franchise or management agreement, as applicable. (“FF&E Payment”) means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (x) the annual gross revenues for the hotel-related operations at the Four Seasons Hotel Seattle property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Four Seasons Hotel Seattle property for the calendar year in which such monthly payment occurs as set forth in the then-current approved annual budget; provided that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Hospitality – Full Service 99 Union Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 11 Four Seasons Hotel Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 36.0% 1.62x 16.6%

The following table presents certain information relating to the 2023 demand analysis with respect to the hospitality operations at the Four Seasons Hotel Seattle property based on market segmentation, as provided by the appraisal report for the Four Seasons Hotel Seattle property:

Demand Segmentation (1)
Property	Rooms	Transient	Meeting & Group
Four Seasons Hotel Seattle	147	74.5%	25.5%
(1)	Source: Appraisal.

The following table presents certain information relating to the current and historical occupancy, ADR and RevPAR at the Four Seasons Hotel Seattle property and its competitors:

Occupancy, ADR, RevPAR(1)
	Four Seasons Hotel Seattle(2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	37.4%	$788.66	$295.34	33.3%	$223.65	$74.53	112.4%	352.6%	396.3%
2022	64.8%	$675.82	$437.65	61.5%	$268.47	$164.99	105.4%	251.7%	265.3%
2023	69.8%	$657.09	$458.94	65.5%	$275.27	$180.28	106.6%	238.7%	254.6%
TTM 8/31/2024	72.5%	$649.91	$471.16	69.5%	$277.90	$193.04	104.4%	233.9%	244.1%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Four Seasons Hotel Seattle property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Four Seasons Hotel Seattle property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Fairmont Olympic Hotel, Hotel 1000, LXR Hotels & Resorts Seattle, Kimpton Hotel Monaco Seattle Downtown, W Hotel Seattle, Grand Hyatt Seattle, and Inn at the Market.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Hospitality – Full Service 99 Union Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 11 Four Seasons Hotel Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 36.0% 1.62x 16.6%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Four Seasons Hotel Seattle property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 8/31/2024	UW	UW Per Room(1)
Occupancy (%)	20.18%	37.45%	64.76%	69.84%	72.50%	72.50%
ADR	$550.32	$788.66	$675.82	$657.09	$649.91	$649.91
RevPar	$111.05	$295.34	$437.65	$458.94	$471.16	$471.16

Rooms Revenue	$5,958,363	$15,846,513	$23,482,000	$24,624,267	$25,349,100	$25,279,840	$171,972
Food & Beverage Revenue	4,183,072	8,070,036	13,521,221	15,146,774	15,261,100	15,219,403	103,533
Spa Revenue	550,355	1,184,799	1,959,835	2,529,867	2,623,300	2,616,133	17,797
Retail Revenue	250,979	237,777	235,869	262,540	260,084	205,358	1,397
Other Revenue(2)	597,123	852,999	1,306,798	1,315,198	1,297,200	1,293,656	8,800
Total Revenue	$11,539,892	$26,192,124	$40,505,722	$43,878,646	$44,790,784	$44,614,389	$303,499

Rooms Expense	$2,663,463	$3,155,328	$6,100,512	$6,725,340	$7,108,200	$7,088,779	$48,223
Food & Beverage Expense	4,365,456	5,384,785	10,664,524	12,591,075	13,044,700	13,009,059	88,497
Spa Expense	561,713	713,386	1,371,859	1,753,504	1,849,300	1,844,247	12,546
Retail Expense	63,179	78,051	75,498	51,733	47,144	47,144	321
Other Departmental Expenses(3)	259,768	149,827	399,903	444,941	402,500	401,400	2,731
Departmental Expenses	$7,913,580	$9,481,377	$18,612,296	$21,566,594	$22,451,844	$22,390,629	$152,317

Departmental Profit	$3,626,313	$16,710,746	$21,893,426	$22,312,052	$22,338,940	$22,223,760	$151,182

Management Fee	$267,157	$818,167	$1,545,825	$1,437,861	$1,444,800	$1,486,967	$10,115
Marketing and Franchise Fee	1,825,478	1,968,962	2,870,997	3,239,577	3,269,300	3,256,425	22,153
Other Undistributed Expenses(4)	5,178,368	5,565,362	7,558,665	8,590,814	8,575,300	8,541,529	58,106
Total Undistributed Expenses	$7,271,003	$8,352,491	$11,975,487	$13,268,252	$13,289,400	$13,284,921	$90,374

Real Estate Taxes	$639,981	$745,457	$570,972	$602,130	$694,800	$717,034	$4,878
Property Insurance	322,537	421,065	405,126	478,359	500,700	508,822	3,461
Other Fixed Expense(5)	150,464	276,750	379,552	430,521	422,100	422,800	2,876
Net Operating Income	($4,757,672)	$6,914,984	$8,562,290	$7,532,790	$7,431,940	$7,290,183	$49,593

FF&E	$533,864	$1,237,358	$1,913,347	$2,077,316	$2,119,200	$2,089,645	$14,215
Net Cash Flow	($5,291,536)	$5,677,626	$6,648,943	$5,455,473	$5,312,740	$5,200,538	$35,378

NCF DSCR	(1.65)x	1.77x	2.07x	1.70x	1.66x	1.62x
NOI Debt Yield	(10.8)%	15.7%	19.5%	17.1%	16.9%	16.6%
(1)	UW Per Room is based on 147 rooms.
(2)	Other Revenue consists of all other operational departments in the hotel including retail (sundry & flowers), telecommunications, and a la carte services such as limousine and garage.
(3)	Other Departmental Expenses consist of expenses generated for all other operational departments in the hotel including retail (sundry and flowers), telecommunications, and a la carte services (limousine and garage).
(4)	Other Undistributed Expenses consist of administrative and general expenses, operations and maintenance, heat, power and light expenses and informational and telecommunication expenses.
(5)	Other Fixed Expense is comprised of equipment leases and business and occupation tax.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Hospitality – Full Service 99 Union Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 11 Four Seasons Hotel Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 36.0% 1.62x 16.6%

According to the appraisal, the Four Seasons Hotel Seattle property had an “as-is” appraised value of $122,100,000 as of July 29, 2024. The table below shows the appraisal’s “as-is” conclusions.

Four Seasons Hotel Seattle(1)
Property	Appraised Value	Capitalization Rate
Four Seasons Hotel Seattle	$122,100,000	6.50%
(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for the Four Seasons Hotel Seattle property:

Competitive Set(1)
Property	Number of Rooms	Year Built	Estimated 2023 Occupancy	Estimated 2023 ADR	Estimated 2023 RevPAR
Four Seasons Hotel Seattle(2)	147	2009	69.80%	$657.09	$458.94
Fairmont Olympic Hotel	450	1924	65.0% - 70.0%	$300 - $305	$200 - $205
Hotel 1000, LXR Hotels & Resorts Seattle	120	2006	60.0% - 65.0%	$320 - $325	$200 - $205
Kimpton Hotel Monaco Seattle Downtown	189	1997	70.0% - 75.0%	$220 - $225	$155 - $160
W Hotel Seattle	424	1999	60.0% - 65.0%	$305 - $310	$190 - $195
Grand Hyatt Seattle	457	2001	65.0% - 70.0%	$225 - $230	$145 - $150
Inn at the Market	79	1985	60.0% - 65.0%	$315 - $320	$195 - $200
Total Avg. Competitive Set(3)			65.8%	$307.18	$202.02
(1)	Source: Appraisal.
(2)	Estimated 2023 Occupancy, Estimated 2023 ADR and Estimated 2023 RevPAR are based on operating statements provided by the borrower dated as of December 31, 2023.
(3)	Excludes the Four Seasons Hotel Seattle property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Mixed Use – Office/Lab 4900-5060 Johnson Drive Pleasanton, CA 94588	Collateral Asset Summary – Loan No. 12 Clorox Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,425,000 47.5% 2.50x 17.0%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type - Subtype:	Mixed Use – Office/Lab
Borrower Sponsor(s):	SFF Realty Fund IV, L.P.	Collateral:	Fee
Borrower(s):	SFF Clorox Center LLC	Location:	Pleasanton, CA
Original Balance:	$40,425,000	Year Built / Renovated:	1997, 2016 / NAP
Cut-off Date Balance:	$40,425,000	Property Management:	Cushman & Wakefield U.S., Inc.
% by Initial UPB:	3.9%	Size:	357,338 SF
Interest Rate:	6.26000%	Appraised Value / Per SF:	$85,100,000 / $238
Note Date:	August 12, 2024	Appraisal Date:	April 15, 2024
Original Term:	60 months	Occupancy:	100.0% (as of November 6, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$6,877,529
Interest Only Period:	60 months	Underwritten NCF:	$6,423,710
First Payment Date:	October 6, 2024
Maturity Date:	September 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(1):	$6,999,770 (December 31, 2022)
Additional Debt Balance:	NAP	2021 NOI:	$6,919,480
Call Protection:	L(26),D(30),O(4)	2020 NOI:	$6,819,596
Lockbox / Cash Management:	Hard / Springing	2019 NOI:	$6,722,425

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$113
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$113
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	47.5%
Replacement Reserves:	$0	Springing	$142,935	Maturity Date LTV:	47.5%
TI/LC:	$0	Springing	$1,072,014	UW NOI DY:	17.0%
				UW NCF DSCR:	2.50x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,425,000	54.5%	Purchase Price	$73,500,000	99.1%
Borrower Sponsor Equity	33,769,341	45.5	Closing Costs	694,341	0.9
Total Sources	$74,194,341	100.0%	Total Uses	$74,191,341	100.0%
(1)	The Clorox Center property was acquired by the borrower in January 2024, and the Clorox Center mortgage loan was used to recapitalize the borrower following the acquisition. The seller did not provide the borrower with 2023 financial statements. The borrower did not provide post-acquisition financial statements at the time the mortgage loan was originated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Mixed Use – Office/Lab 4900-5060 Johnson Drive Pleasanton, CA 94588	Collateral Asset Summary – Loan No. 12 Clorox Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,425,000 47.5% 2.50x 17.0%

The following table presents certain information relating to the sole tenant at the Clorox Center property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Clorox	Baa1/BBB+/NR	357,338	100.0%	$7,589,079	$21.24	100.0%	3/17/2031	N	3 x 5 Yr(2)
Total Occupied		357,338	100.0%	$7,589,079	$21.24	100.0%
Vacant		0	0.0
Total		357,338	100.0%
(1)	Based on the underwritten rent roll dated November 6, 2024 inclusive of $274,635 of straight-line average of rent steps over the loan term.
(2)	Clorox has three 5-year renewal options at fair market rent.

The following table presents certain information relating to the lease rollover schedule at the Clorox Center property:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	357,338	100.0	100.0%	7,589,079	100.0	$21.24	1
2032	0	0.0	100.0%	0	0.0	$0.00	0
2033	0	0.0	100.0%	0	0.0	$0.00	0
2034	0	0.0	100.0%	0	0.0	$0.00	0
2035 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	357,338	100.0%	100.0%	$7,589,079	100.0%	$21.24	1
(1)	Based on the underwritten rent roll dated November 6, 2024 inclusive of $274,635 of straight-line average of rent steps over the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Mixed Use – Office/Lab 4900-5060 Johnson Drive Pleasanton, CA 94588	Collateral Asset Summary – Loan No. 12 Clorox Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,425,000 47.5% 2.50x 17.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Clorox Center property:

Cash Flow Analysis(1)(2)
	2019	2020	2021	2022(3)	U/W	U/W Per SF
Base Rent	$6,768,399	$6,869,925	$6,972,974	$7,077,568	$7,314,444	$20.47
Credit Tenant Rent Step(4)	0	0	0	0	274,635	$0.77
Gross Potential Rent	$6,768,399	$6,869,925	$6,972,974	$7,077,568	$7,589,079	$21.24
Reimbursements	486,002	546,574	637,800	737,257	1,704,549	$4.77
Total Gross Income	$7,254,401	$7,416,499	$7,610,774	$7,814,825	$9,293,628	$26.01
(Vacancy / Credit Loss)	0	0	0	0	(464,681)	($1.30)
Effective Gross Income	$7,254,401	$7,416,499	$7,610,774	$7,814,825	$8,828,946	$24.71
Management Fee	50,000	50,000	50,000	50,000	264,868	$0.74
Real Estate Taxes	0	0	0	0	870,575	$2.44
Insurance	392,739	466,774	541,250	621,201	703,556	$1.97
General and Administrative	6,479	4,457	7,689	19,692	7,610	$0.02
Repairs and Maintenance	14,500	14,500	15,055	15,055	16,092	$0.05
Association Fee	52,498	51,676	62,423	83,001	88,716	$0.25
Other Expenses	15,761	9,496	14,877	26,106	0	$0.00
Total Expenses	$531,976	$596,903	$691,294	$815,055	$1,951,417	$5.46

Net Operating Income	$6,722,425	$6,819,596	$6,919,480	$6,999,770	$6,877,529	$19.25
Capital Expenditures	0	0	0	0	96,481	$0.27
TI/LC	0	0	0	0	357,338	$1.00
Net Cash Flow	$6,722,425	$6,819,596	$6,919,480	$6,999,770	$6,423,710	$17.9

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	95.0%(5)
NCF DSCR	2.62x	2.66x	2.70x	2.73x	2.50x
NOI Debt Yield	16.6%	16.9%	17.1%	17.3%	17.0%
(1)	Based on the underwritten rent roll dated November 6, 2024.
(2)	The Clorox lease is NNN and the tenant is responsible for either paying expenses directly or reimbursing expenses fully, apart from management fees. In lieu of management fee recoveries, the tenant reimburses $18,000 annually for “admin” expenses which is captured in the lender’s underwriting.
(3)	The Clorox Center property was acquired by the borrower in January 2024, and the Clorox Center mortgage loan was used to recapitalize the borrower following the acquisition. The seller did not provide the borrower with 2023 financial statements. The borrower did not provide post-acquisition financial statements at the time the mortgage loan was originated.
(4)	Inclusive of straight-lined rent steps over the loan term.
(5)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Retail – Showroom 349 and 351 Peachtree Hills Avenue Northeast Atlanta, Georgia 30305	Collateral Asset Summary – Loan No. 13 Atlanta Decorative Arts Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 62.5% 1.97x 14.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail - Showroom
Borrower Sponsor(s)(1):	BREP VIII and BTO Fund	Collateral:	Fee
Borrower(s):	BRE IMC ADAC LLC	Location:	Atlanta, GA
Original Balance(2):	$36,000,000	Year Built / Renovated:	1961 / 1981
Cut-off Date Balance(2):	$36,000,000	Property Management:	BRE IMC ADAC Manager LLC
% by Initial UPB:	3.4%	Size:	419,711 SF
Interest Rate:	6.52000%	Appraised Value / Per SF:	$96,000,000 / $229
Note Date:	October 4, 2024	Appraisal Date:	August 22, 2024
Original Term:	60 months	Occupancy:	88.2% (as of June 30, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	88.4%
Original Amortization:	NAP	Underwritten NOI:	$8,504,509
Interest Only Period:	60 months	Underwritten NCF:	$7,807,122
First Payment Date:	November 9, 2024
Maturity Date:	October 9, 2029	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$7,870,511 (TTM August 31, 2024)
Additional Debt Balance(2):	$24,000,000	2023 NOI:	$7,869,722
Call Protection:	YM0.5(25),DorYM0.5(28),O(7)	2022 NOI:	$7,758,635
Lockbox / Cash Management:	Hard / Springing	2021 NOI:	$7,365,190

Reserves				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$143
Taxes(3):	$0	Springing	NAP	Maturity Date Loan / SF:	$143
Insurance(3):	$0	Springing	NAP	Cut-off Date LTV:	62.5%
TI / LC(3):	$0	Springing	$314,783	Maturity Date LTV:	62.5%
Unfunded Obligations Reserve:	$347,174	$0	$0	UW NOI DY:	14.2%
				UW NCF DSCR:	1.97x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$60,000,000	100.0%	Loan Payoff:	$33,961,532	56.6%
			Return of Equity:	23,650,236	39.4
			Closing Costs:	2,041,058	3.4
			Upfront Reserves:	347,174	0.6
Total Sources:	$60,000,000	100.0%	Total Uses:	$60,000,000	100.0%
(1)	The non-recourse carveout guarantor is Blackstone IMC Holdings - Q L.L.C. The guarantor’s aggregate liability for bankruptcy events is capped at 40% of the outstanding principal balance of the related whole loan at the time the first such event occurs. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.
(2)	The Atlanta Decorative Arts Center mortgage loan is part of the Atlanta Decorative Arts Center whole loan with an original aggregate principal balance of $60,000,000 (the “Atlanta Decorative Arts Center Whole Loan”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI DY, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the Atlanta Decorative Arts Center Whole Loan. In addition, future mezzanine debt may be incurred as set forth in the Preliminary Prospectus under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.
(3)	The borrower is not obligated to fund into the tax, insurance, or TI / LC reserves unless one of the following occurs: (i) an event of default under the Atlanta Decorative Arts Center Whole Loan, (ii) a mezzanine loan default (if future mezzanine debt is incurred), (iii) any bankruptcy or similar insolvency event of borrower, or (iv) the debt service coverage ratio for the Atlanta Decorative Arts Center Whole Loan falls below 1.25x for two consecutive calendar quarters. Upon occurrence of any one of these events, the borrower is required to deposit (i) into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period,(ii) into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies so long as an acceptable blanket insurance policy is not in place and (iii) into a TI / LC reserve, on a monthly basis, an amount equal to $26,232 subject to a cap of $314,783.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Retail – Showroom 349 and 351 Peachtree Hills Avenue Northeast Atlanta, Georgia 30305	Collateral Asset Summary – Loan No. 13 Atlanta Decorative Arts Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 62.5% 1.97x 14.2%

The table below identifies the promissory notes that comprise the Atlanta Decorative Arts Center Whole Loan. The relationship between the holders of the Atlanta Decorative Arts Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Atlanta Decorative Arts Center Whole Loan will be serviced pursuant to the Benchmark 2024-V11 pooling and servicing agreement. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$36,000,000	$36,000,000	Benchmark 2024-V11	Yes
A-2	$24,000,000	$24,000,000	WFBNA(1)	No
Whole Loan	$60,000,000	$60,000,000
(1)	Expected to be contributed to one or more future securitizations.

The following table presents certain information relating to the largest tenants at the Atlanta Decorative Arts Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent(2)	% U/W Base Rent(2)	U/W Base Rent Per SF(2)	Lease Expiration	Termination Option (Y/N)	Renewal Option
Major Tenants
Ainsworth-Noah & Associates	NR/NR/NR	33,390	8.0%	$768,948	5.9%	$23.03	1/31/2027	N	None
Jerry Pair & Associates, Inc.	NR/NR/NR	19,784	4.7%	$711,468	5.5%	$35.96	12/31/2026	N	None
Earnest Gaspard & Associates	NR/NR/NR	15,750	3.8%	$398,448	3.1%	$25.30	6/30/2025	N	None
Donohue & Travis, Inc.	NR/NR/NR	14,012	3.3%	$471,946	3.6%	$33.68	5/31/2025	N	1 x 5 Yr
Paul + Inc dba Paul +	NR/NR/NR	13,714	3.3%	$484,932	3.7%	$35.36	4/30/2032	N	None
Baker Interiors Furniture Co	NR/NR/NR	11,758	2.8%	$401,679	3.1%	$34.16	1/31/2029	N	None
Total/Wtd. Avg.		108,408	25.8%	$3,237,420	24.9%	$29.86
Non-Major Tenants		261,897	62.4%	$9,785,482	75.1%	$37.36
Occupied Collateral Total		370,305	88.2%	$13,022,903	100.0%	$35.17
Vacant Space		49,406	11.8%
Total		419,711	100.0%
(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	U/W Base Rent, % of U/W Base Rent and U/W Base Rent Per SF includes contractual rent steps through September 2025 totaling $370,933.

The following table presents certain information relating to the lease rollover schedule at the Atlanta Decorative Arts Center Property, based on initial lease expiration date:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(3)	% of Total U/W Base Rent(3)	U/W Base Rent $ per SF(3)	# of Expiring Leases
2024	10,468	2.5%	2.5%	$376,728	2.9%	$35.99	3
2025	73,287	17.5%	20.0%	$2,514,693	19.3%	$34.31	18
2026	61,945	14.8%	34.7%	$2,209,680	17.0%	$35.67	15
2027	64,811	15.4%	50.2%	$1,896,643	14.6%	$29.26	14
2028	62,664	14.9%	65.1%	$2,529,879	19.4%	$40.37	12
2029	39,118	9.3%	74.4%	$1,516,851	11.6%	$38.78	10
2030	19,013	4.5%	78.9%	$628,260	4.8%	$33.04	3
2031	19,565	4.7%	83.6%	$631,754	4.9%	$32.29	3
2032	17,296	4.1%	87.7%	$630,624	4.8%	$36.46	3
2033	0	0.0%	87.7%	$0	0.0%	$0.00	0
2034	2,138	0.5%	88.2%	$87,792	0.7%	$41.06	1
2035 & Thereafter	0	0.0%	88.2%	$0	0.0%	$0.00	0
Vacant	49,406	11.8%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	419,711	100.0%	100.0%	$13,022,903	100.0%	$35.17	82
(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent $ per SF include contractual rent steps through September 2025 totaling $370,933.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Retail – Showroom 349 and 351 Peachtree Hills Avenue Northeast Atlanta, Georgia 30305	Collateral Asset Summary – Loan No. 13 Atlanta Decorative Arts Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 62.5% 1.97x 14.2%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atlanta Decorative Arts Center Property:

Cash Flow Analysis
	2021	2022	2023	TTM 8/31/2024	UW	UW PSF
Base Rent(1)	$11,229,265	$11,910,904	$12,230,862	$12,307,200	$13,022,903	$31.03
Potential Income from Vacant Space(2)	0	0	0	0	1,721,341	4.10
Gross Potential Income	$11,229,265	$11,910,904	$12,230,862	$12,307,200	$14,744,244	$35.13
Other Income(3)	64,810	146,788	114,272	127,380	127,380	0.30
Total Recoveries	38,280	46,491	35,223	32,713	32,713	0.08
Net Rental Income	$11,332,355	$12,104,183	$12,380,357	$12,467,293	$14,904,337	$35.51
Economic Vacancy & Credit Loss	0	0	0	0	(1,721,341)	(4.10)
Effective Gross Income	$11,332,355	$12,104,183	$12,380,357	$12,467,293	$13,182,996	$31.41

Real Estate Taxes	920,227	1,028,671	986,783	993,188	993,188	2.37
Insurance	80,070	60,913	66,214	80,983	134,060	0.32
Management Fee	453,294	484,167	495,214	498,692	527,320	1.26
Other Operating Expenses(4)	2,513,574	2,771,796	2,962,424	3,023,919	3,023,919	7.20
Total Operating Expenses	$3,967,165	$4,345,548	$4,510,635	$4,596,782	$4,678,487	$11.15

Net Operating Income	$7,365,190	$7,758,635	$7,869,722	$7,870,511	$8,504,509	$20.26
Replacement Reserves	0	0	0	0	305,779	0.73
TI/LC	0	0	0	0	391,608	0.93
Net Cash Flow	$7,365,190	$7,758,635	$7,869,722	$7,870,511	$7,807,122	$18.60

Occupancy %	89.3%	89.2%	89.9%	89.6%	88.2%(2)
NOI DSCR(5)	1.86x	1.96x	1.98x	1.98x	2.14x
NCF DSCR(5)	1.86x	1.96x	1.98x	1.98x	1.97x
NOI Debt Yield(5)	12.3%	12.9%	13.1%	13.1%	14.2%
NCF Debt Yield(5)	12.3%	12.9%	13.1%	13.1%	13.0%
(1)	UW Base Rent includes contractual rent steps through September 2025 totaling $370,933.
(2)	The underwritten economic vacancy is 11.6%. The Atlanta Decorative Arts Center Property was 88.2% occupied as of June 30, 2024.
(3)	Other Income is generated by sponsorships, including tenant advertising on walls/elevators/floors and sales of insert advertisements in market guides.
(4)	Other Operating Expenses includes repairs and maintenance, and general and administrative expenses.
(5)	Debt service coverage ratios and debt yields are based on the Atlanta Decorative Arts Center Whole Loan.

According to the appraisal, the Atlanta Decorative Arts Center Property had an “as-is” appraised value of $96,000,000 as of August 22, 2024, as shown in the table below.

Appraised Value(1)
Property	Value	Capitalization Rate
Atlanta Decorative Arts Center	$96,000,000	8.50%
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Atlanta Decorative Arts Center Property:

Market Rent Conclusion(1)
	ADAC - Anchor	ADAC - Major	ADAC - Inline	ADAC West	Restaurant
Market Rent (PSF)	$22.50	$30.00	$36.50	$36.50	$30.00
Lease Term (Years)	10	10	5	5	10
Lease Type (Reimbursements)	Gross	Gross	Gross	Gross	Net
Tenant Improvements (New/Renewal)	$5 / $1	$5 / $1	$5 / $1	$5 / $1	$25 / $5
Leasing Commissions (New/Renewal)	0% / 0%	0% / 0%	0% / 0%	0% / 0%	0% / 0%
Rent Increase Projection	4.00%/Year	4.00%/Year	4.00%/Year	4.00%/Year	4.00%/Year
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Office – Suburban 1 Baxter Way Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 14 One Westlake	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,100,000 59.1% 2.03x 15.5%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Office – Suburban
Borrower Sponsor(s):	Kennedy-Wilson Holdings, Inc.	Collateral:	Fee
Borrower(s):	One Baxter Way, L.P.	Location:	Westlake Village, CA
Original Balance:	$33,100,000	Year Built / Renovated:	1982 / 2020
Cut-off Date Balance:	$33,100,000	Property Management:	KW CIG Management Services, LLC
% by Initial UPB:	3.2%	Size:	341,207 SF
Interest Rate:	6.80200%	Appraised Value / Per SF:	$56,000,000 / $164
Note Date:	October 3, 2024	Appraisal Date:	July 25, 2024
Original Term:	60 months	Occupancy:	87.2% (as of September 25, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	88.4%
Original Amortization:	NAP	Underwritten NOI(1):	$5,114,034
Interest Only Period:	60 months	Underwritten NCF:	$4,628,619
First Payment Date:	November 6, 2024
Maturity Date:	October 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$2,190,247 (TTM August 31, 2024)
Additional Debt Balance:	NAP	2023 NOI(1):	$2,235,278
Call Protection:	L(25),D(28),O(7)	2022 NOI(2):	$1,221,002
Lockbox / Cash Management:	Hard / Springing	2021 NOI(2):	$2,176,480

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$97
Taxes:	$144,200	$102,406	NAP	Maturity Date Loan Per SF:	$97
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$7,108	$255,905	Maturity Date LTV:	59.1%
TI/LC:	$3,200,000	$28,434	$5,000,000	UW NOI DY:	15.5%
Unfunded Obligations:	$2,925,227	$0	NAP	UW NCF DSCR:	2.03x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,100,000	100.0%	Loan Payoff	$22,197,234	67.1%
			Upfront Reserves	6,269,427	18.9
			Principal Equity Distribution	3,407,666	10.3
			Closing Costs	1,225,673	3.7
Total Sources	$33,100,000	100.0%	Total Uses	$33,100,000	100.0%
(1)	Underwritten NOI is greater than Most Recent NOI and 2023 NOI as a result of recent lease-up at the property and the burning off of lease concessions.
(2)	2022 NOI decreased from 2021 NOI as a result of (a) concessions and (b) higher real estate taxes and utilities expenses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Office – Suburban 1 Baxter Way Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 14 One Westlake	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,100,000 59.1% 2.03x 15.5%

The following table presents certain information relating to the major tenants at the One Westlake property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P /Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Amerihome(2)	NR/NR/NR	80,671	23.6%	$37.08	$2,991,281	30.2%	8/31/2026	N	1 x 5 Yr
Dole Package Foods(2)(3)	Ba3/BB/NR	39,253	11.5	$31.83	1,249,244	12.6	7/31/2033	Y	1 x 5 Yr
Anchor Nationwide Loans	NR/NR/NR	25,956	7.6	$35.79	928,996	9.4	6/30/2026	N	1 x 5 Yr
National Veterinary Associates(4)	NR/NR/NR	27,070	7.9	$32.16	870,571	8.8	11/30/2033	Y	1 x 5 Yr
VS Media	NR/NR/NR	23,696	6.9	$32.16	762,063	7.7	3/31/2030	N	1 x 5 Yr
GSA - National Parks(5)	NR/NR/NR	21,134	6.2	$31.50	665,796	6.7	3/12/2034	Y	1 x 5 Yr
Jafra	NR/NR/NR	20,995	6.2	$31.19	654,844	6.6	6/30/2028	N	1 x 5 Yr
Blend Insurance(6)	NR/NR/NR	15,254	4.5	$36.17	551,727	5.6	5/31/2028	Y	1 x 5 Yr
Dignified Home Loans	NR/NR/NR	8,796	2.6	$31.47	276,815	2.8	5/31/2025	N	1 x 3 Yr
Input 1	NR/NR/NR	8,231	2.4	$33.10	272,447	2.7	2/28/2029	N	1 x 5 Yr
Largest Tenants		271,056	79.4%	$34.03	$9,223,783	93.0%
Remaining Occupied		26,517	7.8	$26.19	694,596	7.0
Total Occupied		297,573	87.2%	$33.33	$9,918,379	100.0%
Vacant		43,634	12.8
Total		341,207	100.0%

(1)	Based on the underwritten rent roll dated September 25, 2024.
(2)	Amerihome and Dole Package Foods each have two leases at the One Westlake property.
(3)	Dole Package Foods has a one-time option to terminate its lease effective as of December 31, 2031 with payment of a termination fee. Dole Package Foods is currently building out its space and is expected to take occupancy in January 2025. We cannot assure you whether such tenant will take occupancy as expected or at all.
(4)	National Veterinary Associates has an ongoing option to terminate its lease for its entire space or any portion thereof effective as of November 30, 2028 with payment of a termination fee.
(5)	GSA - National Parks has a one-time option to terminate its lease effective as of March 13, 2029 with payment of a termination fee.
(6)	Blend Insurance has a one-time option to terminate its lease effective as of October 8, 2025 with payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the One Westlake property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	8,796	2.6	2.6%	276,815	2.8	$31.47	1
2026	106,627	31.2	33.8%	3,920,277	39.5	$36.77	2
2027	8,278	2.4	36.3%	265,940	2.7	$32.13	1
2028	36,249	10.6	46.9%	1,206,571	12.2	$33.29	2
2029	8,231	2.4	49.3%	272,447	2.7	$33.10	1
2030	23,696	6.9	56.2%	762,063	7.7	$32.16	1
2031	5,308	1.6	57.8%	179,074	1.8	$33.74	1
2032	0	0.0	57.8%	0	0.0	$0.00	0
2033	73,286	21.5	79.3%	2,369,397	23.9	$32.33	3
2034	21,134	6.2	85.5%	665,796	6.7	$31.50	1
2035 & Thereafter	5,968	1.7	87.2%	0	0.0	$0.00	2
Vacant	43,634	12.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	341,207	100.0%		$9,918,379	100.0%	$33.33	15
(1)	Based on the underwritten rent roll dated September 25, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Office – Suburban 1 Baxter Way Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 14 One Westlake	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,100,000 59.1% 2.03x 15.5%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the One Westlake property:

Cash Flow Analysis(1)
	2022	2023	August 2024 TTM	U/W	U/W Per SF
Base Rent	$6,274,354	$7,377,948	$8,567,372	$9,913,232	$29.05
Reimbursements	111,566	496,916	451,315	311,761	$0.91
Parking Income	85,229	163,923	224,474	182,400	$0.53
Other Income(2)	104,986	164,047	71,234	1,382,850	$4.05
Potential Gross Revenue	$6,576,134	$8,202,835	$9,314,396	$11,790,243	$34.55
(Vacancy/Credit Loss)	0	0	0	(1,363,999)	($4.00)
Concessions	(859,577)	(1,104,630)	(1,872,589)	0	$0.00
Effective Gross Income	$5,716,557	$7,098,204	$7,441,806	$10,426,244	$30.56
Real Estate Taxes	1,006,810	1,151,502	1,385,844	1,337,159	$3.92
Insurance	233,580	254,121	268,293	199,657	$0.59
Utilities	921,625	931,626	1,019,370	955,955	$2.80
Repairs & Maintenance	994,782	978,514	916,948	1,020,678	$2.99
Management Fee	122,371	137,054	159,556	208,525	$0.61
Payroll	634,876	714,178	769,483	756,520	$2.22
Other Expenses(3)	581,511	695,931	732,065	833,716	$2.44
Total Expenses	$4,495,555	$4,862,927	$5,251,559	$5,312,210	$15.57
Net Operating Income(4)	$1,221,002	$2,235,278	$2,190,247	$5,114,034	$14.99
Replacement Reserves	0	0	0	85,302	$0.25
TI/LC	0	0	0	400,114	$1.17
Net Cash Flow	$1,221,002	$2,235,278	$2,190,247	$4,628,619	$13.57

Occupancy (%)	59.2%	77.6%	83.8%	88.4%(5)
NCF DSCR	0.53x	0.98x	0.96x	2.03x
NOI Debt Yield	3.7%	6.8%	6.6%	15.5%
(1)	Based on the underwritten rent roll dated September 25, 2024.
(2)	Other Income includes credit tenant rent steps and market revenue from vacant tenants
(3)	Other Expenses include janitorial and general and administrative costs.
(4)	U/W Net Operating Income is greater than August 2024 TTM Net Operating Income and 2023 Net Operating Income as a result of recent lease-up at the property and the burning off of lease concessions.
(5)	Based on underwritten economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Office – CBD 14221 North Dallas Parkway Dallas, TX 75254	Collateral Asset Summary – Loan No. 15 International Plaza II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,330,000 63.1% 1.77x 14.0%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type - Subtype:	Office - CBD
Borrower Sponsor(s):	Shorenstein Investment Advisors	Collateral:	Fee
Borrower(s):	IP2 Owner, L.P. and IP2 TRS, L.P.	Location:	Dallas, TX
Original Balance(1):	$31,330,000	Year Built / Renovated:	2000 / 2020
Cut-off Date Balance(1):	$31,330,000	Property Management:	Shorenstein Realty Services, L.P.
% by Initial UPB:	3.0%	Size:	388,430 SF
Interest Rate:	7.43000%	Appraised Value / Per SF:	$124,200,000 / $320
Note Date:	September 13, 2024	Appraisal Date:	August 19, 2024
Original Term:	60 months	Occupancy(2):	93.5% (as of August 2, 2024)
Amortization:	Interest Only	UW Economic Occupancy:	94.8%
Original Amortization:	NAP	Underwritten NOI(2):	$10,939,154
Interest Only Period:	60 months	Underwritten NCF:	$10,473,038
First Payment Date:	November 1, 2024
Maturity Date:	October 1, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$8,904,501 (TTM June 30, 2024)
Additional Debt Balance(1):	$46,995,000	2023 NOI:	$6,373,807
Call Protection:	L(24),YM1(30),O(6)	2022 NOI(2):	$5,777,003
Lockbox / Cash Management:	Hard / Springing	2021 NOI(2):	($571,647)

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$202
Taxes:	$1,750,081	$171,577	NAP	Maturity Date Loan Per SF:	$202
Insurance:	$0	Springing(3)	NAP	Cut-off Date LTV:	63.1%
Replacement Reserve:	$8,092	$8,092	$291,322	Maturity Date LTV:	63.1%
TI/LC Reserve:	$16,185	$16,185	$582,645	UW NOI DY:	14.0%
Free Rent Reserve:	$1,714,536	$0	NAP	UW NCF DSCR:	1.77x
Outstanding TI Reserve	$480,748	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$78,325,000	62.1%	Purchase Price(4)	$120,500,000	95.5%
Borrower Sponsor Equity(4)	47,901,898	37.9	Upfront Reserves	3,969,642	3.1
			Closing Costs	1,757,256	1.4
Total Sources	$126,226,898	100.0%	Total Uses	$126,226,898	100.0%
(1)	The International Plaza II mortgage loan (the “International Plaza II Mortgage Loan”) is part of a whole loan (the “International Plaza II Whole Loan”), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $78,325,000. The Cut-off Date Loan Per SF, Maturity Date Loan Per SF, UW NOI DY, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV presented above are based on the International Plaza II Whole Loan.
(2)	The increase from 2021 NOI to Underwritten NOI is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the International Plaza II property is included in a blanket policy approved by the lender in its reasonable discretion.
(4)	Purchase Price and Borrower Sponsor Equity Contribution are inclusive of certain prorations and seller credits for outstanding obligations, accrued expenses and prepaid rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Office – CBD 14221 North Dallas Parkway Dallas, TX 75254	Collateral Asset Summary – Loan No. 15 International Plaza II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,330,000 63.1% 1.77x 14.0%

The table below identifies the promissory notes that comprise the International Plaza II Whole Loan. The International Plaza II Mortgage Loan is evidenced by the non-controlling Note A-3, with an original principal balance of $31,330,000. The relationship between the holders of the International Plaza II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The International Plaza II Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$21,995,000	$21,995,000	JPMCB	No
A-3	$31,330,000	$31,330,000	Benchmark 2024-V11	No
Whole Loan	$78,325,000	$78,325,000
(1)	Expected to be contributed to one or more future securitization trusts.

The following table presents certain information relating to the major tenants at the International Plaza II property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P /Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent	UW Base Rent Per SF	% of Total UW Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Trinity Industries, Inc.	Ba2/BB+/BB	155,200	40.0%	$4,728,944	$30.47	41.7%	1/31/2037	N	2 x 5 Yr
Interstate Batteries, Inc.	NR/NR/NR	77,435	19.9	$2,361,768	$30.50	20.8%	6/30/2033	N	2 x 5 Yr
Freeman Holding, LLC	NR/NR/NR	65,684	16.9	$2,101,888	$32.00	18.5%	10/31/2035	N	2 x 5 Yr
Forvis, LLP(2)	NR/NR/NR	30,650	7.9	$1,072,750	$35.00	9.5%	1/31/2035	Y	2 x 5 Yr
IMA Financial Group, Inc.	NR/NR/NR	30,650	7.9	$950,150	$31.00	8.4%	6/30/2033	N	1 x 5 Yr
VisionPoint Advisory Group(3)	NR/NR/NR	3,397	0.9	$135,880	$40.00	1.2%	1/31/2032	N	1 x 5 Yr
Total / Wtd. Avg. Occupied		363,016	93.5%	$11,351,380	$31.27	100.0%
Vacant		25,414	6.5
Total		388,430	100.0%
(1)	Based on the underwritten rent roll dated August 2, 2024 and inclusive of contractual rent steps through July 31, 2025.
(2)	Forvis, LLP has (a) a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date and (b) four months of free rent upon its lease commencement in October 2024. We cannot assure you whether the tenant will begin paying rent as expected or at all.
(3)	VisionPoint Advisory Group has six months of free rent through January 2025. We cannot assure you whether the tenant will begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the International Plaza II property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	3,397	0.9%	0.9%	$135,880	1.2%	$40.00	1
2033	108,085	27.8%	28.7%	$3,311,918	29.2%	$30.64	2
2034	0	0.0%	28.7%	$0	0.0%	$0.00	0
2035 & Thereafter	251,534	64.8%	93.5%	$7,903,582	69.6%	$31.42	3
Vacant	25,414	6.5%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	388,430	100.0%		$11,351,380	100.00%	$31.27	6
(1)	Based on the underwritten rent roll dated August 2, 2024 and inclusive of contractual rent steps through July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Office – CBD 14221 North Dallas Parkway Dallas, TX 75254	Collateral Asset Summary – Loan No. 15 International Plaza II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,330,000 63.1% 1.77x 14.0%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the International Plaza II property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM 6/30/2024	UW	UW Per SF
Rents in Place	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$11,351,380	$29.22
Gross-Up Vacant Rent	0	0	0	0	1,030,520	$2.65
Gross Potential Rent	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$12,381,900	$31.88
Reimbursements	2,044,490	3,586,476	5,267,521	6,591,033	7,305,777	$18.81
Total Gross Income	$5,513,420	$10,749,475	$13,958,423	$16,451,416	$19,687,677	$50.69
Parking/Other Rental	22,494	14,997	19,220	19,740	7,638	$0.02
Less Vacancy & Credit Loss	0	0	0	0	(1,030,520)	($2.65)
Effective Gross Income	$5,535,914	$10,764,472	$13,977,644	$16,471,156	$18,664,795	$48.05
Real Estate Taxes	1,751,260	1,254,312	2,251,747	1,949,866	2,058,918	$5.30
Insurance	162,004	153,621	139,182	223,359	175,000	$0.45
Management Fee	30,000	80,522	497,519	461,652	559,944	$1.44
Other Operating Expenses	4,164,297	3,499,014	4,715,389	4,931,778	4,931,778	$12.70
Total Expenses	$6,107,561	$4,987,469	$7,603,837	$7,566,655	$7,725,641	$19.89
Net Operating Income(2)	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,939,154	$28.16
Capital Expenditures	0	0	0	0	77,686	$0.20
TI/LC	0	0	0	0	388,430	$1.00
Net Cash Flow	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,473,038	$26.96

Occupancy (%)(2)	40.0%	67.8%	84.7%	93.5%	94.8%(4)
NCF DSCR(3)	(0.10x)	0.98x	1.08x	1.51x	1.77x
NOI Debt Yield(3)	(0.7%)	7.4%	8.1%	11.4%	14.0%
(1)	Based on the underwritten rent roll dated August 2, 2024 and inclusive of contractual rent steps through July 31, 2025.
(2)	The increase in Net Operating Income and Occupancy (%) from TTM 6/30/2024 to UW is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	DSCR and Debt Yields are based on the International Plaza II Whole Loan.
(4)	Represents UW Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131